EXHIBIT 4.4

EXECUTION COPY

NELL AF S.À.R.L.,
THE GUARANTORS NAMED HEREIN,

THE BANK OF NEW YORK,
as Trustee, Registrar, Paying Agent, Transfer Agent and Listing Agent

ABN AMRO BANK N.V.,
as Security Agent
and
AIB/BNY Fund Management (Ireland) Limited,
as Irish Paying Agent

_________________________________

INDENTURE
Dated as of August 10, 2005
_________________________________

$615,000,000 8-3/8% Senior Notes due 2015

€500,000,000 8-3/8% Senior Notes due 2015

TABLE OF CONTENTS

Page
ARTICLE ONE

DEFINITIONS

SECTION	1.01	DEFINITIONS	1

ARTICLE TWO

THE NOTES

SECTION	2.01	FORM AND DATING	27
SECTION	2.02	EXECUTION AND AUTHENTICATION; AGGREGATE PRINCIPAL AMOUNT	28
SECTION	2.03	REGISTRAR AND PAYING AGENT	29
SECTION	2.04	PAYING AGENT TO HOLD ASSETS IN TRUST	30
SECTION	2.05	HOLDER LISTS	30
SECTION	2.06	TRANSFER AND EXCHANGE	30
SECTION	2.07	REPLACEMENT NOTES	31
SECTION	2.08	OUTSTANDING NOTES	31
SECTION	2.09	TREASURY NOTES	31
SECTION	2.10	[INTENTIONALLY OMITTED]	32
SECTION	2.11	CANCELLATION	32
SECTION	2.12	DEFAULTED INTEREST	32
SECTION	2.13	CUSIP NUMBERS	32
SECTION	2.14	DEPOSIT OF MONEYS	32
SECTION	2.15	BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES	32
SECTION	2.16	TRANSFER AND EXCHANGE OF SECURITIES	33
SECTION	2.17	SPECIAL TRANSFER PROVISIONS	38
SECTION	2.18	ISSUANCE OF ADDITIONAL NOTES	38

ARTICLE THREE

REDEMPTION

SECTION	3.01	NOTICES TO TRUSTEE	38
SECTION	3.02	SELECTION OF NOTES TO BE REDEEMED	39
SECTION	3.03	NOTICE OF REDEMPTION	39
SECTION	3.04	EFFECT OF NOTICE OF REDEMPTION	40
SECTION	3.05	DEPOSIT OF REDEMPTION PRICE	40
SECTION	3.06	NOTES REDEEMED IN PART	40
SECTION	3.07	REDEMPTION FOR TAXATION REASONS	40

ARTICLE FOUR

COVENANTS

SECTION	4.01	PAYMENT OF NOTES	41
SECTION	4.02	MAINTENANCE OF OFFICE OR AGENCY	41
SECTION	4.03	LIMITATION ON RESTRICTED PAYMENTS	41
SECTION	4.04	CORPORATE EXISTENCE	42
SECTION	4.05	PAYMENT OF TAXES AND OTHER CLAIMS	42
SECTION	4.06	MAINTENANCE OF PROPERTIES AND INSURANCE	43
SECTION	4.07	COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT	43
SECTION	4.08	COMPLIANCE WITH LAWS	43
SECTION	4.09	REPORTS TO HOLDERS	43
SECTION	4.10	WAIVER OF STAY, EXTENSION OR USURY LAWS	45
SECTION	4.11	LIMITATIONS ON TRANSACTIONS WITH AFFILIATES	45
SECTION	4.12	LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS	46
SECTION	4.13	LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES	46
SECTION	4.14	CHANGE OF CONTROL	47
SECTION	4.15	LIMITATION ON ASSET SALES	49
SECTION	4.16	PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT	52
SECTION	4.17	LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES	52
SECTION	4.18	LIMITATION ON LIENS	52
SECTION	4.19	ADDITIONAL SUBSIDIARY GUARANTORS	52
SECTION	4.20	CONDUCT OF BUSINESS	53
SECTION	4.21	CAPITAL STOCK OF SUBSIDIARIES	53
SECTION	4.22	WITHHOLDING TAXES	53
SECTION	4.23	IMPAIRMENT OF SECURITY INTEREST	55

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION	5.01	MERGER, CONSOLIDATION AND SALE OF ASSETS	56
SECTION	5.02	SUCCESSOR CORPORATION SUBSTITUTED	57

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION	6.01	EVENTS OF DEFAULT	57
SECTION	6.02	ACCELERATION	58
SECTION	6.03	OTHER REMEDIES	58
SECTION	6.04	WAIVER OF PAST DEFAULTS	59
SECTION	6.05	CONTROL BY MAJORITY	59
SECTION	6.06	LIMITATION ON SUITS	59
SECTION	6.07	RIGHTS OF HOLDERS TO RECEIVE PAYMENT	59
SECTION	6.08	COLLECTION SUIT BY TRUSTEE	59
SECTION	6.09	TRUSTEE MAY FILE PROOFS OF CLAIM	60
SECTION	6.10	PRIORITIES	60
SECTION	6.11	UNDERTAKING FOR COSTS	60
SECTION	6.12	EXPENSES AND SERVICES AFTER AN EVENT OF DEFAULT	60

ARTICLE SEVEN

TRUSTEE

SECTION	7.01	DUTIES OF TRUSTEE	61
SECTION	7.02	RIGHTS OF TRUSTEE	62
SECTION	7.03	INDIVIDUAL RIGHTS OF TRUSTEE	63
SECTION	7.04	TRUSTEE'S DISCLAIMER	64
SECTION	7.05	NOTICE OF DEFAULT	64
SECTION	7.06	[INTENTIONALLY OMITTED]	64
SECTION	7.07	COMPENSATION AND INDEMNITY	64
SECTION	7.08	REPLACEMENT OF TRUSTEE	65
SECTION	7.09	SUCCESSOR TRUSTEE BY MERGER, ETC	65
SECTION	7.10	ELIGIBILITY; DISQUALIFICATION	66
SECTION	7.11	[INTENTIONALLY OMITTED]	66
SECTION	7.12	APPOINTMENT OF CO-TRUSTEE	66
SECTION	7.13	COLLATERAL	67

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION	8.01	TERMINATION OF THE COMPANY'S OBLIGATIONS	67
SECTION	8.02	ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE	69
SECTION	8.03	APPLICATION OF TRUST MONEY	69
SECTION	8.04	REPAYMENT TO THE COMPANY	69
SECTION	8.05	REINSTATEMENT	70

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION	9.01	WITHOUT CONSENT OF HOLDERS	70
SECTION	9.02	WITH CONSENT OF HOLDERS	71
SECTION	9.03	[INTENTIONALLY OMITTED]	71
SECTION	9.04	REVOCATION AND EFFECT OF CONSENTS	72
SECTION	9.05	NOTATION ON OR EXCHANGE OF NOTES	72
SECTION	9.06	TRUSTEE TO SIGN AMENDMENTS, ETC	72

ARTICLE TEN

[INTENTIONALLY OMITTED]

ARTICLE ELEVEN

GUARANTEE OF NOTES

SECTION	11.01	UNCONDITIONAL GUARANTEE	72
SECTION	11.02	LIMITATIONS ON GUARANTEES	73
SECTION	11.03	EXECUTION AND DELIVERY OF ADDITIONAL GUARANTEES	73
SECTION	11.04	RELEASE OF A GUARANTOR	74
SECTION	11.05	WAIVER OF SUBROGATION	74
SECTION	11.06	IMMEDIATE PAYMENT	75
SECTION	11.07	NO SET-OFF	75
SECTION	11.08	OBLIGATIONS ABSOLUTE	75
SECTION	11.09	OBLIGATIONS CONTINUING	75
SECTION	11.10	OBLIGATIONS NOT REDUCED	75
SECTION	11.11	OBLIGATIONS REINSTATED	75
SECTION	11.12	OBLIGATIONS NOT AFFECTED	75
SECTION	11.13	WAIVER	76
SECTION	11.14	NO OBLIGATION TO TAKE ACTION AGAINST THE COMPANY	76
SECTION	11.15	DEALING WITH THE COMPANY AND OTHERS	76
SECTION	11.16	DEFAULT AND ENFORCEMENT	77
SECTION	11.17	AMENDMENT, ETC	77
SECTION	11.18	ACKNOWLEDGMENT	77
SECTION	11.19	COSTS AND EXPENSES	77
SECTION	11.20	NO WAIVER; CUMULATIVE REMEDIES	77
SECTION	11.21	GUARANTEE IN ADDITION TO OTHER OBLIGATIONS	77
SECTION	11.22	SEVERABILITY	77
SECTION	11.23	SUCCESSORS AND ASSIGNS	77
SECTION	11.24	RIGHT OF TRUSTEE TO HOLD DESIGNATED SENIOR DEBT	79
SECTION	11.25	NO SUSPENSION OF REMEDIES	79
SECTION	11.26	NO FIDUCIARY DUTY OF TRUSTEE TO HOLDERS OF DESIGNATED SENIOR DEBT	79

ARTICLE TWELVE

SUBORDINATION OF GUARANTEE

SECTION	12.01	AGREEMENT TO SUBORDINATE GUARANTEES
SECTION	12.02	OBLIGATIONS OF THE GUARANTORS UNCONDITIONAL
SECTION	12.03	INTENTIONALLY OMITTED
SECTION	12.04	APPLICATION BY TRUSTEE OF ASSETS DEPOSITED WITH IT
SECTION	12.05	HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF GUARANTEE

ARTICLE THIRTEEN

COLLATERAL SECURITY DOCUMENTS AND THE SECURITY AGENT

SECTION	13.01	COLLATERAL AND SECURITY DOCUMENTS	79
SECTION	13.02	SUITS TO PROTECT THE COLLATERAL	80
SECTION	13.03	RESIGNATION AND REPLACEMENT OF SECURITY AGENT	80
SECTION	13.04	[INTENTIONALLY OMITTED]	81
SECTION	13.05	RELEASE OF THE LIEN ON THE COLLATERAL	81
SECTION	13.06	[INTENTIONALLY OMITTED]	81
SECTION	13.07	CONFLICTS	81

ARTICLE FOURTEEN

MISCELLANEOUS

SECTION	14.01	[INTENTIONALLY OMITTED]	81
SECTION	14.02	NOTICES	81
SECTION	14.03	[INTENTIONALLY OMITTED]	82
SECTION	14.04	CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT	82
SECTION	14.05	STATEMENTS REQUIRED IN CERTIFICATE OR OPINION	82
SECTION	14.06	RULES BY TRUSTEE, PAYING AGENT, REGISTRAR	83
SECTION	14.07	LEGAL HOLIDAYS	83
SECTION	14.08	GOVERNING LAW	83
SECTION	14.09	NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS	83
SECTION	14.10	NO RECOURSE AGAINST OTHERS	83
SECTION	14.11	SUCCESSORS	83
SECTION	14.12	AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY	83
SECTION	14.13	DUPLICATE ORIGINALS	84
SECTION	14.14	SEVERABILITY	84
SECTION	14.15	INDEPENDENCE OF COVENANTS	84

Page
Exhibits

Exhibit A-1	Form of Restricted Dollar Note
Exhibit A-2	Form of Restricted Euro Note
Exhibit A-3	Form of Unrestricted Dollar Note
Exhibit A-4	Form of Unrestricted Euro Note
Exhibit B	Form of Legend for Global Security
Exhibit C-1	Form of Transfer Certificate - Restricted Global Security to Regulation S Global Security
Exhibit C-2	Form of Transfer Certificate - Restricted Global Security to Unrestricted Global Security
Exhibit C-3	Form of Transfer Certificate - Regulation S Global Security to Restricted Global Security
Exhibit D	Form of Guarantee

INDENTURE, dated as of August 10, 2005, among NELL AF S.À.R.L., a Luxembourg entity (the "Company"), each of the Guarantors named herein, as guarantors, The Bank of New York, a national banking association, as Trustee, Registrar, Paying Agent, Transfer Agent and Listing Agent, ABN AMRO Bank N.V., as security agent (the "Security Agent"), and AIB/BNY Fund Management (Ireland) Limited, as Irish Paying Agent.

The Company has duly authorized the creation of an issue of Dollar denominated 8-3/8% Senior Notes due 2015 (the "Dollar Notes") and euro denominated 8-3/8% Senior Notes due 2015 (the "Euro Notes"). All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered here-under, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company have been done.

All things necessary to make the Guarantees the valid and binding obligations of each Guarantor party hereto and to make this Indenture a valid and binding agreement of each Guarantor party hereto have been done.

Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE ONE

DEFINITIONS

Section 1.01                                 Definitions.

"Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation, except for Indebtedness of a Person or any of its Subsidiaries that is repaid at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries.

"Acquisition" means the acquisition of Basell B.V. and Basell Finance USA, Inc. by Nell Acquisition (US) LLC, Nell Acquisition S.à.r.l. and Nell Bidco B.V., affiliates of the Company.

"actual knowledge" means, with respect to the Trustee, knowledge (actual or otherwise) of the existence of facts that would impose an obligation on it to make any payment or prohibit it from making any payment unless a Responsible Officer of the Trustee has received one Business Day's written notice that such payments are required or prohibited by the Intercreditor Agreement or this Indenture.

"Additional Dollar Notes" means Dollar Notes (other than the Initial Dollar Notes and other than issuances under Section 2.07 or 2.16) issued under this Indenture from time to time in accordance with Sections 2.01, 2.02, 2.18 and 4.12.

"Additional Euro Notes" means Euro Notes (other than the Initial Euro Notes and other than issuances under Section 2.07 or 2.16) issued under this Indenture from time to time in accordance with Sections 2.01, 2.02, 2.18 and 4.12.

"Additional Notes" means the Additional Dollar Notes (if any) and the Additional Euro Notes (if any).

"Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing; provided, however, that none of the Initial Purchasers or their Affiliates shall be deemed to be an Affiliate of the Company.

"Affiliate Transaction" has the meaning provided in Section 4.11(a).

"Agent" means any Registrar, Paying Agent, Security Agent or Co-Registrar, including any permitted successors or assigns thereto.

"Agent Member" means any member of, or participant in, the Depositary.

"Applicable Premium" means with respect to any Euro Note on any redemption date, the excess (to the ex-tent positive) of:

(1)            the present value at such redemption date of (i) the redemption price of such Euro Note at August 15, 2010 (such redemption price (expressed in percentage of principal amount) being set forth in the table below under this section (excluding accrued and unpaid interest)), plus (ii) all required interest payments due on such Euro Note to and including August 15, 2010 (including accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Bund Rate at such redemption date plus 50 basis points; over

(2)            the outstanding principal amount of such Euro Note,

and, with respect of any Dollar Note on any redemption date, the excess (to the extent positive) of:

(1)            the present value at such redemption date of (i) the redemption price of such Dollar Note at August 15, 2010 (such redemption price (expressed in percentage of principal amount) being set forth in the table below under this section (excluding accrued but unpaid interest)), plus (ii) all required interest payments due on such Dollar Note to and including August 15, 2010 (including accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

(2)            the outstanding principal amount of such Dollar Note

in each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate.

Year	Percentage
2010	104.250%
2011	102.833%
2012	101.417%
2013 and thereafter	100.000%

"Applicable Procedures" has the meaning provided in Section 2.16(a)(ii).

"Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or of any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the as-sets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

"Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted

Subsidiary of the Company (other than to qualifying directors or nominal shareholders if required by applicable law or other similar legal requirements); or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided,however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive Fair Market Value for the property or assets and the aggregate consideration is less than €10 million, (ii) sales of accounts receivable and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the Fair Market Value thereof, (iii) sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of the Company or any of its Restricted Subsidiaries to the extent that such license does not prohibit the Company or any of its Restricted Subsidiaries from using the technologies licensed (other than pursuant to exclusivity or non-competition arrangements negotiated on an arm's length basis) or require the Company or any of its Restricted Subsidiaries to pay any fees for any such use, (iv) the sale, lease, conveyance, disposition or other transfer (A) of all or substantially all of the assets of the Company as permitted under Section 5.01, (B) of any Capital Stock or other ownership interest in or assets or property, including Indebtedness, of an Unrestricted Subsidiary or a Person which is not a Subsidiary, (C) pursuant to any foreclosure of assets or other remedy provided by applicable law to a creditor of the Company or any Subsidiary of the Company with a Lien on such assets, which Lien is permitted under this Indenture; provided that such foreclosure or other remedy is conducted in a commercially reasonable manner or in accordance with any bankruptcy law, (D) involving only cash or Cash Equivalents or inventory in the ordinary course of business or obsolete or worn out property or property that is no longer useful in the conduct of the business of the Company or its Restricted Subsidiaries (in the reasonable and good faith judgment of the Board of Directors of the Company) in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiaries or (E) including only the lease or sub-lease of any real or personal property in the ordinary course of business, (v) the consummation of any transaction in accordance with the terms of Sections 4.03 and 5.01 and (vi) Permitted Investments.

"Australian Credit Facilities" means:

(1)            the Facility Agreement dated October 26, 2001 by and among Basell Australia Pty Ltd as borrower and Australia and New Zealand Banking Group Ltd as lenders party thereto, together with the documents related thereto (including any term loans and revolving loans thereunder, and any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and

(2)            any such agreements, instruments or guarantees governing Indebtedness incurred to Refinance any Indebtedness or commitments referred to in (1) whether by the same or any other lender or group of lenders.

"Bankruptcy Law" means Title 11, United States Code or any similar federal, state or foreign law for the relief of debtors.

"Basell Parent Company" means any entity of which the Company is a direct or indirect Wholly Owned Subsidiary (other than shares held by qualifying directors or nominal shareholders if required by applicable law or otherwise due to similar legal requirements).

"Blavatnik Group" shall mean, collectively:

(1)            Mr. Leonard Blavatnik, his spouse, direct descendants, siblings, parents, children of siblings, or grandchildren, grand nieces and grand nephews, any other members of the immediate Blavatnik family, or

(2)            any trust or any other entity directly or indirectly controlled by, or for the benefit of, one or more members of the Blavatnik family described above, or

(3)            any trust (a "Blavatnik Charitable Trust"):

(a)            for the benefit of a charity created by any member of the Blavatnik family de-scribed above, or

(b)            to which any such member of the Blavatnik family is a substantial donor or grantor, or

(4)            the estate, executor, administrator, committee of beneficiaries of any member of the Blavatnik Group listed in sub-clause (1) and (2);

provided that, in the case of paragraphs (3)(a) and (3)(b) of this definition, a member of the Blavatnik Group de-scribed in clauses (l) or (2) of this definition maintains control thereof.

For purposes of this definition only, "control" of a Blavatnik Charitable Trust means the possession of the power to direct or cause the direction of management and policies of such Blavatnik Charitable Trust in respect of the issued share capital of the Company owned by such Blavatnik Charitable Trust.

"Board of Directors" means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

"Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person (or another person duly authorized to so act by the Board of Directors) to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Bund Rate" means the yield to maturity at the time of computation of direct obligations of the Federal Re-public of Germany (Bunds or Bundesanleihen) with a constant maturity (as officially compiled and published in the most recent financial statistics that have become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such financial statistics are not so published or available, any publicly available source of similar market data selected by the Issuer in good faith)) most nearly equal to the period from the redemption date to August 15, 2010; provided, however, that if the period from the redemption date to August 15, 2010 is not equal to the constant maturity of a direct obligation of the Federal Republic of Germany for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of direct obligations of the Federal Republic of Germany for which such yields are given, except that if the period from such redemption date to August 15, 2010 is less than one year, the weekly average yield on actually traded direct obligations of the Federal Republic of Germany adjusted to a constant maturity of one year shall be used.

"Business Day" means a day that is not a Saturday or Sunday or a day on which banking institutions in New York, New York or London, U.K. are not required to be open.

"Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

"Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

"Cash Equivalents" means

(i)            a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States of America, Australia, Switzerland or any state which was a member state of the European Union on December 31, 2003, or an instrumentality or agency thereof,

(ii)            a certificate of deposit or banker's acceptance, maturing within one year after issuance thereof, issued by any lender under the Credit Facilities, or a U.S. national or state bank or trust company or a European, Canadian, Australian, Swiss or Japanese bank, in each case having capital, surplus and undivided profits of at least $100,000,000 and whose long-term unsecured debt has a rating of "A" or better by S&P or A2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency,

(iii)            open market commercial paper, maturing within 365 days after issuance thereof; which has a rating of Al or better by S&P or P1 or better by Moody's or the equivalent rating by any other nationally recognized rating agency,

(iv)            repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution which has been elected as a primary government securities dealer by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Aa3 or better by Moody's or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America,

(v)            "Money Market" preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States, Australia, Switzerland or any state which was a member state of the European Union on December 31, 2003, which has a rating of "A" or better by S&P or Moody's or the equivalent rating by any other nationally recognized rating agency,

(vi)            tax exempt floating rate option tender bonds backed by letters of credit issued by a national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Aa2 or better by Moody's or the equivalent rating by any other nationally recognized rating agency, and

(vii)            shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody's or any other mutual fund holding assets consisting (except for de minimis amounts) of the type specified in clauses (i) through (vi) above.

"Change of Control" means the occurrence of any of the following:

(1)            Sponsor ceases to hold legally and beneficially:

(a)            issued share capital having the right to cast at least 51% (or, following a Listing, at least 35%) of the votes capable of being cast in general meetings of the Company; or

(b)            before a Listing, the right to determine the composition of the majority of the Board of Directors or equivalent body of the Company;

(2)            following a Listing, any Person or group of Persons acting in concert (other than Sponsor) owns, directly or indirectly, a greater percentage of the issued share capital or issued share capital with voting rights of the Company than the Sponsor or, at any time, otherwise acquires control of the Company; or

(3)            the Company ceases to hold, whether directly or indirectly, all of the issued share capital of Basell B.V. or Nell Bidco B.V. (or, in the alternative, if Nell Bidco B.V. and Basell B.V. merge, the surviving entity of such merger);

(4)            the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or

(5)            the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company, other than a transaction complying with Article Five.

"Change of Control Date" has the meaning provided in Section 4.14(c)

"Change of Control Offer" has the meaning provided in Section 4.14(a).

"Change of Control Payment Date" has the meaning provided in Section 4.14(c)(2).

"Clearstream" shall mean Clearstream Banking S.A.

"Collateral" means the High Yield Proceeds Loan and the Nell Pledged Shares.

"Commission" or "SEC" means the Securities and Exchange Commission.

"Commodity Agreement" means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of its Restricted Subsidiaries.

"Common Depositary" means The Bank of New York, as common depositary for Euroclear and depositary for the Euro Denominated Securities, together with its successors in such capacity.

"Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether out-standing on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

"Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

"Company Order" means any written order signed in the name of the Company by one of its Officers.

"Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of

(1)            Consolidated Net Income,

(2)            to the extent Consolidated Net Income has been reduced thereby,

(a)            after-tax items classified as extraordinary losses to the extent not excluded in determining Consolidated Net Income,

(b)            all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses),

(c)            Consolidated Interest Expense,

(d)            Consolidated Non-cash Charges, and -6-

(e) the amount of net loss resulting from the payment of any premiums or similar amounts that are required to be paid under the express terms of the instrument(s) governing any Indebtedness of the Company upon the repayment or other extinguishment of such Indebtedness by the Company in accordance with the express terms of such Indebtedness, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

"Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters ended either March 31, 2005 or, if later, the last quarter of which shall be the most recent quarter for which financial statements are available pursuant to Section 4.09 (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period.

In addition to the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment or other reduction or discharge of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including any Asset Acquisition giving rise to the need to make such calculation) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a Person other than the Company or a Restricted Subsidiary of the Company, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

"Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid to such Person or to a Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the de-nominator of which is one minus the then current effective consolidated national, state and local tax rate of such Person, expressed as a decimal.

"Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations, (c) all Capitalized interest and (d) the interest portion of any deferred payment obligation; but excluding, in each case, any amortization of fees incurred in connection with the Senior Secured Credit Facilities, the Interim Loan, any Qualified Securitization Transaction or the issuance of the Notes; and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

"Consolidated Net Income" means, with respect to any Person, for any period, the sum of: (x) the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP plus (y) cash dividends or distributions paid to such Person or a Restricted Subsidiary of such Person by any other Person (the "Payor") other than a Restricted Subsidiary of the referent Person, to the extent not otherwise included in Consolidated Net Income, which have been derived from operating cash flow of the Payor; provided that there shall be excluded therefrom (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains (including, for the avoidance of doubt and irrespective of its classification, the effect of bad will (or negative goodwill) arising as a result of the Acquisition) and any gains or losses on the disposal or reversal of impairment losses on assets, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the Person or is merged or consolidated with the Person or any Restricted Subsidiary of the Person, (d) the net income (but not loss) of any Restricted Subsidiary of the Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted; provided,however, that the net income of Restricted Subsidiaries shall only be excluded in any calculation of Consolidated Net Income of the Company as a result of application of this clause (d) if the restriction on dividends or similar distributions results from consensual restrictions other than any restriction contained in [clauses (2), (4), (5), (11), (16), (17) and (18) of Section 4.13], (e) the net income or loss of any Person, other than a Restricted Subsidiary of the Person, except to the extent of cash dividends or distributions paid to the Person or to a Restricted Subsidiary of the Person by such Person (net of associated tax), (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) in the case of a successor to the Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets and all dividends received by the Company as described in clause (iv) of the second paragraph of the definition of "Indebtedness" to the extent the Company is obligated to apply such dividends in the repayment of such Indebtedness.

"Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

"Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

"Covenant Defeasance" has the meaning provided in Section 8.01.

"Credit Facilities" means:

(1)            the Senior Secured Credit Facilities,

(2)            any credit agreement (and related document) or similar instrument, including any similar credit support agreements or guarantees, governing other revolving credit, working capital or term Indebtedness incurred from time to time, other than the Australian Credit Facilities and the Hong Kong Facility, and

(3)            any such agreements, instruments or guarantees governing Indebtedness incurred to Refinance any Indebtedness or commitments referred to in (1) and (2) whether by the same or any other lender or group of lenders.

"Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

"Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

"Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

"Depositary" means DTC or the Common Depositary, as the case may be.

"Designated Senior Debt" means Senior Debt and Hedging Debt, each as defined in the Intercreditor Agreement.

"Discharged" means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under this Indenture relating to the Notes (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same upon compliance by the Company with the provisions of Article Eight), except (i) the rights of the Holders of Notes to receive, from the trust fund described in Article Eight, payment of the principal of and the interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes under Sections 2.03 through 2.07, 7.07 and 7.08 and (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

"Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person that is not itself Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the Notes; provided,however, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the first anniversary of the final maturity of the Notes shall not constitute Disqualified Capital Stock if:

(1)            the "change of control" provisions applicable to such Capital Stock are not more favor-able to the holders of such Capital Stock than the terms applicable to the Notes pursuant to Section 4.14; and

(2)            any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any notes tendered pursuant thereto.

Notwithstanding the preceding sentence, only the portion of such Capital Stock which so matures or is mandatorily redeemable or is so convertible or exchangeable prior to the first anniversary of the final maturity of the Notes shall be so deemed Disqualified Capital Stock. The amount of any Disqualified Capital Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Capital Stock is to be determined pursuant to the indenture; provided,however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such Disqualified Capital Stock as reflected in the most recent financial statements of such Person.

"Dollar" or "1" means the lawful currency of the United States of America.

"Dollar Paying Agent" means an office or agency of the Company where Dollar Notes may be presented for payment.

"Dollar Denominated Global Security" means a Global Security denominated in Dollars.

"Dollar Registrar" means an office or agency of the Company where Dollar Notes may be presented for registration of transfer or exchange.

"DTC" means the Depository Trust Company, its nominees and successors.

"Enforcement Sale" means (1) any sale or disposition of collateral pursuant to enforcement action taken by the Security Agent in accordance with the provisions of the Intercreditor Agreement, including on behalf of the Designated Senior Debt incurred under the Senior Secured Credit Facilities, to the extent such sale or disposition is effected in compliance with the provisions of the Intercreditor Agreement, or (2) any sale or disposition of collateral pursuant to the enforcement of security in favor of other Designated Senior Debt which complies with the terms of an intercreditor agreement (or if there is no such intercreditor agreement, would substantially comply with the requirements of clause (1) hereof).

"Equity Offering" means any sale of Qualified Capital Stock of the Company or any capital contribution to the equity of the Company.

"euro" or "€" means the currency introduced at the start of the third stage of economic and monetary union pursuant to the Treaty of Rome establishing the European Community, as amended by the Treaty on European Union, signed at Maastricht on February 7, 1992.

"euro Equivalent" means with respect to any monetary amount in a currency other than euro, at any time for the determination thereof, the amount of euro obtained by converting such foreign currency involved in such computation into euro at the spot rate for the purchase of euro with the applicable foreign currency as published under "Currency Rates" in the section of the Financial Times entitled "Currencies, Bonds & Interest Rates" on the date two business days prior to such determination.

"Euro Denominated Global Security" means a Global Security denominated in euro. "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

"Euro Obligations" means non-callable government obligations of any member nation of the European Union whose official currency is the euro, rated AAA or better by S&P and Aaa or better by Moody's.

"Euro Paying Agent" means an office or agency of the Company where Euro Notes may be presented for payment, which shall initially be The Bank of New York.

"Euro Registrar" means an office or agency of the Company where Euro Notes may be presented for registration of transfer or exchange, which shall initially be The Bank of New York.

"Event of Default" has the meaning provided in Section 6.01.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

"Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value (i) with respect to a determination of value in excess of €5 million shall be determined by disinterested members of the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee or (ii) in all other cases, by an Officer's Certificate delivered to the Trustee.

"Foreign Subsidiary" means any Subsidiary of the Company organized under the laws of, and conducting a substantial portion of its business in, any jurisdiction other than the United States of America or any state thereof or the District of Columbia.

"Funds" means the aggregate amount of U.S. Legal Tender and/or U.S. Government Obligations (in the case of Dollar Notes) and euro and/or Euro Obligations (in the case of the Euro Notes) deposited with the Trustee pursuant to Article Eight.

"GAAP" means International Financial Reporting Standards as in effect on the Issue Date as adopted by the Company, except as otherwise set forth in Section 4.09. All ratios and calculations based on GAAP contained in this Indenture shall be computed in conformity with GAAP unless this Indenture otherwise provides.

"Global Security" means a Regulation S Global Security (or Unrestricted Global Security) or a Restricted Global Security.

"Guarantee" means the guarantee by a Guarantor of the obligations of the Company under this Indenture and the Notes contemplated by Article Eleven of this Indenture.

"Guarantor" means (i) each of the Company's Restricted Subsidiaries that executes this Indenture as a Guarantor and (ii) each of the Company's Restricted Subsidiaries that in the future executes a guarantee substantially in the form of Exhibit D whereby such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

"High Yield Proceeds Loan" means the loan dated as of the Issue Date between the Company, as lender, and Nell Bidco B.V., as borrower, of the gross proceeds of the Notes pursuant to the high yield proceeds loan agreement.

"Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

"Holding Company" shall mean, in relation to a company, corporation or other legal entity, any other company, corporation or other legal entity in respect of which the former company, corporation or other legal entity is a Subsidiary.

"Hong Kong Facility" means:

(1)            the Short Term Credit Facility Letter dated April 24, 2003 by and among Basell China Limited as borrower and Citibank, N.A. Hong Kong Branch as lenders party thereto and the Facility Letter dated March 4, 2004 by and among Basell Asia Pacific Limited as borrower and ABN AMRO Bank N. V. as lenders party thereto, in each case together with the documents related thereto (including any term loans and revolving loans thereunder, and any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and

(2)            any such agreements, instruments or guarantees governing Indebtedness incurred to Refinance any Indebtedness or commitments referred to in (1) whether by the same or any other lender or group of lenders.

"Indebtedness" means with respect to any Person, without duplication, (i) all Obligations of such Person for borrowed money, (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property that is due more than six months after taking delivery of such property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted),

(v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured, (viii) all Obligations under Currency Agreements and Interest Swap Agreements of such Person, (ix) all Receivables Financings, and (x) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

Notwithstanding the foregoing, "Indebtedness" shall not include (i) advances paid by customers in the ordinary course of business for services or products to be provided or delivered in the future, (ii) deferred taxes, (iii) unsecured indebtedness of the Company and/or its Restricted Subsidiaries incurred to finance insurance premiums in a principal amount not in excess of the insurance premiums to be paid by the Company and/or its Restricted Subsidiaries for a three year period beginning on the date of any incurrence of such indebtedness or (iv) Indebtedness owed or incurred by Basell Holdings Middle East GmbH ("BHME") pursuant to the Saudi Arabia Riyals 75 million credit facility agreement between BHME and Saudi British Bank dated October 1, 2001 (but only to the ex-tent that (a) the creditors under that agreement have no recourse to the Company other than BHME; and (b) the re-course those creditors have to BHME is limited to the proceeds (if any) of dividends received by BHME in respect of BHME's investment in Saudi Polyolefins Company) as well as any future arrangement(s) under a similar structure.

"Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

"Independent Financial Advisor" means a firm which, in the judgment of the Board of Directors of the Company, is independent and qualified to perform the task for which it is to be engaged.

"Initial Dollar Notes" means the $615,000,000 in aggregate principal amount of 8-3/8% Senior Notes due 2015 of the Company denominated in dollars that are issued on the Issue Date.

"Initial Euro Notes" means the €500,000,000 in aggregate principal amount of 8-3/8% Senior Notes due 2015 of the Company denominated in euro that are issued on the Issue Date.

"Initial Guarantors" means Nell Funding S.à.r.l., Nell Bidco B.V., Nell US Acquisition S.à.r.l., Nell Acquisition (US) LLC, Basell Finance USA, Inc., Basell North America Inc. and Basell USA Inc.

"Initial Notes" means the Initial Dollar Notes and the Initial Euro Notes.

"Initial Public Equity Offering" means a firm commitment underwritten offering of shares of Capital Stock of the applicable Person (1) registered on Form F-1 under the Securities Act or any similar offering in other jurisdictions or (2) listed on an internationally recognized exchange or traded on an internationally recognized market.

"Initial Purchasers" means Merrill Lynch International, Credit Suisse First Boston (Europe) Limited, ABN AMRO Bank N.V. and Deutsche Bank AG London.

"Intercreditor Agreement" means the Intercreditor Agreement dated August 1, 2005, by and among the Company, the original obligors, the senior agent, the security agent, the interim facility agent, the issuing bank, and the other parties thereto, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

"Interest Payment Date" means, with respect to each Note, the stated maturity of an installment of interest on the Notes specified therein.

"Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

"Interim Loan" means the Senior Subordinated Second Lien Loan Agreement dated August 1, 2005, by and among Nell Hideo B.V., as borrower, the Company, as a parent guarantor, the lenders party thereto, the administrative agent, and the collateral agent, together with the documents related thereto (including any term loans and revolving loans thereunder, and any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

"Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" excludes extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.03, (i) "Investment" shall include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assess of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (ii) the amount of any Investment in any Person is the original cost of such Investment plus the cost of all additional Investments therein by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

"Issue Date" means the date on which Notes are first issued under this Indenture.

"Legal Defeasance" has the meaning provided in Section 8.01.

"Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest), but not including any interests in accounts receivable and related assets conveyed by the Company or any of its Subsidiaries in connection with any Qualified Securitization Transaction.

"Listing" shall mean a listing of all or any part of the share capital of the Company or any of its Subsidiaries or any Holding Company of the Company or any of its Subsidiaries (excluding Access Industries, Inc., the Sponsor (to the extent not a subsidiary of the Company) and any such Holding Company of the Company or any of its Subsidiaries, but in each case only if a majority of the investments of such company are not constituted by the Company or any of its Subsidiaries) on any investment exchange or any other sale or issue by way of flotation or public offering or any equivalent circumstances in relation to the Company or any of its Subsidiaries or any Holding Company of the Company or any of its Subsidiaries (excluding Access Industries, Inc., the Sponsor (to the extent not a subsidiary of the Company) and any such Holding Company of the Company or any of its Subsidiaries, but in each case only if a majority of the investments of such company are not constituted by the Company or any of its Subsidiaries) in any jurisdiction or country.

"Management Agreement" means the Management Agreement dated as of August 1, 2005, among the Company, Nell Acquisition S.à.r.l., Nell Funding S.à.r.l., Nell Bidco, B.V., Nell (US) Acquisition S.à.r.l., Nell Acquisition (US) LLC and AI Petrochemicals LLC, as amended from time to time.

"Maturity Date" means August 15, 2015.

"Moody's" means Moody's Investor Service, Inc. and its successors.

"Nell Pledged Shares" has the meaning given to it in Section 13.01(a).

"Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of

(1)            all out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions),

(2)            taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements,

(3)            repayment of Indebtedness that is required to be repaid in connection with such Asset Sale,

(4)            all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale or to any other Person (other than the Company or a Restricted Subsidiary of the Company) owning a beneficial interest in the assets disposed of in such Asset Sale;

(5)            the decrease in proceeds from Qualified Securitization Transactions which results from such Asset Sale and

(6)            appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by, the Company or any Restricted Subsidiary of the Company, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

"Net Proceeds Offer" has the meaning provided in Section 4.15(d).

"Net Proceeds Offer Amount" has the meaning provided in Section 4.15(d).

"Net Proceeds Offer Payment Date" has the meaning provided in Section 4.15(d).

"Net Proceeds Offer Trigger Date" has the meaning provided in Section 4.15(d).

"Notes" means, the Dollar Notes (including, without limitation, any Additional Dollar Notes) and the Euro Notes (including, without limitation, any Additional Euro Notes). The Dollar Notes and the Euro

Notes are separate series of Notes but shall be treated as a single class of securities under this Indenture, except as set forth herein. For purposes of this Indenture, all references to Notes to be issued or authenticated upon transfer, replacement or ex-change shall be deemed to refer to Notes of the appropriate series.

"Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

"Offering Memorandum" means that certain offering memorandum relating to the offering of the Notes, dated as of August 4, 2005.

"Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Assistant Treasurer, the Financial Di-rector, or the Secretary or the Assistant Secretary of such Person (or, with respect to a Person that is a limited partnership, the General Partner of such Person), member of the Board of Directors (in the case of any entity organized under the laws of the Netherlands), or any other officer designated by the Board of Directors serving in a similar capacity.

"Officer's Certificate" means, with respect to any Person, a certificate signed by an Officer of such Person and otherwise complying with the requirements of Sections 14.04 and 14.05, as they relate to the making of an Officer's Certificate, and delivered to the Trustee or the Security Agent, as the case may be.

"Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee complying with the requirements of Sections 14.04 and 14.05, as they relate to the giving of an Opinion of Counsel, and delivered to the Trustee or the Security Agent, as the case may be. Counsel giving any Opinion of Counsel shall be entitled to rely on an Officer's Certificate as to any factual matters relevant to such opinion.

"Parent" means, Nell Acquisition S.à.r.l., a société à responsabilité limitée incorporated under the laws of the Grand Duchy of Luxembourg.

"Pari Passu Indebtedness" means, in the case of the Notes, any Indebtedness of the Company that ranks equally in right of payment with the Notes and, in the case of the Guarantees, any Indebtedness of the applicable Guarantor that ranks equally in right of payment to the Guarantee of such Guarantor.

"Participants" means (i) with respect to the Dollar Notes, institutions that have accounts with DTC or its nominee and (ii) with respect to the Euro Notes, institutions that have accounts with Euroclear or their respective nominees.

"Paying Agent" means any Person (other than the Company and any of its Affiliates) authorized by the Company to pay the principal of (and premium, if any) or interest on any notes on behalf of the Company and per-form all the other obligations and duties of a "Paying Agent" described herein, including the Irish Paying Agent and, with respect to the Euro Notes, the Euro Paying Agent and, with respect to the Dollar Notes, the Dollar Paying Agent.

"Permitted Business" means any business which is the same, similar or related to the businesses in which the Company and its Restricted Subsidiaries were engaged on the Issue Date, except to the extent that after engaging in any new business, the Company and its Restricted Subsidiaries, taken as a whole, remain substantially engaged in similar lines of business as were conducted by them on the Issue Date.

"Permitted Indebtedness" means:

(i)            Indebtedness under the Notes, this Indenture and the Guarantees;

(ii)            Indebtedness incurred pursuant to the Credit Facilities in an aggregate principal amount not exceeding €1.95 billion at any one time outstanding less the amount of any payments made by the Company under the Credit Facilities with the Net Cash Proceeds of any Asset Sale (which are accompanied by a corresponding permanent commitment reduction) pursuant to Section 4.15(b);

(iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Is-sue Date reduced by the amount of any prepayments with Net Cash Proceeds of any Asset Sale (which are accompanied by a corresponding permanent commitment reduction) pursuant to Section 4.15(b);

(iv)            (a)            Interest Swap Obligations of the Company relating to:

(1)            Indebtedness of the Company or any of its Restricted Subsidiaries or

(2)            Indebtedness that the Company or any of its Restricted Subsidiaries reasonably intends to incur within six months and

(b)            Interest Swap Obligations of any Restricted Subsidiary of the Company relating to:

(1)            Indebtedness of such Restricted Subsidiary or

(2)            Indebtedness that such Restricted Subsidiary reasonably intends to incur within six months.

Any such Interest Swap Obligations shall constitute "Permitted Indebtedness" only if they are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness permitted under this Indenture to the extent the notional principal amount of such Interest Swap Obligations, when incurred, does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

(v)            Indebtedness under Commodity Agreements and Currency Agreements entered into in the ordinary course of business and not for speculative purposes; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(vi)            Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case subject to no Lien held by a person other than the Company or a Restricted Subsidiary of the Company (other than the pledge of intercompany notes or receivables under the Credit Facilities); provided that if as of any date any person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than the pledge of intercompany notes or receivables under the Credit Facilities), such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause by the issuer of such Indebtedness;

(vii)            Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company, in each case subject to no Lien (other than Liens securing intercompany notes or receivables pledged under the Credit Facilities); provided that (a) any Indebtedness of the Company to any Restricted Subsidiary of the Company (other than pursuant to notes or receivables pledged under the Credit Facilities) is unsecured and subordinated, pursuant to a writ-ten agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any person other than a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any person holds a Lien in respect of such Indebtedness (other than pledges securing the Credit Facilities), such date shall be deemed the incurrence of Indebtedness under this clause not constituting Permitted Indebtedness by the Company;

(viii)            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, overdrafts, pooling arrangements and money market lines in the ordinary course of business; provided,however, that any such Indebtedness that arises is extinguished within six business days of incurrence;

(ix)            Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to pro-vide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(x)            Refinancing Indebtedness;

(xi)            Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price, earn out or similar obligations, in each case, incurred in connection with the disposition of any business, assets or subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

(xii)            Obligations in respect of bankers' acceptances, bid, judgment, appeal, performance bonds and completion guarantees, surety, letters of credit and similar bonds or guarantees provided by the Company or any subsidiary in the ordinary course of business;

 (xiii) Guarantees by the Company or a Restricted Subsidiary of the Company of Indebtedness incurred by the Company or a Restricted Subsidiary of the Company so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of the indenture;

(xiv)            Indebtedness of the Company or any Subsidiary incurred in the ordinary course of business not to exceed €50 million at any one time outstanding

(a)            representing Capitalized Lease Obligations or

(b)            constituting Indebtedness incurred to finance the acquisition of property or as-sets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided,however, that such Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired;

(xv)            the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is not recourse to the Company or any Subsidiary of the Company (except for Standard Securitization Undertakings);

(xvi)            Indebtedness of the Company or a Restricted Subsidiary of the Company to any of its subsidiaries incurred in connection with the purchase of accounts receivable and related assets by the Company or such Restricted Subsidiary from any such subsidiary which assets are subsequently conveyed by the Company or such Restricted Subsidiary to a Securitization Entity in a Qualified Securitization Transaction; and

(xvii)            Guarantees by the Company or a Restricted Subsidiary of the Company of Indebtedness incurred by Qualified Joint Ventures which, in the case of Indebtedness of Qualified Joint Ventures that is not Qualified Development Agency Debt, may not exceed €75 million in the aggregate at any one time out-standing;

(xviii)                       Indebtedness incurred pursuant to (a) the Australian Credit Facilities in an aggregate principal amount not exceeding A$80 million at any one time outstanding; and (b) the Hong Kong Facility in an aggregate principal amount not exceeding €30 million at any one time outstanding.

(xix)            Indebtedness of a person existing at the time that person becomes a Restricted Subsidiary of the Company or assumed in connection with an Asset Acquisition by the Company or a Restricted Subsidiary of the Company and not incurred in connection with or in anticipation of, such person becoming a Restricted Subsidiary; provided that the holders of any such Indebtedness do not, at any time, have direct or indirect recourse to any property or assets of the Company or any Restricted Subsidiary other than the property or assets of such acquired person; provided,further, that on the date of such acquisition and after giving pro forma effect thereto, either (1) the Company would have been able to incur at least €1.00 of additional Indebtedness pursuant to Section 4.12(a), or (2) the Consolidated Fixed Charge Coverage Ratio would be greater than or equal to the Consolidated Fixed Charge Coverage Ratio immediately prior to giving fro forma effect to such acquisition;

(xx)            additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed €50 million at any one time outstanding.

For purposes of determining compliance with Section 4.12, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xx) above, or is entitled to be incurred pursuant to the first paragraph of Section 4.12, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence and, except with respect to Indebtedness incurred under clause (ii) or (xviii) above, reclassify such item of Indebtedness, in each case in any manner that complies with Section 4.12. Notwithstanding the foregoing, Indebtedness under Credit Facilities, the Australian Credit Facilities and the Hong Kong Facility outstanding on the Issue Date up to the maximum amounts permitted under clause (ii) or (xviii) above, as applicable shall be deemed to have been incurred pursuant to clause (ii) or (xviii) above, as applicable, and guarantees by the Company or any Restricted Subsidiaries of Indebtedness incurred by Qualified Joint Ventures shall be deemed to have been incurred pursuant to clause (xvii) above.

"Permitted Investments" means:

(i)            Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or shall become immediately after such Investment a Restricted Subsidiary of the Company or that shall merge or consolidate into the Company or a Restricted Subsidiary of the Company;

(ii)            Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated (other than pursuant to inter-company notes or receivables pledged under the Credit Facilities), pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;

(iii)            Investments in cash and Cash Equivalents;

(iv)            loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business or as required by applicable law or for travel, relocation and related expenses;

(v)            Investments in Unrestricted Subsidiaries or joint ventures not to exceed €100 million,

(a)            the aggregate net after-tax amount returned in cash on or with respect to any In-vestments made in Unrestricted Subsidiaries and joint ventures whether through interest payments, principal payments, dividends or other distributions or payments on account of such Investment,

(b)            the net after-tax cash proceeds received by the Company or any Restricted Subsidiary of the Company from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of the Company),

(c)            upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary of the Company, the Fair Market Value of such Subsidiary, and

(d)            Investments in Specified Joint Ventures Capital Stock in an amount not to exceed €45 million;

provided,however, that the net after-tax amount has not been included in Consolidated Net Income for the purpose of the calculation in Section 4.03(iii)(x);

(vi)            Investments in securities received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtors of the Company or its Restricted Subsidiaries or received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary of the Company or in satisfaction of judgments;

(vii)            Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.15;

(viii)            Investments existing on the Issue Date;

(ix)            any Investment by the Company or a Wholly Owned Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a purchase money note or an equity interest;

(x)            payments to any Basell Parent Company for the purposes described in clause (5) of the second paragraph of Section 4.03 which, when aggregated with the payment made under such clause, shall not exceed €1.5 million in any fiscal year;

(xi)            any Indebtedness of the Company to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by the Company from any such Subsidiary which as-sets are subsequently conveyed by the Company to a Securitization Entity in a Qualified Securitization Transaction;

(xii)            Investments through the licensing of polyolefins or advanced polyolefins process technology in a Person that is or shall be as a result of such Investment a Qualified Joint Venture;

(xiii)            Guarantees of Indebtedness of Qualified Joint Ventures to the extent such guarantees are permitted by Section 4.12;

(xiv)            purchase of shares of Shell and BASF required to satisfy Basell B.V.'s obligations under its stock option plans as such plans were in effect on the Issue Date; and

(xv)            additional Investments in an aggregate amount not exceeding € 50 million at any one time outstanding.

"Permitted Liens" means the following types of Liens:

(1)            Liens existing on the Issue Date (including the extension, re-issuance or renewal of such Liens);

(2)            Liens securing Indebtedness under Credit Facilities, the Australian Credit Facilities and the Hong Kong Facility permitted to be incurred pursuant to, and in an amount no greater than that specified in, clause (ii) and clause (xviii) of the definition of "Permitted Indebtedness";

(3)            Liens on any property or assets of a Restricted Subsidiary of the Company that is not a guarantor of the Company, a Restricted Subsidiary of the Company that is a guarantor or any Wholly Owned Restricted Subsidiary of the Company;

(4)            Liens securing any Capitalized Lease Obligation and Liens to secure Indebtedness (including Capitalized Lease Obligations) permitted by clause (xiv)(b) of the definition of "Permitted Indebtedness" covering only the property or assets acquired with such Indebtedness;

(5)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

(6)            statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, material-men, repairmen, employees, pension plan administrators or other like Liens arising in the ordinary course of business of the Company or any Restricted Subsidiary of the Company and with respect to amounts not yet subject to penalties for non-payment or being contested in good faith by appropriate proceedings or Liens arising solely by virtue of any statutory or common law provisions relating to attorney's liens or bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(7)            Liens for taxes, assessments, government charges or claims that are extinguished within 60 days of notice of their existence, are not yet subject to penalties for non-payment or that are being con-tested in good faith by appropriate proceedings;

(8)            Liens incurred or deposits made to secure the performance of tenders, bids or trade or government contracts, or to secure leases, statutory or regulatory obligations, surety, judgment or appeal bonds, completion guarantee, surety, letters of credit, performance bonds, guarantees or other obligations of a like nature incurred in the ordinary course of business (other than obligations for the payment of borrowed money);

(9)            zoning restrictions, minor survey exceptions, minor encumbrances, easements, licenses, reservations of, or rights of others for, licenses reservations, title defects, rights of others for rights-of-way, utilities, sewers, electrical lines, telephone lines, telegraph wires, restrictions, encroachments and other similar charges, encumbrances or title defects or zoning or other restrictions as to the use of real property or Liens incurred in the ordinary course of business that do not in the aggregate materially interfere with in any material respect the ordinary conduct of the business of the Company and its Restricted Subsidiaries on the properties subject thereto, taken as a whole;

(10)            Liens arising by reason of any judgment, decree or order of any court so long as such lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the re-view of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(11)            Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such property or Person is acquired by, merged with or into or consolidated with, the Company or any Restricted Subsidiary of the Company; provided that such Liens (a) do not extend to or cover any property or assets of the Company or any Restricted Subsidiary of the Company other than the property or assets acquired (other than assets and property affixed or appurtenant thereto) or than those of the Person merged into or consolidated with the Company or Restricted Subsidiary of the Company and (b) were created prior to, and not in connection with or in contemplation of, such acquisition, merger or consolidation;

(12)            Liens securing the obligations of the Company or any Restricted Subsidiary of the Company under Interest Swap Obligations, Commodity Agreements or Currency Agreements permitted under clauses (iv) and (v) of the definition of "Permitted Indebtedness" or any collateral for the Indebtedness to which such Interest Swap Obligations, Commodity Agreements or Currency Agreements relate;

(13)            Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or other insurance (including unemployment insurance);

(14)            Liens made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any Restricted Subsidiary of the Company in the ordinary course of business, including rights of offset and set-off;

(15)            any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (14); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets;

(16)            Liens securing Indebtedness incurred to refinance, refund, extend, renew or replace Indebtedness that has been secured by a Lien permitted by this Indenture; provided that (a) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien plus improvements and accessions to, such property or proceeds or distributions thereof); and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness at the time the original Lien became a Permitted Lien and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, re-funding, extension, renewal or replacement;

(17)            Liens in favor of the Company or any Restricted Subsidiary of the Company;

(18)            Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person;

(19)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(20)            any interest or title of a lessor in the property subject to any lease other than a Capitalized Lease Obligations;

(21)            Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of banker's acceptances issues or credit for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(22)            Liens granted to the Trustee for its compensation and indemnities pursuant to this Indenture;

(23)            lease or subleases or licenses or sublicenses of real property granted in the ordinary course of business to others that do not materially interfere with the ordinary course of business of the Company and the Restricted Subsidiaries of the Company;

(24)            Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed €25 million at any one time out-standing; and

(25)            Liens on receivables and assets related thereto incurred in connection with a Qualified Securitization Transaction.

"Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

"Physical Notes" shall have the meaning provided in Section 2.01(c).

"Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

"principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

"Private Placement Legend" means the legend initially set forth on the Notes in the form set forth on Exhibit A-1 and Exhibit A-2.

"Public Indebtedness" means any indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) listed on a recognized securities ex-change or (c) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the U.S. Securities Exchange Commission for public resale.

"Purchase Agreement" means the Purchase Agreement, dated August 4, 2005, relating to the issue and sale of the Initial Notes to be issued on the Issue Date.

"Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

"Qualified Development Agency Debt" means Indebtedness which (i) has a Weighted Average Life to Maturity at least 6 months longer than the Notes, (ii) bears interest at a rate lower than the lowest rate on the Senior Secured Credit Facilities at the date such Indebtedness is incurred, and (iii) is issued by, or guaranteed by, a state development bank or like governmental agency or organization.

"Qualified Institutional Buyer" or "QIB" has the meaning specified in Rule 144A.

Following the Initial Public Equity Offering of a Basell Parent Company, references in the foregoing definition of the "Company" shall be deemed also to refer to such Basell Parent Company.

"Qualified Joint Venture" means (1) any Person that is not a Subsidiary of the Company or any of its Restricted Subsidiaries that the Company or any of its Restricted Subsidiaries has a direct or indirect ownership interest in that is engaged in a Permitted Business or (2) any entity through which the Company has an ownership interest as described in clause (1), in the case of (1) and (2), for which the Sponsor does not hold an ownership interest (other than through its ownership interest in the Company).

"Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer pursuant to customary terms to

(1)            a Securitization Entity or to the Company which subsequently transfers to a Securitization Entity (in the case of a transfer by the Company or any of its Subsidiaries) and

(2)            any other Person (in the case of transfer by a Securitization Entity), or may grant a security interest in any accounts receivable (whether now existing or arising or acquired in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

Following the Initial Public Equity Offering of a Basell Parent Company, references in the foregoing definition to the "Company" shall be deemed also to refer to such Basell Parent Company.

"Receivables Financings" means factoring, securitizations of receivables or any other receivables financing (including, without limitation, through the sale of receivables in a factoring arrangement or through the sale of receivables to lenders or to special purpose entities formed to borrow from such lenders against such receivables), whether or not recourse to the Company or any of its Restricted Subsidiaries; provided,however, that such factoring, securitization or financing would be treated as indebtedness under GAAP.

"Record Date" means with respect to each Note, each applicable record date specified therein.

"Redemption Date" means, with respect to any Dollar Note and/or Euro Note, as the case may be, the Maturity Date of such Note or the earlier date on which such Note is to be redeemed by the Company pursuant to paragraph 5 of the Dollar Notes with respect to a Dollar Note and paragraph 5 of the Euro Notes with respect to a Euro Note.

"Redemption Price" has the meaning provided in Section 3.03. "Reference Date" has the meaning provided in Section 4.03.

"Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

"Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with the Fixed Charge Coverage Ratio test set forth in Section 4.12 or Indebtedness described in clauses (i), (iii), (x) or (xix) of the definition of "Permitted Indebtedness," in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses and fees incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that if such Indebtedness being Refinanced (i) is Indebtedness solely of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company or (ii) is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

"Registrar" has the meaning provided in Section 2.03. "Regulation S" means Regulation S under the Securities Act.

"Regulation S Global Dollar Denominated Global Security" means a Regulation S Global Security de-nominated in Dollars.

"Regulation S Global Security" has the meaning provided in Section 2.01(b)(i).

"Replacement Assets" has the meaning provided in Section 4.15(b).

"Requisite Guarantors" has the meaning provided in Section 4.19(a).

"Responsible Officer" means any officer within the Corporate Trust Administration group of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

"Restricted Dollar Denominated Global Security" means a Restricted Global Security representing Dollar

"Restricted Euro Denominated Global Securities" means a Restricted Global Security representing Euro

"Restricted Global Security" has the meaning provided in Section 2.01(a)(i).

"Restricted Payment" means to

(1)            declare or pay any dividend or make any distribution, other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends or distributions payable solely to the Company or a Restricted Subsidiary of the Company, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority shareholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation), on or in respect of shares of the Company's Capital Stock to holders of such Capital Stock,

(2)            purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock,

(3)            make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes (other than the purchase, repurchase or other acquisition of Indebtedness of the Company that is sub-ordinate or junior in right of payment to the Notes purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition) or

(4)            make any Investment other than Permitted Investments.

"Restricted Security" means a Note that constitutes a "restricted security" within the meaning of Rule 144(a)(3) under the Securities Act; provided,however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

"Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

"Rule 144A" means Rule 144A under the Securities Act.

"Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of the Company of any property, whether owned by the Company or any Restricted Subsidiary of the Company on the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

"Securitization Entity" means an entity to which the Company or any subsidiary of the Company transfers accounts receivable or equipment and related assets which engages in no activities other than in connection with the financing of accounts receivable or equipment and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any subsidiary of the Company (other than the Securitization Entity), excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Company or any subsidiary of the Company (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Under-takings or (iii) subjects any property or asset of the Company or any subsidiary of the Company (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable or equipment and related assets being financed (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the Company or any subsidiary of the Company, (b) with which neither the Company nor any subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity (other than Standard Securitization Undertakings), and (c) to which neither the Company nor any subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results (other than Standard Securitization Undertakings). Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer's certificate certifying that such designation complied with the foregoing conditions. Following the Initial Public Equity Offering of a Basell Parent Company, references in the foregoing definition to the "Company" shall be deemed also to refer to such Basell Parent Company.

"Security Documents" has the meaning given to it in Section 13.01(a).

"Senior Secured Credit Facilities" means the Senior Facility Agreement dated August 1, 2005 by and among the Company, Merrill Lynch International and Credit Suisse London Branch as Mandated Lead Arrangers and Bookrunners, and ABN AMRO Bank N.V. acting as Agent, Security Agent, and Issuing Bank, together with the documents related thereto (including any term loans and revolving loans in connection therewith or which may be split out or refinanced by any separate facility agreement, and any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

"Significant Subsidiary" means any Restricted Subsidiary of the Company which, at the date of determination, is a "Significant Subsidiary" as such term is defined in Regulation S-X under the Exchange Act.

"S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and its successors.

"Specified Joint Ventures" means Basell Advanced Polyolefins (Thailand) Co. Ltd., Saudi Polyolefins Company and Basell Orlen Polyolefins Sp. Z.O.O.

"Sponsor" shall mean,

(a)            the Blavatnik Group; and/or

(b)            other funds, limited partnerships or companies managed or controlled by Mr. Leonard Blavatnik including, without limitation, AI Petrochemicals for so long as so managed or controlled.

"Standard Securitization Undertakings" means representations, warranties, undertakings, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are reasonably customary in an accounts receivable Securitization transaction. Following the Initial Public Equity Offering of a Basell Parent Company, references in the foregoing definition to the "Company" shall be deemed also to refer to such Basell Parent Company.

"Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor which is expressly subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

"Subsidiary" means with respect to any Person, (1) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; and (2) any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

"Supplemental Interest" has the meaning provided in Section 4.19(c).

"Surviving Entity" has the meaning provided in Section 5.01(a)(i).

"Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such statistical release is not so published or available, any publicly available source of similar market date selected by the Company in good faith)) most nearly equal to the period from the redemption date to August 15, 2010; provided,however, that if the period from the redemption date to August 15, 2010 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 15, 2010 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

"Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporate trust work of such successor.

"Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

"Unrestricted Dollar Denominated Global Security" means an Unrestricted Global Security denominated in Dollars.

"Unrestricted Euro Denominated Global Security" means an Unrestricted Global Security denominated in euro.

"Unrestricted Global Security" means one or more securities in definitive, fully registered form without interest coupons, with the legend provided in Exhibit B hereto, without the Private Placement Legend.

"Unrestricted Notes" means Notes that are not Restricted Securities.

"Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary if (a) such Subsidiary does not own any Capital Stock of, or does not own or hold any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, (b) such designation complies with Section 4.03 and (c) each Subsidiary to be designated as an Unrestricted Subsidiary and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness under which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and (y) immediately before and immediately after giving effect to such designation, no default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution approving the designation and an Officer's Certificate certifying that the designation complied with this Indenture.

"U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

"U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

"Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness by (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof; by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

"Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person to the extent all of the outstanding Capital Stock or other ownership interests of which (other than in the case of a Foreign Subsidiary, directors' qualifying shares or an immaterial amount of shares owned by other Persons pursuant to applicable law are owned by such Person or any Wholly Owned Subsidiary of such Person).

"Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary that is a Wholly Owned Subsidiary.

ARTICLE TWO

THE NOTES

Section 2.01                                 Form and Dating. Restricted Securities (including the Initial Notes) and the certificate of authentication relating thereto shall be substantially in the form of Exhibit A-1 (in the case of Dollar Notes) and Exhibit A-2 (in the case of Euro Notes). Unrestricted Notes and the certificate of authentication relating thereto shall be substantially in the form of Exhibit A-3 (in the case of Dollar Notes) and Exhibit A-4 (in the case of Euro Notes). The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Notes that are Restricted Securities (including the Initial Notes) shall bear the Private Placement Legend. Each Note shall be dated the date of issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors, the Trustee, the Security Agent and AIBIBNY Fund Management (Ireland) Limited, as Irish Paying Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(a)            Restricted Global Securities.

(i)            Notes that are Restricted Securities shall be issued in the form of one or more global securities (each, a "Restricted Global Security") in definitive, fully registered form without interest coupons, with the legend provided for in Exhibit B, except as otherwise permitted herein.

(ii)            Each Restricted Dollar Denominated Global Security shall be registered in the name of DTC or its nominee and deposited with a custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Restricted Dollar De-nominated Global Security may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, in connection with a corresponding decrease or increase in the aggregate principal amount of a Regulation S Dollar Denominated Global Security or an Unrestricted Dollar De-nominated Global Security, as hereinafter provided.

(iii)            Each Restricted Euro Denominated Global Security shall be registered in the name of the Common Depositary or its nominee and deposited with the Common Depositary, on behalf of Euroclear and Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided for credit to the account of Euroclear and/or Clearstream. The aggregate principal amount of a Restricted Euro Denominated Global Security may from time to time be increased or decreased by adjustments made on the records of the Common Depositary, in connection with a corresponding decrease or increase in the aggregate principal amount of an Unrestricted Euro Denominated Global Security, as hereinafter provided.

(b)            Regulation S Global Securities.

(i)            Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of one or more Restricted Global Securities (the "Regulation S Global Security") deposited with the custodian for the Depositary, and registered in the name of the Depositary or its nominee for the accounts of the Euroclear System, as operated by Euroclear Bank S.A./N.V. and Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. During or prior to the end of the 40-day restricted period within the meaning of Regulation S, beneficial interests in the Regulation S Global Security may only be held through Euroclear and Clearstream. Any resale or transfer of beneficial interests in the Regulation S Global Security shall be made only pursuant to Rule 144A or Regulation S or another exemption from the Registration requirements of the Securities Act, after delivery to the Company by the transferor, if required by the Company, of the opinions, certification or other information described in Section 2.17. The aggregate principal amount of the Regulation S Global Security as may from time to time be increased or decreased by adjustments made in the records of the custodian for the Depositary or its nominee, as herein provided.

(c)            Physical Notes. Notes issued in exchange for interests in a Global Note pursuant to Section 2.15 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A-1, A-2, A-3 or A-4, as applicable (the "Physical Notes"), and, as long as it is a requirement under Dutch law that the Company only attracts funds from professional market parties within the meaning of the Exemption Regulation under the Dutch Act on the Supervision of the Credit System 1992, each Physical Note will contain the following legend:

THIS NOTE (OR ANY INTEREST HEREIN) MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS ("DUTCH RESIDENTS") OTHER THAN TO PROFESSIONAL MARKET PARTIES WITHIN THE MEANING OF THE EXEMPTION REGULATION UNDER THE DUTCH ACT ON THE SUPERVISION OF CREDIT INSTITUTIONS 1992 THAT AC-QUIRE SUCH NOTES (OR ANY INTEREST HEREIN) FOR THEIR OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER PMP ("PMPs"). EACH DUTCH RESIDENT, BY PURCHASING THIS NOTE (OR ANY INTEREST HEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE COMPANY (1) THAT IT IS SUCH A PMP AND IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER PMP, (2) THAT SUCH NOTE (OR ANY INTEREST HEREIN) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS OTHER THAN TO A PMP AND (3) THAT SUCH HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.

Section 2.02                                 Execution and Authentication; Aggregate Principal Amount. A duly authorized Officer of the Company shall execute the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee or an authentication agent manually signs the certificate of authentication on the Note. The signature of such representative of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

On the Issue Date, upon Company Order the Trustee or an authentication agent (which, in the case of the Initial Euro Notes, shall be the Registrar) shall authenticate and deliver (i) Dollar Notes for original issue in an aggregate principal amount not to exceed $615,000,000 and (ii) Euro Notes for original issue in an aggregate principal amount not to exceed €500,000,000. Additional Notes may be issued in accordance with Sections 2.01 and 2.18. Any such Company Order may specify the amount and series of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated, whether such Notes are Unrestricted Notes and whether (subject to Section 2.01) the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request and, in the case of an issuance of Additional Notes pursuant to Section 2.18 after the Issue Date, shall certify that such issuance will not be prohibited by Section 4.12.

Notwithstanding the foregoing, except as provided in Section 9.02, all noteholders in respect of Notes is-sued under this Indenture shall vote and consent together on all matters (as to which any of such noteholders in respect of Notes may vote or consent) as one class and no series of noteholders in respect of of Notes will have the right to vote or consent as a separate class on any matter. For purposes of voting (or any other matter requiring a determination based on a percentage of principal amount of Notes outstanding), the aggregate principal amount of outstanding Euro Notes will be calculated using the noon buying rate in The City of New York for cable transfers in euro as certified for customs purposes by the Federal Reserve Bank of New York of $1.2337 per euro on August 3, 2005.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company. The Euro Paying Agent is initially appointed as authentication agent for the Euro Notes.

The Dollar Notes shall be issuable in fully registered form only, without coupons, in denominations of $75,000 and integral multiples of $1,000 in excess thereof. The Euro Notes shall be issuable in fully registered form only, without coupons, in denominations of €50,000 and integral multiples of €1,000 in excess thereof.

Section 2.03                                 Registrar and Paying Agent. The Company shall maintain an office or agency, where (a) Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Notes may be presented or surrendered for payment and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Paying Agent shall not be the Company or an Affiliate of the Company. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The terms "Paying Agent" and "Transfer Agent" include any additional paying agent or transfer agent, as applicable, and the term "Registrar" includes any co-registrar. The Company may change the Paying Agent or Registrar without notice to any Holder.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.

The Company initially appoints the Trustee as Registrar and Paying Agent for the Dollar Notes, and initially appoints The Bank of New York as Paying Agent for the Euro Notes and as Registrar for the Euro Notes, in each case until such time as such entity has resigned or a successor has been appointed.

So long as the Notes are listed on the Irish Stock Exchange and its rules so require, a paying agent and transfer agent (the "Irish Paying Agent") will be maintained in Ireland at all times that payments are required to be made in respect of the Notes. The Company initially appoints AIB/BNY Fund Management (Ireland) Limited, who accepts such appointment, as Irish Transfer Agent.

The Company may change any Registrar, Paying Agent or Irish Transfer Agent upon written notice to such Registrar, Paying Agent or Irish Transfer Agent and to the Trustee; provided,however, that no such removal shall become effective until acceptance of an appointment by a successor as agreed by the Company and such successor Registrar, Paying Agent or Irish Transfer Agent. The Registrar, Paying Agent or Irish Transfer Agent may resign without reason by providing 30 days' written notice to the Company and the Trustee.

Except as specifically provided in this Indenture, any Registrar, Paying Agent or Irish Transfer Agent will act solely as agent of the Company and will not assume any obligation or relationship of agency or trust to or with the Holders; provided that, at any time after an Event of Default in respect of the Notes has occurred or the Notes have accelerated, any Registrar, Paying Agent or Irish Transfer Agent shall, upon receipt of notice from the Trustee (a copy of which shall have been sent to the Company), act as agent of the Trustee in relation to payments to be made by or on behalf of the Trustee hereunder and (i) hold the Notes and all sums, documents and records held by them in respect of the Notes on behalf of the Trustee; or (ii) deliver the Notes and all sums, documents and records held by them in respect of the Notes to the Trustee or as the Trustee shall direct in such notice; and provided, further, that such notice shall be deemed not to apply to any documents or records which any agent is obliged by any law or regulation not to release.

Section 2.04                                 Paying Agent To Hold Assets in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment; provided,however, that this Section 2.04 shall not impose any fiduciary or other duties upon such agent in respect of the Holders. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment De-fault, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent and the completion of any accounting required to be made here-under, the Paying Agent shall have no further liability for such assets. None of the Company or any of its Subsidiaries may act as Paying Agent.

Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list as of the applicable Record Date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

Section 2.06                                 Transfer and Exchange. Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations (but of the same series), the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided,however, that the Notes presented or surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption pursuant to Section

3.03 and paragraph 5 of the Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

Prior to the due presentation for registration of transfer of any Note, the Company, the Guarantors, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, any Guarantor, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.

Section 2.07                                 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note of the same series and each of the Guarantors shall execute a Guarantee thereon if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of the Company, the Guarantors and the Trustee, to protect the Company, the Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for their reasonable out-of-pocket expenses in replacing a Note, including fees and expenses of counsel. Every replacement Note shall constitute an additional obligation of the Company and every replacement Guarantee shall constitute an additional obligation of the Guarantors.

Section 2.08                                 Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee or an authentication agent except those cancelled by it or a Registrar, those delivered to it or a Registrar for cancellation and those described in this Section as not outstanding. Subject to Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender, U.S. Government Obligations, or a combination thereof (in the case of Dollar Notes) or euro, Euro Obligations, or a combination thereof (in the case of Euro Notes) sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture or the Intercreditor Agreement, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

If on any date which is no earlier than 60 days prior to a Redemption Date, the Company has irrevocably deposited in trust with the Trustee U.S. Legal Tender, U.S. Government Obligations or a combination thereof (in the case of Dollar Notes) or euro, Euro Obligations or a combination thereof (in the case of Euro Notes) in an amount sufficient to pay all of the principal, premium, if any, and interest due on the Notes payable on such Redemption Date, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof on such Redemption Date pursuant to the terms of this Indenture, then and after the date of such de-posit such Notes shall be deemed to be not outstanding for purposes of determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice which re-quires the consent of at least a majority in aggregate principal amount of Notes then outstanding.

Section 2.09                                 Treasury Notes. In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or an Affiliate shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

Section 2.10                                 [Intentionally Omitted].

Section 2.11                                 Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and shall dispose all cancelled Securities in accordance with its customary procedures. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that the Company has paid or delivered to the Trustee for cancellation. Notes redeemed shall be cancelled. However, if the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12                                 Defaulted Interest. The Company will pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Dollar Notes or Euro Notes, as applicable. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of interest then borne by the Dollar Notes or Euro Notes, as applicable. Interest on the Notes will be computed on the basis of a 360-day year comprized of twelve 30-day months.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(a) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid.

Section 2.13                                 CUSIP Numbers. The Company in issuing the Notes may use one or more "CUSIP" and/or "ISIN" numbers, and if so notified, the Trustee shall use the CUSIP and/or ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided,however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN number.

Section 2.14                                 Deposit of Moneys. Prior to 10:00 a.m. London time on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, as the case may be, subject to actual receipt by the Paying Agent, the Paying Agent shall remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date, and Net Proceeds Offer Payment Date, as the case may be.

Section 2.15                                 Book-Entry Provisions for Global Securities. Except as indicated below in this Section 2.15, the Notes shall be represented only by Global Securities. The Global Securities shall be deposited with a Depositary for such Notes or its custodian (and shall be registered in the name of Cede & Co.). The Depositary for the Dollar Notes shall be DTC unless the Company appoints a successor Depositary by delivery of a Company Order to the Trustee specifying such successor Depositary. The Depositary for the

Euro Notes shall be The Bank of New York, London Branch, through its nominee, The Bank of New York (Nominees) Limited, unless, with the approval of Euroclear and Clearstream, the Company appoints a successor Depositary (which shall be a Common Depositary of Euroclear and Clearstream) by delivery of a Company Order to the Trustee specifying such successor Depositary.

All payments on a Dollar Denominated Global Security will be made to DTC or its nominee, as the case may be, as the registered owner and Holder of such Dollar Denominated Global Security. All payments on a Euro Denominated Global Security will be made to the order of the Common Depositary or its nominee, as the case may be, as the registered holder of such Euro Denominated Global Security. In each case, the Company will be fully discharged by payment to or to the order of such Depositary from any responsibility or liability in respect of each amount so paid. Upon receipt of any such payment in respect of a Dollar Denominated Global Security, DTC will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Dollar Denominated Global Security as shown on the records of DTC. The Common Depositary will instruct the Euro Paying Agent to make payments in respect of the Euro Notes to Euroclear and Clear-stream in amounts proportionate to their respective beneficial interests in the principal amount of each Euro De-nominated Global Security, and Euroclear and Clearstream will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of Euroclear.

Unless and until it is exchanged in whole or in part for Physical Notes, in accordance with this Section 2.15, a Global Security may not be transferred except as a whole by the relevant Depositary or nominee thereof to another nominee of the Depositary or to a successor of Depositary or a nominee of such successor.

Owners of beneficial interests in Global Securities shall be entitled or required, as the case may be, but only under the circumstances described in this Section 2.15, to receive physical delivery of Physical Notes.

Interests in a Global Security shall be exchangeable or transferable, as the case may be, for Physical Notes if (i) in the case of a Dollar Denominated Global Security, DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Dollar Denominated Global Security, or DTC ceases to be a "Clearing Agency" registered under the United States Securities Exchange Act of 1934, and a successor depositary is not appointed by the Company, (ii) in the case of a Euro Denominated Global Security, Euroclear and Clearstream notify the Company that they are unwilling or unable to continue as clearing agencies for such Euro Denominated Global Security, and a successor depositary is not appointed by the Company, (iii) in the case of a Euro Denominated Global Security, the Common Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Euro Denominated Global Security, and a successor Common Depositary is not appointed by the Company within one hundred twenty (120) days or (iv) an Event of Default has occurred and is continuing with respect thereto and the owner of a beneficial interest therein requests such exchange or transfer. Upon the occurrence of any of the events described in the preceding sentence, the Company shall cause the appropriate Physical Notes to be delivered to the owners of beneficial interests in the Global Securities or the Participants in DTC or Euroclear and Clearstream through which such owners hold their beneficial interest. Physical Notes shall be exchangeable or transferable for interests in other Physical Notes as described herein.

Section 2.16                                 Transfer and Exchange of Securities.

(a)            Transfer and Exchange of Dollar Denominated Global Securities. Notwithstanding any provisions of this Indenture or the Notes, transfers of a Dollar Denominated Global Security, in whole or in part, transfers and exchanges of interests therein of the kinds described in clauses (ii), (iii) and (iv) below and exchange of interests in Dollar Denominated Global Securities or of other dollar denominated securities as described in clause (v) below, shall be made only in accordance with this Section 2.16(a). Transfers and exchanges subject to this Section 2.16 shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 2.16.

(i)            General. A Dollar Denominated Global Security may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof or a successor to DTC or its nominee, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a dollar denominated security that is issued in exchange for a Dollar Denominated Global Security but is not itself a Dollar Denominated Global Security. No transfer of a Dollar Note of any series to any Person shall be effective under this Indenture or the Dollar Notes of such series unless and until such Dollar Note has been registered in the name of such Person. Nothing in this Section 2.16(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Dollar Denominated Global Security effected in accordance with the other provisions of this Section 2.16(a).

(ii)            Restricted Global Security to Regulation S Global Security. If the Holder of a beneficial interest in a Restricted Dollar Denominated Global Security of any series wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Dollar Denominated Global Security of such series, such transfer may be effected, subject to the rules and procedures of DTC, Euroclear and Clearstream, in each case to the extent applicable (the "Applicable Procedures"), only in accordance with this Section 2.16(a)(ii). Upon receipt by the Dollar Registrar of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Dollar Registrar, to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Regulation S Dollar Denominated Global Security in a principal amount equal to that of the beneficial interest in a Restricted Dollar Denominated Global Security to be so transferred; (B) a writ-ten order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, if applicable, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit C-1 given by the Holder of such beneficial interest, the principal amount of a Restricted Dollar Denominated Global Security shall be reduced, and the principal amount of a Regulation S Dollar Denominated Global Security shall be increased, by the principal amount of the beneficial interest in a Restricted Dollar Denominated Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Dollar Registrar, and the Dollar Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Agent Member for Euroclear or Clearstream or both, as the case may be) a beneficial interest in a Regulation S Dollar Denominated Global Security having a principal amount equal to the amount so transferred.

(iii)            Restricted Dollar Denominated Global Security to Unrestricted Dollar DenominatedGlobal Security. If the Holder of a beneficial interest in a Restricted Dollar Denominated Global Security of any series wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Dollar Denominated Global Security of such series, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.16(a)(iii). Upon receipt by the Dollar Registrar, of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Dollar Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in an Unrestricted Dollar Denominated Global Security in a principal amount equal to that of the beneficial interest in a Restricted Dollar Denominated Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, if applicable, the Euroclear or Clearstream account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit C-2 given by the Holder of such beneficial interest and, with respect to a transfer of a beneficial interest, either a Regulation S Dollar Denominated Global Security or an Unrestricted Dollar Denominated Global Security, the principal amount of the Restricted Dollar Denominated Global Security shall be reduced, and the principal amount of an Unrestricted Dollar Denominated Global Security shall be increased, by the principal amount of the beneficial interest in a Restricted Global Dollar Denominated Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Dollar Registrar and the Dollar Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Agent Member for Euroclear or Clearstream or both, as the case may be) a beneficial interest in an Unrestricted Dollar Denominated Global Security having a principal amount equal to the amount so transferred.

(iv)            Regulation S Dollar Denominated Global Security or Unrestricted Dollar DenominatedGlobal Security to Restricted Dollar Denominated Global Security. If the Holder of a beneficial interest in a Regulation S Dollar Denominated Global Security of any series or an Unrestricted Dollar Denominated Global Security of any series wishes at any time to transfer such interest to a Person who wishes to take de-livery thereof in the form of a beneficial interest in a Restricted Dollar Denominated Global Security of such series, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.16(a)(iv). Upon receipt by the Dollar Registrar of (A) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Dollar Registrar to credit or cause to be credited to a specified Agent Member's account a beneficial interest in a Restricted Dollar De-nominated Global Security in a principal amount equal to that of the beneficial interest in a Regulation S Dollar Denominated Global Security or an Unrestricted Dollar Denominated Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (and, if applicable, the Euroclear or Clearstream account, as the case may be) to be debited for, such beneficial interest and (C) with respect to a transfer of a beneficial interest in a Regulation S Dollar Denominated Global Security (but not an Unrestricted Dollar Denominated Global Security) to a Person whom the transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, a certificate in substantially the form set forth in Exhibit C-3 given by the Holder of such beneficial interest, and with respect to a transfer of a beneficial interest, either a Regulation S Dollar De-nominated Global Security or an Unrestricted Dollar Denominated Security, the principal amount of a Restricted Dollar Denominated Global Security shall be increased, and the principal amount of a Regulation S Dollar Denominated Global Security or an Unrestricted Dollar Denominated Global Security shall be reduced, by the principal amount of the beneficial interest in a Restricted Dollar Denominated Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Dollar Registrar and the Dollar Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Agent Member for Euroclear or Clearstream or both, as the case may be) a beneficial interest in the Restricted Dollar Denominated Global Security having a principal amount equal to the amount so transferred.

(v)            Exchanges of Dollar Denominated Global Security for Dollar-Denominated Non-GlobalSecurity. In the event that a Dollar Denominated Global Security or any portion thereof is exchanged for dollar denominated securities other than Dollar Denominated Global Securities, such other dollar denominated securities may in turn be exchanged (on transfer or otherwise) for Notes that are not Dollar Denominated Global Securities or for beneficial interests in a Dollar Denominated Global Security (if any is then outstanding) only in accordance with such procedures, which shall be substantially consistent with the pro-visions of clauses (i) through (iv) above and (vi) below (including the certification requirements intended to insure that transfers and exchanges of beneficial interests in a Dollar Denominated Global Security comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

(vi)            Beneficial Interest in Regulation S Dollar Denominated Global Security to be HeldThrough Euroclear or Clearstream. Until the termination of the applicable restricted period under Regulation S with respect thereto, interests in a Regulation S Global Security may be held only through Agent Members acting for and on behalf of Euroclear and Clearstream, provided that this clause (vi) shall not prohibit any transfer in accordance with Section 2.16(a)(iv).

(b)            Transfer and Exchange of Euro Denominated Global Securities. Notwithstanding any provisions of this Indenture or the Euro Notes, transfers of a Euro Denominated Global Security, in whole or in part, shall be made only in accordance with this Section 2.16(b). Transfers and exchanges subject to this Section 2.16 shall also be subject to the other provisions of this Indenture that are not inconsistent with this Section 2.16.

(i)            General. A Euro Denominated Global Security may not be transferred, in whole or in part, to any Person other than the Common Depositary or a nominee thereof or a successor Common Depositary or its nominee, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a euro denominated security that is issued in exchange for a Euro Denominated Global Security but is not itself a Euro Denominated Global Security. No transfer of a Euro Denominated Security to any Person shall be effective under this Indenture or the Euro Denominated Securities unless and until such Euro Denominated Security has been registered in the name of such Person. Nothing in this Section 2.16(b)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Euro Denominated Global Security effected in accordance with the other provisions of this Section 2.16(b).

(ii)            Restricted Euro Denominated Global Security to Unrestricted Euro Denominated GlobalSecurity. If the Holder of a beneficial interest in a Restricted Euro Denominated Global Security wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in an Unrestricted Euro Denominated Global Security, such transfer may be effected, subject to the Applicable Procedures, only in accordance with this Section 2.16(b)(ii). Upon receipt by the Euro Registrar of (A) written instructions given in accordance with the Applicable Procedures from Euroclear or Clearstream directing the Euro Registrar to credit or cause to be credited to Euroclear or Clearstream's ac-count a beneficial interest in an Unrestricted Euro Denominated Global Security in a principal amount equal to that of the beneficial interest in a Restricted Euro Denominated Global Security to be so transferred, (B) a written order given in accordance with the Applicable Procedures containing information regarding the account of Euroclear or Clearstream to be credited with, and the account of Euroclear or Clear-stream to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit C-2 given by the Holder of such beneficial interest, the principal amount of the Restricted Euro Denominated Global Security shall be reduced, and the principal amount of an Unrestricted Euro Denominated Global Security shall be increased, by the principal amount of the beneficial interest in a Restricted Euro Denominated Global Security to be so transferred, in each case by means of an appropriate adjustment on the records of the Euro Registrar and the Euro Registrar shall instruct the Common Depositary or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions (which shall be the Agent Member for Euroclear or Clearstream or both, as the case may be) a beneficial interest in a Unrestricted Euro Denominated Global Security having a principal amount equal to the amount so transferred.

(iii)            Exchanges of Euro Denominated Global Security for Euro Denominated Non-Global Security. In the event that a Euro Denominated Global Security or any portion thereof is exchanged for euro denominated securities other than Euro Denominated Global Securities, such other euro denominated securities may in turn be exchanged (on transfer or otherwise) for Notes that are not Euro Denominated Global Securities or for beneficial interests in a Euro Denominated Global Security (if any is then Outstanding) only in accordance with such procedures, which shall be substantially consistent with the provisions of clauses (i) through (ii) above and (iv) below (including the certification requirements intended to insure that transfers and exchanges of beneficial interests in a Euro Denominated Global Security comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee.

(iv)            Interest in Euro Denominated Global Security to be Held Through Euroclear or Clear-stream. Interests in a Euro Denominated Global Security may be held only through Agent Members acting for and on behalf of Euroclear or Clearstream.

(c)            Global Securities. The provisions of clauses (i), (ii), (iii), and (iv) below shall apply only to Global Securities;

(i)            General. Each Global Security authenticated under this Indenture shall be registered in the name of the appropriate Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor.

(ii)            Transfer to Persons Other than Depositary. Notwithstanding any other provision in this Indenture or the Notes, no Global Security may be exchanged in whole or in part for Notes registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the appropriate Depositary or a nominee thereof unless (A) in the case of a Dollar Denominated Global Security, DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, or DTC ceases to be a Clearing Agency registered under the United States Securities Exchange Act of 1934, and a successor to DTC is not appointed by the Company, (B) in the case of a Euro Denominated Global Security, Euroclear and Clearstream notify the Company that they are unwilling or unable to continue as clearing agencies for such Euro Denominated Global Security, and successor clearing agencies are not appointed by the Company, (C) in the case of a Euro Denominated Global Security, the Common Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Euro De-nominated Global Security, and a successor Common Depositary is not appointed by the Company within one hundred twenty (120) days or (D) in the case of any Global Security, an Event of Default has occurred and is continuing with respect thereto and the owner of a beneficial interest therein requests such exchange or transfer. Any Global Security exchanged pursuant to clause (A), (B) or (C) above shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to clause (D) above may be ex-changed in whole or from time to time in part as directed by DTC or Euroclear and Clearstream, as the case may be. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security, provided that any such Security so issued that is registered in the name of a Person other than the appropriate Depositary or a nominee thereof shall not be a Global Security.

(iii)            Global Security to Physical Note. Physical Notes issued in exchange for a Global Security or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form without interest coupons, shall be of the same series and shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the appropriate Depositary shall designate and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the appropriate Depositary to the appropriate Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, in the case of a Dollar Denominated Global Security, if Cede & Co. is acting as custodian for DTC or its nominee with respect to such Global Security or, in the case of a Euro Denominated Global Security, if the Common Depositary is acting as Depositary for Euroclear and Clearstream, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of DTC or of the Common Depositary. Upon any such surrender or adjustment, the Trustee shall authenticate and de-liver the Security issuable on such exchange to or upon the order of the appropriate Depositary or an authorized representative thereof.

(iv)            In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of Physical Notes in definitive, fully registered form, without interest coupons.

(v)            No Rights of Agent Members in Global Security. No Agent Member of any Depositary nor any other Persons on whose behalf Agent Members may act (including Euroclear and Clearstream and account Holders and Participants therein) shall have any rights under this Indenture with respect to any Global Security, or under any Global Security, and each Depositary or its nominee, as the case may be, may be treated by the Company, the Trustee, any Registrar, Paying Agent or Transfer Agent, and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, any Registrar, Paying Agent or Transfer Agent, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the applicable Depositary or such nominee, as the case may be, or impair, as between DTC, Euroclear and Clearstream, their respective Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

(vi)            Notwithstanding anything to the contrary in this Indenture, all Global Securities shall be governed by the relevant Applicable Procedures.

Section 2.17                                 Special Transfer Provisions.

(a)            Other Transfers. If a Holder proposes to transfer an Initial Note pursuant to any exemption from the registration requirements of the Securities Act other than as described in Section 2.16, the Registrar shall only register such transfer or exchange if such transferor delivers to the Company, Registrar and the Trustee an Opinion of Counsel satisfactory to the Company, the Registrar and the Trustee that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided that the Company may, based upon the opinion of its counsel, instruct the Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB or a non-U.S. Person.

(b)            General. By its acceptance of any Note bearing legends, each Holder of such a Note acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the legends and agrees that it will transfer such Security only as provided in this Indenture.

(c)            Transfer Restrictions under Dutch Law. Notes (including rights representing an interest in a Global Security) may not be offered, sold, transferred or delivered at any time by anyone, directly or indirectly, to individuals or legal entities who or which are established, domiciled or have their residence in The Netherlands ("Dutch Residents") other than to professional market parties within the meaning of the Exemption Regulation under the Dutch Act on the Supervision of Credit Institutions 1992 ("PMPs") acquiring the Notes for their own ac-count. Dutch Residents, by purchasing Notes (or any interest herein) may not be offered, sold, pledged or otherwise transferred to Dutch residents other than to a PMP acquiring for its own account or for the account of another PMP and (ii) they will provide notice of this transfer restriction to any subsequent transferee.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15, 2.16 or this Section 2.17 for a period of two years, after which time such letters, notices and other written communications shall at the written request of the Company be delivered to the Company. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications during normal office hours upon the giving of reasonable prior written notice to the Registrar.

Section 2.18                                 Issuance of Additional Notes. The Company shall be entitled to issue Additional Notes of either series under this Indenture which shall have substantially identical terms as the Initial Notes of such series, other than with respect to the date of issuance, issue price and amount of interest payable on the first Interest Payment Date applicable thereto; provided that such issuance is not prohibited by Section 4.12.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors (or a duly appointed committee thereof) and in an Officer's Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1)            the series of and aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2)            the issue price and the issue date of such Additional Notes and the amount of interest payable on the first Interest Payment Date applicable thereto; and

(3)            whether such Additional Notes shall be Restricted Securities or Unrestricted Notes.

ARTICLE THREE

REDEMPTION

Section 3.01                                 Notices to Trustee. If the Company elects to redeem Dollar Notes pursuant to paragraph 5 of the Dollar Notes or the Euro Notes pursuant to paragraph 5 of the Euro Notes it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the aggregate principal amount of the Notes of such series to be redeemed. Such notice must be given at least 30 days prior to the Redemption Date, but shall not be given more than 60 days before such Redemption Date. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.02                                 Selection of Notes To Be Redeemed. If less than all of the Dollar Notes and/or Euro Notes, as the case may be, are to be redeemed at any time, selection of such Notes of the appropriate series for redemption will be made by the Trustee in compliance with the requirements of the principal national securities ex-change, if any, on which such Notes are listed or, if such Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided,however, that no Notes of a principal amount of $1,000 or €1,000, as the case may be, or less shall be redeemed in part; provided that no Notes shall be redeemed in part if the resulting Note would have a minimum denomination that is less than $75,000 or €50,000, as the case may be.

Section 3.03                                 Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first- class mail to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of this Indenture, in each case in accordance with this Indenture. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided,however, that the Company shall deliver to the Trustee, at least 40 days prior to the Redemption Date (which may be waived by the Trustee), an Officer's Certificate requesting that the Trustee give such notice and shall provide the Trustee with the information required and within the time periods specified by this section. Each notice for redemption shall identify the Notes of the appropriate series to be redeemed and shall state:

(1)            the Redemption Date;

(2)            the redemption price and the amount of accrued interest, if any, to be paid (the "Redemption Price");

(3)            the paragraph of the Dollar Notes and/or the Euro Notes, as the case may be, pursuant to which the Notes of such series are being redeemed;

(4)            the name and address of the Paying Agent;

(5)            that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)            that, unless the Company defaults in making the redemption payment, interest, if any, on Notes called for redemption shall cease to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(7)            that, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed;

(8)            that, if less than all the Notes of a series of Notes are to be redeemed, the identification of the particular Notes and the aggregate principal amount (or portion thereof) of such Notes to be redeemed, to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

(9)            whether the redemption is conditioned on any events and what such conditions are.

If one or more conditions specified with respect to a redemption are not satisfied or waived, the Redemption Date shall be deemed not to have occurred for all purposes of this Indenture and the Company shall give notice of such non-occurrence to the Holders of the applicable Notes and to the Trustee.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule, laws and regulations are applicable in connection with the purchase of Notes.

Section 3.04                                 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Company defaults in payment of the Redemption Price.

Section 3.05 Deposit of Redemption Price. On or before the Redemption Date, the Company shall de-posit with the Paying Agent U.S. Legal Tender (in the case of Dollar Notes) and/or euro (in the case of Euro Notes) sufficient to pay the Redemption Price of all Notes of the applicable series to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender (in the case of Dollar Notes) and/or euro (in the case of Euro Notes) so deposited that is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

Section 3.06                                 Notes Redeemed in Part. Upon surrender of a Note that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Note or Notes at the Company's expense of the appropriate series equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07                                 Redemption for Taxation Reasons. The Company may redeem any Notes in whole, but not in part, at any time upon giving not less than 30 nor more than 60 days' notice to the holders of the notes (which notice shall be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a "Tax Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if any, if the Company determines in good faith that, as a result of:

(1)            any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction affecting taxation; or

(2)            any change in governmental position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction)

(each of the foregoing in clauses (1) and (2), a "Change in Tax Law"), it or any Guarantor not organized in one of the states of the United States (a "Non-U.S. Note Guarantor"), with respect to its Guarantee, is, or on the next interest payment date in respect of the Notes would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to the Company or such Non-U.S. Note Guarantor (including, for the avoidance of doubt, the appointment of a new Paying Agent or, where such payment would be reasonable, the payment through the Company or another guarantor). In the case of the Company and the Guarantors, the Change in Tax Law must be announced on or after the date of the Offering Memorandum. In the case of an Additional Guarantor, or any successor of any Person specified in the preceding sentence, the Change in Tax Law must be announced on or after the date that such Person became a Guarantor or such a successor. Notice of redemption for taxation reasons shall be published in accordance with the procedures described in Sections 3.02 and 3.03. Not-withstanding the foregoing, no such notice of redemption shall be given (a) earlier than 90 days prior to or later than 270 days after the earliest date on which the Payor would be obliged to make such payment of Additional Amounts and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of any Notes pursuant to the foregoing, the Company shall deliver to the Trustee (a) an Officer's Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and (b) an Opinion of Counsel to the effect that the Company or a Non-U.S. Guarantor has been or will become obligated to pay Additional Amounts as a result of a Change in Tax Law.

ARTICLE FOUR

COVENANTS

Section 4.01                                 Payment of Notes. The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date U.S. Legal Tender (in the case of Dollar Notes) and/or euro (in the case of Euro Notes) designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprized of twelve 30-day months.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or interest payments hereunder.

Section 4.02                                 Maintenance of Office or Agency. The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.02.

Section 4.03                                 Limitation on Restricted Payments. The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment or immediately after giving effect thereto, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not able to incur at least €1.00 of additional Indebtedness other than Permitted Indebtedness in compliance with Section 4.12, or (iii) the aggregate amount of Restricted Payments made after the Issue Date, including, the Fair Market Value as determined reasonably and in good faith by the Board of Directors of the Company of non-cash amounts constituting Restricted Payments) shall exceed the sum of: (x) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned from July 1, 2005 through the last day of the last full fiscal quarter immediately preceding the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); provided,however, that for purposes of this sub-clause (iii)(x) only, to the extent any amounts that would constitute net income but which have been used to make a Permitted Investment described in clause (v) of the definition thereof, such amounts shall be excluded from Consolidated Net Income; plus (y) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or debt securities of the Company that are convertible into or exchangeable for Qualified Capital Stock of the Company, but only when and to the extent such debt securities are converted into or exchanged for Qualified Capital Stock of the Company; plus (z) without duplication of any amounts included in clause (iii)(y) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph shall not prohibit: (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration; (2) any Restricted Payments, either (i) solely in ex-change for shares of Qualified Capital Stock of the Company or (ii) if no Default or Event of Default shall have occurred and be continuing, through the application of net cash proceeds of a substantially concurrent Equity Offering (other than to a Subsidiary of the Company) or capital contribution received by the Company; (3) the acquisition or repayment of any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) if no Default or Event of Default shall have occurred and be continuing, through the application of net cash proceeds of (A) a substantially concurrent

Equity Offering or (B) incurrence for cash of Refinancing Indebtedness, (in the case of (A) or (B), other than to a Subsidiary of the Company); (4) beginning on the fifth anniversary of the Issue Date, so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of, or dividends to Parent to permit repurchases by Parent of, Common Stock of the Company or Parent from employees, former employees, directors or former directors of the Company or any of its subsidiaries (or permitted transferees of such persons) or their authorized representatives upon the death, disability or termination of employment of such employees or directors, in an aggregate amount for all periods not to exceed 2.0% of the share capital of the Company from time to time at Fair Market Value at the date of such repurchase; (5) payments to Parent for legal, audit, tax and other expenses directly relating to the administration of Parent, including customary compensation payable to the Parent's directors and employees, not to exceed €1.5 million in any fiscal year; (6) so long as no Default or Event of Default shall have occurred and be continuing (A) ongoing service fees paid to AI Petrochemicals LLC or its designees in an aggregate annual amount of €2.5 million (or in an aggregate annual amount of €5 million in the event the Company's Consolidated EBITDA for the four quarter period ending immediately prior to such payment is in excess of €800 million (after adjustment for such payments)) and (B), advisory and monitoring fees paid to AI Petrochemicals LLC or its designee in an amount equal to 0.5% of the gross transaction value of each qualified transaction as described in the Management Agreement; provided that the minimum advisory and monitoring fees per transaction shall be €250,000 and the maximum advisory and monitoring fee per transaction shall be €5 million; and (C) commercially reasonable expenses incurred by and paid to AI Petrochemical LLC or its affiliates not to exceed a cumulative amount of €1 million in any twelve months pursuant to the Management Agreement; (7) cash payments in lieu of issuing fractional shares pursuant to the exercise or conversion of any exercisable or convertible securities; (8) payments or distributions to dissenting shareholders pursuant to applicable law in connection with or in contemplation of a merger, consolidation or transfer of assets that complies with Article Five; (9) payments of dividends on Disqualified Capital Stock issued in accordance with Section 4.12; (10) directors' fees (including non-executive directors of the Company) in an amount not to exceed €1 million per year; and (11) additional Restricted Payments in an aggregate amount not to exceed €l 0 million since the Issue Date.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this Section 4.03, cash amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(A), (4) and (11) of the second paragraph of this Section 4.03 shall be included in such calculation.

Not later than the date of making any Restricted Payment pursuant to clause (iii) of the first paragraph of this Section 4.03 or clause (11) of the second paragraph of this Section 4.03, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's quarterly financial statements last provided to the Trustee pursuant to Section 4.09.

Section 4.04                                 Corporate Existence. Except as otherwise permitted by Article Five, the Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

Section 4.05                                 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all material lawful claims for labor, materials, supplies and services that, if unpaid, might by law become a Lien upon the property of it or any of its Restricted Subsidiaries; except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries as a whole; provided,however, that there shall not be required to be paid or discharged any such tax, assessment or charge, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

Section 4.06                                 Maintenance of Properties and Insurance.

(a)            The Company shall, and shall cause each of its Restricted Subsidiaries to, make all reasonable efforts to maintain its material properties in normal condition (subject to ordinary wear and tear) and make all reasonably necessary repairs, renewals or replacements thereto as in the judgment of the Company may be reasonably necessary to the conduct of the business of the Company and its Restricted Subsidiaries; except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

(b)            The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self- insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are reasonably adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries.

Section 4.07                                 Compliance Certificate; Notice of Default.

(a)            The Company shall deliver to the Trustee, within 120 days after the end of each of the Company's fiscal years commencing with the fiscal year ending December 31, 2005, an Officer's Certificate stating that a re-view of its activities and the activities of its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such officer signing such certificate, that to the best of his knowledge having made all due inquiries at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officer's Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

(b)            So long as any of the Notes are outstanding (i) if any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee as soon as practicable by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officer's Certificate specifying such event, notice or other action.

Section 4.08                                 Compliance with Laws. The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.

Section 4.09                                 Reports to Holders. For so long as any notes are outstanding, the Company shall provide to the Trustee in electronic form the following reports:

(1)            within 120 days after the end of the Company's fiscal year beginning with the first fiscal year ending after the Issue Date, annual reports containing, to the extent applicable with a level of detail that is comparable in all material respect to the Offering Memorandum, the following information: (a) audited consolidated balance sheets of the Company as of the end of the two most recent fiscal years and audited consolidated income statements and statements of cash flow of the Company (or Basell B.V.) for the two most recent fiscal years, in each case that includes historical information for Basell B.V., including (i) complete footnotes to such financial statements and (ii) footnote or other disclosure showing total assets, revenues and EBITDA, as of or for each of the relevant periods in such report, in each case, for the Guarantors on a consolidated basis indicating amounts that would be eliminated in the consolidated ac-counts of the Company, and the report of the independent auditors on the financial statements; (b) proforma income statement and balance sheet information of the Company, together with explanatory foot-notes, for any acquisitions, dispositions or recapitalizations, which would constitute a significant business combination in accordance with Rule 11-01(b) of Article 11 of Regulation S-X promulgated by the SEC as in effect on the Issue Date, that have occurred since the beginning of the most recently completed fiscal year (provided that an acquisition, disposition or recapitalization that has occurred less than 71 calendar days prior to the date such report is to be provided, such acquisition, disposition or recapitalization shall be included in the report for the next fiscal quarter); (c) to the extent relating to annual periods, an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition, and liquidity and capital resources of the Company, and a discussion of material commitments and contingencies and critical accounting policies; (d) a description of the business, management and shareholders of the Company, all material affiliate transactions and a description of all material debt instruments; and (e) a description of material risk factors and material recent developments;

(2)            within 60 days following the end of the first three fiscal quarters in each fiscal year of the Company beginning with the quarter ended June 30, 2005 (75 days following the end of the quarters ended June 30 and September 30, 2005) all quarterly financial statements of the Company (or, with respect to any fiscal quarter ending prior to the Issue Date, quarterly financial statements of Basell B.V.) (including, in the case of the financial statements for the fiscal quarter ended June 30, 2005, a balance sheet and income statement as of and for the quarter ended June 30, 2005 prepared on a proforma basis for the Transactions comparable to the presentation in the Offering Memorandum) containing the following information: (a) an unaudited condensed consolidated balance sheet as of the end of such quarter and unaudited condensed statements of income and cash flow for the most recent quarter year-to-date period ending on the unaudited condensed balance sheet date, and the comparable prior year period, together with condensed footnote disclosure; (b) proforma income statement and balance sheet information of the Company, together with explanatory footnotes, for any acquisitions, dispositions or recapitalizations occurring after the Issue Date, which would constitute a significant business combination in accordance with Rule 11-01(b) of Article 11 of Regulation S-X promulgated by the SEC as in effect on the Issue Date, that have occurred since the be-ginning of the most recently completed fiscal year (provided that an acquisition, disposition or recapitalization that has occurred less than 71 calendar days prior to the date such report is to be provided, such acquisition, disposition or recapitalization shall be included in the report for the next fiscal quarter or the current fiscal year, whichever occurs first); (c) an operating and financial review of the unaudited financial statements, including a discussion of the results of operations, financial condition, and liquidity and capital re-sources of the Company, and a discussion of material commitments and contingencies and critical accounting policies; and (d) material recent developments; and

(3)            promptly after the occurrence of any material acquisition, disposition or restructuring of the Company and its Restricted Subsidiaries, taken as a whole, or any senior executive officer changes at the Company or change in auditors of the Company or any other material event of the Company and its Restricted Subsidiaries, taken as a whole, that the Company or any of its Restricted Subsidiaries announces publicly, a report containing a description of such event.

All financial statements and proforma financial information shall be prepared in accordance with GAAP as in effect on the date of such report or financial statement (or otherwise on the basis of GAAP as then in effect) and on a consistent basis for the periods presented; provided,however, that the reports set forth in clauses (1), (2) and (3) above may, in the event of a change in applicable GAAP, present earlier periods on a basis that applied to such periods. Except as provided for above, no report need include separate financial statements or information for the Company, any Guarantors or non-Guarantor Subsidiaries of the Company or any disclosure with respect to the results of operations or any other financial or statistical disclosure not of a type included in the Offering Memorandum.

At any time that any of the Company's Subsidiaries are Unrestricted Subsidiaries and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, constitutes a Significant Subsidiary of the Company, then the annual and quarterly financial information required by clauses (1) and (2) above shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

Substantially concurrent with the issuance to the Trustee of the reports specified in (1), (2) and (3) above, the Company shall also (i) post copies of such reports on such website as may be then maintained by the Company or (ii) otherwise provide substantially comparable public availability of such reports. In the event that the Company becomes subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, or elects to comply with such provisions, the Company shall, for so long as it continues to file the reports required by Section 13(a) with the SEC, make available to the Trustee the annual reports, information, documents and other reports that the Company is, or would be, required to file with the SEC pursuant to such Section 13(a) or 15(d). Upon complying with the foregoing requirement, the Company shall be deemed to have complied with the provisions contained in the pre-ceding three paragraphs.

In addition, so long as the notes remain outstanding and during any period during which the Company is not subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), the Company shall furnish to the Holders and, upon their request, prospective purchasers of the Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

For so long as the Notes are listed on the Irish Stock Exchange and to the extent that the rules of the Irish Stock Exchange require, the above information shall also be made available in Dublin, Ireland through the offices of the Paying Agent in Ireland.

Section 4.10                                 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the obligations or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.11                                 Limitations on Transactions with Affiliates.

(a)            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those terms that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis by the Company or the relevant Restricted Subsidiary and an unrelated Person. The disinterested members of the Board of Directors of the Company and the Board of Directors of the relevant Restricted Subsidiary must approve each Affiliate Transaction to which they are a party that involves aggregate payments or other property with a Fair Market Value in excess of €5.0 million. This approval must be evidenced by a Board Resolution that states that the applicable Board of Directors has determined that the transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction that involves an aggregate Fair Market Value of more than €25.0 million, then prior to the consummation of the Affiliate Transaction, the parties to such Affiliate Transaction must obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(b)            The restrictions set forth in clause (a) shall not apply to (i) reasonable fees and compensation paid to and employee benefits arrangements, customary insurance and indemnity provided on behalf of, officers, directors, managers, employees or consultants of the Company or any Restricted Subsidiary of the Company as deter-mined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii) any agreement as in effect as of the Issue Date or any amendment or renewal thereto or any transaction contemplated thereby or in any replacement agreement thereto so long as any such amendment or renewal or replacement agreement is not more disadvantageous to the Holders (as determined by the Board of Directors of the Company in their reasonable and good faith judgment) in any material respect than the original agreement; (iv) Permitted Investments and Restricted Payments made in compliance with Section 4.03; (v) transactions between or among any of the Company, any of its Subsidiaries and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by this Indenture; (vi) transactions with distributors or other purchases or sales of goods or services, in each case in the ordinary course of business and other-wise in compliance with the terms of this Indenture which when taken together are fair to the Company or the Restricted Subsidiaries of the Company as applicable, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (vii) transactions with Qualified Joint Ventures entered into in the ordinary course of business and in a manner consistent with past practice; and (viii) the issuance or sale of any of the Company's Capital Stock (other than Disqualified Capital Stock) or capital contributions received by the Company.

Section 4.12 Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, be-come liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided,however, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries which are Guarantors may incur Indebtedness (including Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

Notwithstanding any other provision of this Indenture, Public Indebtedness may only be incurred by the Company and the Guarantors.

For purposes of determining compliance with any restriction on the incurrence of Indebtedness in euro where Indebtedness is denominated in a different currency, the amount of such Indebtedness shall be the euro Equivalent determined on the date of such determination, provided that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement (with respect to euro) covering principal amounts payable on such Indebtedness, the amount of such Indebtedness expressed in euro shall be adjusted to take into account the effect of such agreement. The principal amount of any Refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced shall be the euro Equivalent of the Indebtedness refinanced determined on the date such Indebtedness being refinanced was initially incurred. Notwithstanding any other provision of this Section 4.12, for purposes of determining compliance with Section 4.12, increases in Indebtedness solely due to fluctuations in the exchange rates of currencies shall not be deemed to exceed the maximum amount that the Company or a Restricted Subsidiary of the Company may incur under Section 4.12.

For purposes of determining any particular amount of Indebtedness under Section 4.12: (i) obligations with respect to letters of credit, guarantees or Liens, in each case supporting Indebtedness otherwise included in the de-termination of such particular amount, shall not be included; (ii) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.18 shall not be treated as Indebtedness; and (iii) accrual of interest, accrual of dividends, the accretion of accreted value, the obligation to pay commitment fees and the payment of interest in the form of additional Indebtedness shall not be treated as Indebtedness.

Section 4.13                                 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law, rules, regulations and/or orders; (2) this Indenture (including, without limitation, any Liens permitted hereunder); (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary of the Company; (4) any agreements existing at the time of any merger or consolidation with any Person, or the acquisition of any Person or the properties or assets of such Person (including agreements governing Acquired Indebtedness), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person merged or consolidated with or so acquired or any Subsidiary of such Person; (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on such date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, increases, supplements, refundings, replacements or refinancings are no more restrictive (as determined by the Board of Directors of the Company in their reasonable and good faith judgment) in any material respect, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements or instruments as in effect on the Issue Date; (6) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale; (7) any agreement or instrument governing Capital Stock of any Person that is acquired; (8) Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity; (9) Liens incurred in accordance with the covenant described under Section 4.18; (10) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (11) the Senior Secured Credit Facilities; provided that the provisions relating to such encumbrances or restrictions contained in such Senior Se-cured Credit Facilities are no less favorable to the Company in any material respects than the provisions relating to such encumbrances or restrictions contained in the Senior Secured Credit Facilities as in effect on the Issue Date; (12) customary restrictions in Capitalized Lease Obligations, security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary of the Company to the extent such restrictions restrict the transfer of the property subject to such Capitalized Lease Obligations, security agreements or mortgages; (13) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business; (14) customary provisions in Interest Swap Obligations, Commodity Agreements and Currency Agreements permitted under this Indenture and entered into in the ordinary course of business; (15) contracts entered into in the ordinary course of business, not relating to Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary of the Company in any manner material to the Company or any Restricted Subsidiary; (16) encumbrances or restrictions imposed by indentures or other similar instruments governing other Indebtedness Incurred by the Company or any Restricted Subsidiary of the Company (and if such Indebtedness is guaranteed, by the guarantors of such Indebtedness) ranking equally with the Notes (or any Guarantee), provided that the encumbrances or restrictions imposed by such other indentures or instruments are not materially more restrictive taken as a whole than the encumbrances or restrictions imposed by this Indenture; (17) encumbrances or restrictions imposed by Credit Facilities (other than the Senior Secured Credit Facilities), the Australian Credit Facilities and the Hong Kong Facility; provided that the provisions relating to such encumbrances or restrictions contained in such Credit Facilities are no less favorable to the Company in any material respects (as determined by the Board of Directors of the Company in their reasonable and good faith judgment) than the provisions relating to such encumbrances or restrictions contained in such Credit Facilities, the Australian Credit Facilities and the Hong Kong Facility, in each case, as in effect on the Issue Date; and (18) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above or Refinancings thereof; provided,however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5) above or Refinancings thereof.

Section 4.14                                 Change of Control.

(a)            Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company repurchase all or a portion (equal to $75,000 or €50,000, as the case may be, or an integral multiple of $1,000 or €1,000, as the case may be, in excess thereof) of such Holder's Notes pursuant to the offer described be-low (the "Change of Control Offer"), at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

(b)            Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full and terminate all commitments under Indebtedness under the Credit Facilities and all other Designated Senior Debt the terms of which require repayment upon a Change of Control, (ii) offer to repay in full and terminate all commitments under all Indebtedness under the Credit Facilities and all other such Designated Senior Debt, if required under the terms of the Credit Facilities or such Designated Senior Debt, and to repay the Indebtedness owed to each lender which has accepted such offer or (iii) obtain the requisite consents under the Credit Facilities and all other Designated Senior Debt to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with the covenant described in the immediately preceding sentence shall be governed by clause (3), and not clause (2), of Section 6.01.

(c)            Within 30 days following the date on which a Change of Control occurs (the "Change of Control Date"), the Company shall mail a notice to each Holder of Notes and the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

(1)            that the Change of Control Offer is being made pursuant to Section 4.14 of this Indenture and that all Notes validly tendered and not withdrawn will be accepted for payment;

(2)            the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

(3)            that any Note not tendered will continue to accrue interest;

(4)            that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)            that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent and Registrar for the Notes at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6)            that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(7)            that Holders whose Notes are purchased only in part will be issued new Notes of an appropriate series in a principal amount equal to the unpurchased portion of the Notes surrendered; provided,however, that each such new Note shall be in the same currency as the tendered Note and in a principal amount of $75,000 or €50,000, as the case may be, or an integral multiple of $1,000 or €1,000, as the case may be, in excess thereof; and

(8)            the circumstances and relevant facts regarding such Change of Control.

(d)            On or before the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Notes or portions thereof (in a principal amount of $75,000 or €50,000, as the case may be, or an integral multiple of $1,000 or €1,000, as the case may be, in excess thereof) validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent in accordance with Section 2.14 U.S. Legal Tender and/or euro sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes or portions thereof so tendered; and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officer's Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail or cause to be transferred by book-entry to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in the same currency as the tendered Note and in a principal amount of $75,000 or €50,000, as the case may be, or an integral multiple of $1,000 or €1,000, as the case may be, in excess thereof. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Company for cancellation. Any monies remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Seven. For purposes of this Section 4.14, the Trustee shall act as the Paying Agent for the Dollar Notes and the Euro Paying Agent shall act as Paying Agent for the Euro Notes.

(e)            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule, laws and regulations are applicable in connection with the purchase of the Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws and regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations relating to such Change of Control Offer by virtue thereof.

(f)            The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture with respect to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.15                                 Limitation on Asset Sales.

(a)            The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)            the Company or the applicable Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of as deter-mined in good faith by the Company's Board of Directors;

(ii)            at least 75% of the consideration received by the Company or the applicable Restricted Subsidiary from such Asset Sale shall be in the form of cash or Cash Equivalents, and is received at the time of the Asset Sale (which shall be deemed to include other consideration converted to cash or Cash Equivalents within 90 days of such Asset Sale). For the purposes of this provision, the amount of any liabilities shown on the most recent applicable balance sheet of the Company or the applicable Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets will be deemed to be cash for purposes of this provision; and

(iii)            upon the consummation of an Asset Sale, the Company shall apply, or cause such applicable Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 415 days of having received the Net Cash Proceeds.

(b)            Additionally, the Company may only apply the Net Cash Proceeds either (i) to prepay any Designated Senior Debt or Indebtedness of a Restricted Subsidiary of the Company that is not a Guarantor and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, and/or (ii) to make an investment in or expenditures for properties and assets (including Capital Stock of any entity) that will be used in a Permitted Business ("Replacement Assets") and/or (iv) make an acquisition of (A) assets of any Person or division or (B) Capital Stock of a Person that as a result of such acquisition becomes a Restricted Subsidiary of the Company, in either case, conducting a Permitted Business ("RelatedBusinesses").

(c)            Pending the final application of any such Net Cash Proceeds, the Company or any Restricted Subsidiary of the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the terms of this Indenture.

(d)            On the 366th day after an Asset Sale or any earlier date, if any, on which the Board of Directors of the Company or of the applicable Restricted Subsidiary determines not to apply the Net Cash Proceeds in accordance with the provisions of Section 4.15(b) (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which have not been applied or contractually committed to be applied (and to the extent not subsequently applied, the Net Proceeds Offer Trigger Date related thereto shall be deemed to be the date of termination of such contractual commitment or any earlier date, if any, on which the Board of Directors of the Company or the board of the applicable Restricted Subsidiary determines not to apply the Net Cash Proceeds in accordance with such contractual commitment) on or before such Net Proceeds Offer Trigger Date as permitted by the provisions of Section 4.15(b) (the "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (or repay, prepay or redeem, as the case may be) (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") that is not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders and all holders of Indebtedness that is equal in right of payment with the Notes and contains provisions requiring that an offer to purchase such other Indebtedness be made with the proceeds of the Asset Sale, on a pro rata basis, the maximum principal amount of Notes and other Indebtedness that may be purchased with the Net Proceeds Offer Amount. Notwithstanding the foregoing, the obligation to make a Net Proceeds Offer shall be suspended until such time as the aggregate amount of the Net Proceeds Offer Amount is equal to or exceeds €20 million. The offer price in any Net Proceeds Offer will be equal to 100% of the principal value of the Notes to be purchased, plus any accrued and unpaid interest to the date of purchase. The following events will be deemed to constitute an Asset Sale and the Net Cash Proceeds for such Asset Sale must be applied in accordance with this Section 4.15: (i) in the event any non-cash consideration received by the Company or any Restricted Subsidiary of the Company in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), or (ii) in the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 and as a result thereof the Company is no longer an obligor on the Notes, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.15, and shall comply with the provisions of this Section 4.15 with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.15.

(e)            Notwithstanding the preceding paragraphs, the Company and its Restricted Subsidiaries may con-summate an Asset Sale without complying with such paragraphs to the extent (i) the consideration for such Asset Sale constitutes Replacement Assets or Related Businesses and (ii) such Asset Sale is for Fair Market Value; provided,however, that any consideration that does not constitute Replacement Assets or Related Businesses that is received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted under this paragraph shall constitute Net Cash Proceeds and will be subject to the provisions described in the preceding paragraphs.

(f)            Each notice of a Net Proceeds Offer pursuant to this Section 4.15 shall be mailed by the Company to Holders of Notes not more than 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

(1)            that the Net Proceeds Offer is being made pursuant to Section 4.15 of this Indenture, that all Notes tendered will be accepted for payment; provided,however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that no Note of less than $75,000 or €50,000, as the case may be, shall remain outstanding thereafter) and that the Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer periods as may be required by law;

(2)            the purchase price (including the amount of accrued interest) and the Net Proceeds Offer Payment Date (which shall be not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date and which shall be at least five Business Days after the Trustee receives notice thereof from the Company);

(3)            that any Note not tendered will continue to accrue interest;

(4)            that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Offer Payment Date;

(5)            that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Net Proceeds Offer Payment Date;

(6)            that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Net Proceeds Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

(7)            that Holders whose Notes are purchased only in part will be issued new Notes of the appropriate series in a principal amount equal to the unpurchased portion of the Note surrendered; provided,however, that each such new Note shall be in the same currency as the tendered Note and in a principal amount of $75,000 or €50,000, as the case may be, or an integral multiple of $1,000 or €1,000, as the case may be, in excess thereof.

On or before the Net Proceeds Offer Payment Date, the Company shall (i) accept for payment Notes or portions thereof (in a principal amount of $75,000 or €50,000, as the case may be, or an integral multiple of $1,000 or F1,000, as the case may be, in excess thereof) validly tendered pursuant to the Net Proceeds Offer, (ii) deposit with the Paying Agent, in accordance with Section 2.14, U.S. Legal Tender (in the case of Dollar Notes) and/or euro (in the case of Euro Notes) sufficient to pay the purchase price plus accrued and unpaid interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officer's Certificate stating the Notes or portions thereof being purchased by the Company. Upon receipt by the Paying Agent of the monies specified in clause (ii) above and a copy of the Officer's Certificate specified in clause (iii) above, the Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued and unpaid interest, if any, out of the funds deposited with the Paying Agent in accordance with the preceding sentence. The Trustee shall promptly authenticate and mail or cause to be transferred by book-entry to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in the same currency as the surrendered Note and in a principal amount of $75,000 or €50,000, as the case may be, or an integral multiple of $1,000 or €1,000, as the case may be, in excess thereof. Upon the payment of the purchase price for the Notes accepted for purchase, the Trustee shall return the Notes purchased to the Company for cancellation. Any monies remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned within three Business Days by the Trustee to the Company except with respect to monies owed as obligations to the Trustee pursuant to Article Seven. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent for the Dollar Notes and the Euro Paying Agent shall act as the Paying Agent for the Euro Notes.

To the extent the amount of Notes tendered pursuant to any Net Proceeds Offer is less than the amount of Net Cash Proceeds subject to such Net Proceeds Offer, the Company may use any remaining portion of such Net Cash Proceeds not required to fund the repurchase of tendered Notes for general corporate purposes and such Net Proceeds Offer Amount shall be reset to zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such rule, laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to a Net Proceeds Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations relating to such Net Proceeds Offer by virtue thereof.

Section 4.16                                 Prohibition on Incurrence of Senior Subordinated Debt. Other than as permitted pursuant to the Intercreditor Agreement, the Company will not permit any Subsidiary Guarantor to incur or suffer to exist Indebtedness that is senior in right of payment to the Guarantee of such Guarantor and subordinate in right of payment to any other Indebtedness of such Guarantor.

For purposes of the foregoing the phrase "subordinate in right of payment" means debt subordination only and not lien subordination, and accordingly, (i) unsecured indebtedness shall not be deemed to be subordinated in right of payment to secured indebtedness merely by virtue of the fact that it is unsecured and (ii) junior liens, second liens and other contractual arrangements that provide for priorities among holders of the same or different issues of indebtedness with respect to any collateral or the proceeds of collateral shall not constitute subordination in right of payment.

Section 4.17                                 Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to another Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company; provided,however, that any Person that is not a Restricted Subsidiary of the Company may issue Preferred Stock to equity holders of such Person in exchange for equity interests if after such issuance such Person becomes a Restricted Subsidiary of the Company.

Section 4.18                                 Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries to create, incur, or otherwise cause or suffer to exist or become effective any Liens of any kind upon any property or assets of the Company or any Restricted Subsidiary of the Company, now owned or hereafter acquired, which secures Pari Passu Indebtedness or Indebtedness subordinated to the Notes other than Permitted Liens, unless such Indebtedness is incurred in accordance with this Indenture and (i) if such Lien secures Pari Passu Indebtedness of the Company, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes, any such Lien shall be subordinated to a Lien granted to the Holders in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Notes and until such time as such obligation is no longer secured by a Lien.

Section 4.19                                 Additional Subsidiary Guarantors.

(a)            The Company shall cause (i) each Restricted Subsidiary of the Company that, after the Issue Date, guarantees the Senior Secured Credit Facilities (or any facility refinancing or replacing such facilities) or (ii) each Restricted Subsidiary of the Company that, after the Issuer Date, guarantees any Public Indebtedness of the Company or any other Restricted Subsidiary of the Company to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall guarantee payment of the notes on the same terms and subject to the same conditions and limitations as those set forth in this Indenture (each such guarantee of the notes, an "Additional Guarantee");provided that the Company shall use its commercially reasonable efforts to cause Restricted Subsidiaries of the Company that account for, in the aggregate, greater than 50% of the Consolidated EBITDA of the Company for the year ended December 31, 2004 (the "Requisite Guarantors") to issue Guarantees in accordance with this Indenture not later than the date that is 180 days after the Issue Date (the "Subsequent Guarantee Date").

(b)            Notwithstanding the foregoing, the Company shall not be obligated to cause any such Restricted Subsidiary to Guarantee the Notes to the extent that such Guarantee would reasonably be expected to give rise to or result in:

(1)            any violation of applicable law, rule, regulation or order that cannot be avoided or other-wise prevented through measures reasonably available to the Company or such Restricted Subsidiary; or

(2)            any liability for the officers, directors or shareholders of such Restricted Subsidiary.

(c)            In the event that the Company fails for any reason to cause the Requisite Guarantors to issue such Guarantees on or prior to the Subsequent Guarantee Date, the Company shall pay supplemental interest on each subsequent interest payment date of the Notes to each Holder of Euro Notes or Dollar Notes, as the case may be, in an amount equal to 0.25% per annum of the aggregate principal amount of Notes held by such Holder from the Subsequent Guarantee Date through the earlier of (i) the date on which the Requisite Guarantors issue such Guarantees, (ii) the date on which the Requisite Guarantors who then Guarantee the Senior Secured Credit Facilities and Public Indebtedness, if any, issue such Guarantees and (iii) the date on which there are either no Guarantors of the Senior Secured Credit Facilities or all Guarantors at the Senior Secured Credit Facilities Guarantee the Notes ("Supplemental Interest").

(d)            Any such failure to procure such Guarantees in accordance with this Section 4.19 shall not constitute a Default or Event of Default under this Indenture.

(e)            Notwithstanding the foregoing and the other provisions of this Indenture, any Additional Guarantee by a Restricted Subsidiary of the Company of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged in the circumstances described in Section 11.04. Any Additional Guarantee shall be considered a Guarantee under this Indenture.

Section 4.20                                 Conduct of Business. None of the Company or any of its Restricted Subsidiaries (other than a Securitization Entity) shall engage in any businesses other than a Permitted Business.

Section 4.21                                 Capital Stock of Subsidiaries. No Restricted Subsidiary of the Company shall issue any Capital Stock (or any direct or indirect rights, options or warrants to acquire such Capital Stock) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company except (a) to qualifying directors or nominal shareholders if required by applicable law or other similar legal requirements and (b) the issuance and sale of Capital Stock of a Restricted Subsidiary of the Company in a transaction permitted under Section 4.15.

Section 4.22                                 Withholding Taxes. All payments made by the Company or any Guarantor or a successor of any of the foregoing (each, a "Payor") on the Notes or the Guarantees, as applicable, shall be made free and clear of and without withholding or deduction for, or on account of, any present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) ("Taxes") unless the withholding or deduction of such taxes is then required by law. If any deduction or withholding for, or on account of, any taxes imposed or levied by or on behalf of:

(1)            the jurisdiction of organization or formation of the Company, any Non-U.S. Note Guarantor or any political subdivision or governmental authority thereof or therein having power to tax;

(2)            any jurisdiction from or through which payment on the Notes or any such Guarantee is made, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(3)            any other jurisdiction in which the Payor is organized or otherwise considered to be a resident for tax purposes, has an office or conducts business for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax

(each of clauses (1), (2) and (3), a "Relevant Taxing Jurisdiction"), shall at any time be required from any payments made with respect to the Notes or any such Guarantee, including payments of principal, redemption price, interest or premium, if any, the Payor shall pay (together with such payments) such additional amounts (the "AdditionalAmounts") as may be necessary in order that the net amounts received in respect of such payments by the Holders or the Trustee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), shall not be less than the amounts which would have been received in respect of such payments on the Notes or any such Guarantee in the absence of such withholding or deduction; provided, how-ever, that no such Additional Amounts shall be payable for or on account of:

(1)            any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant Holder, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a branch, agency or permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising from the acquisition, ownership or holding of such Note or the receipt of any payment in respect thereof;

(2)            any Tax that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Note, to the extent it may lawfully do so, to comply with a reasonable written request of the Payor addressed to the Holder, after reasonable notice, to provide certification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or to make any declaration or similar claim or satisfy any other reporting requirement relating to such matters, which is required by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Tax;

(3)            any estate, inheritance, gift, or similar tax, assessment or other governmental charge;

(4)            any Taxes that are required to be deducted or withheld on a payment to an individual pursuant to the European Council Directive 2003/48/EC (the "Directive") or to a residual entity as defined in article 4(2) of the Directive or any law implementing or complying with, or introduced in order to conform to, such Directive;

(5)            any Taxes imposed in connection with a Note presented for payment by or on behalf of a Holder or beneficial owner who would have been able to avoid such Tax by presenting the relevant Note to, or otherwise accepting payment from, another Paying Agent in a member state of the European Union; or

(6)            any combination of the above.

Such Additional Amounts shall also not be payable (a) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment (where presentation is required) within 60 days after the relevant payment was first made available for payment to the Holder or (b) where, had the beneficial owner of the Note been the Holder, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (6) inclusive above (but only if there is no material cost or expense associated with transferring such Note to such beneficial owner and no restriction on such transfer that is outside the control of such beneficial owner).

The Payor shall (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor shall use all reasonable efforts to obtain certified copies of tax receipts or other documentation reasonably satisfactory to the Trustee evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and shall provide such certified copies to the Trustee. Such copies shall be made available to the Holders upon request and shall be made available at the offices of the Paying Agent during normal office hours if the Notes are then listed on the Irish Stock Exchange. The Payor shall attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of Notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 or €1,000 principal amount of the Notes.

If any Payor shall be obligated to pay Additional Amounts under or with respect to any payment made on the Notes or any Guarantee, at least 30 days prior to the date of such payment, the Payor shall deliver to the Trustee an Officer's Certificate stating the fact that Additional Amounts shall be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to Holders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case the Payor may deliver such Officer's Certificate as promptly as practicable after the date that is 30 days prior to the payment date).

The Company and any Guarantors, jointly and severally, shall indemnify and hold harmless each eligible Holder of Notes and, upon written request of any eligible Holder of Notes, reimburse such Holder for the amount of (i) any Taxes levied or imposed on and paid by such Holder as a result of payments made under or with respect to the Notes held by such Holder; and (ii) any Taxes levied or imposed with respect to any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such Holder after such reimbursement shall not be less than the net amount such Holder would have received if the Taxes giving rise to the reimbursement de-scribed in clauses (i) and/or (ii) had not been imposed, provided, however, that the indemnification obligation provided for in this paragraph shall not extend to Taxes imposed for which the eligible Holder of Notes would not have been eligible to receive payment of Additional Amounts hereunder.

Wherever in this Indenture, the Notes or any Guarantee there are mentioned, in any context:

(1)            the payment of principal,

(2)            purchase prices in connection with a purchase of Notes,

(3)            interest, or

(4)            any other amount payable on or with respect to any of the Notes or any Guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this Section 4.22 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Company or any Guarantor shall pay any present or future stamp, court or documentary Taxes, or any other excise, property or similar Taxes, charges or levies that arise in any Relevant Taxing Jurisdiction from the execution, delivery, registration or enforcement of any Notes, this Indenture, the security documents or any other document or instrument in relation thereto, and the Company or any Guarantor agrees to jointly and severally indemnify and hold harmless the Holders for any such Taxes paid by such holders. The foregoing obligations of this paragraph shall survive any termination, defeasance or discharge of this Indenture and shall apply mutatismutandis to any jurisdiction in which any successor to the Company or any Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

Section 4.23                                 Impairment of Security Interest. The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, take or omit to take any action that would have the result of materially impairing the security interest with respect to the Collateral (it being understood, subject to the proviso below, that the incurrence of Permitted Liens relating to Collateral securing the Notes or indebtedness under Credit Facilities incurred in compliance with clause (ii) of the definition of "Permitted Indebtedness" (a "Permitted Collateral Lien") shall under no circumstances be deemed to materially impair the security interest with respect to the Collateral) for the benefit of the Trustee and the Holders, and the Company shall not, and shall not permit any Restricted Subsidiary of the Company to, grant to any Person other than the Trustee and the Security Agent, for the benefit of the Trustee or the Security Agent, as the case may be, and the Holders and the other beneficiaries described in the Security Documents, any interest whatsoever in any of the Collateral, except that the Company and its Restricted Subsidiaries may incur Permitted Collateral Liens and the Collateral may be discharged and released in accordance with this Indenture and the Intercreditor Agreement; provided, however, that, except with respect to any discharge or release in accordance with this Indenture or the Intercreditor Agreement, the incurrence of Permitted Collateral Liens or any action expressly permitted by this Indenture, the Security Documents may not be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, unless contemporaneously with any such action, the Company delivers to the Trustee, either (1) a solvency opinion, in form and substance reasonably satisfactory to the Trustee from an Independent Financial Advisor confirming the solvency of the Company and its Restricted Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, or (2) an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens created under the Security Documents, so amended, extended, renewed, restated, supplemented, modified or replaced are valid Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement. In the event that the Company complies with the requirements of this Section 4.23, the Trustee or the Security Agent, as the case may be, shall (subject to customary protections and indemnifications) consent to such amendments without the need for instructions from the holders.

ARTICLE FIVE

SUCCESSOR CORPORATION

Section 5.1                       Merger, Consolidation and Sale of Assets.

(a)            The Company shall not, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, transfer or otherwise dispose of (or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries), unless:

(i)            either (1) the Company shall be the surviving or continuing entity or (2) the Person (if other than the Company) formed by such consolidation or merger shall be an entity organized and validly existing under the laws of the United States, any State thereof, the District of Columbia or any state which was a member state of the European Union on December 31, 2003 (the "Surviving Entity");

(ii)            the Surviving Entity, if any, expressly assumes, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), all rights and obligations of the Company under the Notes and this Indenture;

(iii)            immediately after giving effect to such transaction including the assumption of the Notes, the Company or the Surviving Entity shall be able to incur at least €1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.12;

(iv)            immediately before and after giving effect to such transaction, including the assumption of the Notes, no Default or Event of Default occurred or exists; and

(v)            the Company or the Surviving Entity shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent in this Indenture relating to such transaction have been satisfied, it being understood that such Opinion of Counsel may rely as to certain matters of fact on such Officer's Certificate.

(b)            Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.15) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made assumes by supplemental indenture all of the obligations of the Guarantor on its Guarantee; (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, either (A) the Company could satisfy the provisions of Section 5.01(a)(iii) or (B) the Consolidated Fixed Charge Coverage Ratio would be greater than or equal to the Consolidated Fixed Charge Coverage Ratio immediately prior to such transaction. Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor need not comply with Section 5.01(a).

(c)            Notwithstanding anything in this Section 5.01 to the contrary, (i) the Company (A) may merge with an Affiliate that has no material assets or liabilities and that is incorporated or organized solely for the purpose the Company in any state of the United States, the District of Columbia or any state which was a member state of the European Union on December 31, 2003 and (B) may otherwise convert its legal form under the laws of its jurisdiction of organization, in each case, without complying with Section 5.01(a)(iii) and (ii) any transaction characterized as a merger under applicable law where each of the constituent entities survives, shall not be treated as a merger for purposes of this Section 5.01, but shall instead be treated as (x) an Asset Sale, if the result of such transaction is the transfer of assets by the Company or a Restricted Subsidiary, or (y) an Investment, if the result of such transaction is the acquisition of assets by the Company or a Restricted Subsidiary.

Section 5.02                                 Successor Corporation Substituted. Upon any consolidation, combination or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 in which the Company is not the Surviving Entity, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.

ARTICLE SIX

DEFAULT AND REMEDIES

Section 6.01                                 Events of Default. Each of the following shall be an "Event of Default":

(1)            the failure to pay interest on any Notes when the same becomes due and payable and such Default continues for a period of 30 days (whether or not such payment shall be prohibited by the subordination provisions described under Article Ten);

(2)            the failure to pay principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment when due to purchase the Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by the subordination provisions described under Article Ten);

(3)            the failure of the Company or any Guarantor to comply with any covenant or agreement contained in this Indenture, which default continues for a period of 60 days after the Company receives a written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (including any Additional Notes subsequently issued under this Indenture) (except in the case of a default with respect to Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4)            the occurrence of any default under any agreement governing Indebtedness of the Company or any of its Restricted Subsidiaries, if that default: (A) is caused by the failure to pay at final maturity the principal amount of any Indebtedness after giving effect to any applicable grace periods and any ex-tensions of time for payment of such Indebtedness; or (B) results in the acceleration of the final stated maturity of any such Indebtedness, and in each case if the aggregate principal amount of such Indebtedness unpaid or accelerated aggregates €20.0 million or more and has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such final maturity or acceleration;

(5)            the failure of the Company or any of the Guarantors to pay or otherwise discharge or stay one or more judgments in an aggregate amount exceeding €30.0 million (which are not covered by indemnities or third party insurance as to which the Person giving such indemnity or such insurer has not disclaimed coverage) for a period of 60 continuous days after such judgments become final and non-appealable;

(6)            the Company or any Restricted Subsidiary which is also a Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it or (E) makes a general assignment for the benefit of its creditors;

(7)            a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Restricted Subsidiary which is also a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(8)            the failure of any Guarantee of any Significant Subsidiary of the Company to be in full force and effect (other than as provided in accordance with the terms of such Guarantee and this Indenture) or any of the Guarantors denies its liability under its Guarantee.

Section 6.02                                 Acceleration.

(a)            If an Event of Default of the type described in Section 6.01(6) or (7) occurs with respect to the Company and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes (including any Additional Notes subsequently issued under this Indenture) will become immediately due and payable without further action or notice. If any other Event of Default occurs and is continuing, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes (including any Additional Notes subsequently issued under this Indenture) may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee, which notice must also specify that it is a "notice of acceleration."

(b)            At any time after a declaration of acceleration with respect to the Notes as described in Section 6.02(a), the Holders of a majority in principal amount of the Notes (including any Additional Notes) may rescind and cancel such declaration and its consequences:

(1)            if the rescission would not conflict with any judgment or decree;

(2)            if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; and

(3)            to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)            if the Company has paid the Trustee its compensation and reimbursed the Trustee for its properly incurred expenses, disbursements and advances; or

(5)            in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6) or (7), the Trustee shall have received an Officer's Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03                                 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, or with respect to the Collateral or otherwise in accordance with this Indenture may direct the Security Agent to, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or accrued and unpaid interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may, or may direct the Security Agent to, maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Note-holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04                                 Waiver of Past Defaults. Subject to Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the Notes (including the aggregate principal amount of any Additional Notes subsequently issued under this Indenture) by notice to the Trustee may waive any existing Default or Event of Default hereunder and its consequences, except a Default in the payment of the principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01.

Section 6.05                                 Control by Majority. Subject to Section 2.09, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power or may exercise any of the Trustee's powers. Subject to the provisions of Section 7.01 and 7.02, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the holders, unless such holders have offered to the Trustee an indemnity and/or security to its satisfaction. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a De-fault or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

Prior to taking any action hereunder, the Trustee shall be entitled to indemnification by the Holders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action

Section 6.06                                 Limitation on Suits.  A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1)            the Holder gives to the Trustee notice of a continuing Event of Default;

(2)            Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(3)            such Holders offer to the Trustee indemnity and/or security against any loss, liability or expense to be incurred in compliance with such request which is satisfactory to the Trustee;

(4)            the Trustee does not comply with the request within 45 days after receipt of the request and the offer of satisfactory indemnity and/or security; and

(5)            during such 45-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 6.07                                 Rights of Holders To Receive Payment. Notwithstanding any other provision of this In-denture, the right of any Holder to receive payment of principal of, premium and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                                 Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may, or may direct the Security Agent to, recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                                 Trustee May File Proofs of Claim. The Trustee may, or may direct the Security Agent to, file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for properly incurred compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property, and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for properly incurred compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. The Company's payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                                 Priorities. Subject at all times to the Intercreditor Agreement, if the Trustee procures the collection of any money or property pursuant to this Article Six, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Sections 6.09 and 7.07;

Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11                                 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06 or 6.07.

Section 6.12 Expenses and Services After an Event of Default. When the Trustee incurs expenses or renders services after the occurrence of an Event of Default described in this Article Six, the expenses and compensation for services are intended to constitute expenses of administration under any bankruptcy law.

ARTICLE SEVEN

TRUSTEE

Section 7.01                                 Duties of Trustee.

(a)            If a Default or an Event of Default has occurred and is continuing of which the Trustee has actual knowledge, the Trustee shall exercise such rights and powers vested in it by this Indenture subject to such rights or powers being qualified, limited or otherwise affected by the provisions of the Intercreditor Agreement and use the same degree of care and skill in its exercise thereof as a prudent Person would exercise or use under the circumstances in the conduct of its own affairs.

(b)            Except during the continuance of a Default or an Event of Default of which the Trustee has actual knowledge:

(1)            The Trustee need perform only those duties as are specifically set forth in this Indenture and no duties, covenants, responsibilities or obligations shall be implied in this Indenture that are adverse to the Trustee; provided that, to the extent that the duties of the Trustee under this Indenture and the Notes may be qualified, limited or otherwise affected by the Intercreditor Agreement, the Trustee shall be required to perform those duties only as so qualified, limited or affected and shall be held harmless and shall not incur any liabilities to any person of any kind for so acting.

(2)            In the absence of bad faith on its part, the Trustee may rely absolutely, without further inquiry, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer's Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee even if such certificates contain a monetary limit and conforming to the requirements of this Indenture. However, as to any certificates or opinions which are required by any provision of this Indenture to be de-livered or provided to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy or mathematical calculations or other facts stated therein or sufficiency or otherwise verify the contents thereof.

(c)            Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)            This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2)            The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3)            The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or other-wise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that immediate repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)            Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f)            The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.02                                 Rights of Trustee. Subject to Section 7.01:

(a)            In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, including without limitation if such document contains a cap on liability or other monetary limit.

(b)            Before the Trustee acts or refrains from acting, it may consult with counsel and may re-quire an Officer's Certificate or an Opinion of Counsel or both, which shall conform to Sections 14.04 and 14.05. The Trustee shall not be liable for and shall be fully protected in respect of any action it takes or omits to take in good faith in reliance on such Officer's Certificate, or an Opinion of Counsel or advice of counsel.

(c)            The Trustee shall not be liable for any action that it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture or the Intercreditor Agreement.

(d)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer's Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company and/or the Guarantor, to examine the books, re-cords, and premises of the Company and/or the Guarantor, personally or by agent or attorney at the sole cost of the Company.

(e)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Notes pursuant to the pro-visions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity to its satisfaction against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(f)            The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(g)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h)            The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, in any event, the Trustee will not be answerable other than in respect of negligence or willful misconduct.

(i)            The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any agent, attorney or independent con-tractor appointed with due care by it hereunder.

(j)            The Trustee shall not be deemed to have notice of any Default or Event of Default unless the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a de-fault is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(k)            The Trustee may assume without inquiry, in the absence of actual knowledge, that the Company and any Guarantor is each duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

(1)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under the Intercreditor Agreement, and with respect to the Collateral, the Security Agent, and to each agent (including The Bank of New York and AIB/BNY Fund Management (Ireland) Limited), Custodian and other Person employed to act hereunder. Each Paying Agent, Transfer Agent, Registrar and the Security Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.

(m)            The Trustee may request that the Company deliver an incumbency certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which incumbency certificate may be signed by any Person authorized to sign an incumbency certificate, including any Person as so authorized in any such certificate previously delivered and not superseded.

(n)            Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company or any Guarantor with respect to the covenants contained in Article Four. Delivery of reports, information and documents to the Trustee under Section 4.09 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates).

(o)            The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.

(p)            The Trustee will not be liable to any person if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of:

(i)            any present or future law applicable to it, by any governmental or regulatory authority; or

(ii)            or arising out of, or caused by, directly or indirectly without limitation, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(q)            If any Guarantor is substituted to make payments on behalf of the Company pursuant to Article Eleven, the Company shall promptly notify the Trustee of such substitution.

Section 7.03                                 Individual Rights of Trustee. The Trustee in its individual or any other capacity may be-come the owner or pledgee of Notes and may otherwise deal with the Company, any Restricted or Unrestricted Subsidiary, or their respective Affiliates, with the same rights it would have if it were not Trustee. Any Agent, Registrar or Custodian may do the same with like rights. However, the Trustee must comply with Section 7.10.

Section 7.04 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the certificate of authentication.

Section 7.05 Notice of Default. If a Default or an Event of Default occurs and is continuing and if the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Noteholder notice of the uncured Default or Event of Default on the later of (i) 60 days after such Default or Event of Default occurs or (ii) 10 days after the Trustee has actual knowledge of such Default or Event of Default. Except in the case of a De-fault or an Event of Default in the payment of interest or principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on a Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Responsible Officer(s) in good faith determines that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to have knowledge of a Default or Event of Default other than any Default or Event of Default of which a Trust Officer shall have received written notification or the Trustee shall have obtained actual knowledge. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of his own affairs, subject to such rights or powers being qualified, limited or otherwise affected by the provisions of the Intercreditor Agreement.

Section 7.06                                 [Intentionally Omitted].

Section 7.07                                 Compensation and Indemnity. The Company, failing which the Guarantors jointly and severally, shall pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as may be agreed upon by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company, failing which the Guarantors jointly and severally, shall reimburse the Trustee promptly upon request for all properly incurred out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties and the discharge of its obligations under this Indenture. Such expenses shall include the properly incurred fees and expenses of the Trustee's agents and counsel.

The Company, failing which the Guarantors jointly and severally, shall indemnify the Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any loss, liability or expense including taxes (other than taxes based on the income of the Trustee) and properly incurred attorneys' fees and expenses incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including properly incurred costs and expenses of defending themselves against or investigating any claim (whether asserted by the Company, and Holder or any other Person) or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. Failure by the Company to so notify the Trustee shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense at the Company's expense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Company shall pay the properly incurred fees and expenses of such counsel; provided,however, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee and its agents, employees, officers, stock-holders and directors subject to the claim in connection with such defense as determined by the Trustee; provided,further, that, unless the Company otherwise agrees in writing, the Company shall not be liable to pay the fees and expenses of more than one counsel at any given time located within one particular jurisdiction. The Company need not pay for any settlement made without its written consent which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

To secure the Company's and the Guarantor's payment obligations in this Section 7.07, the Trustee and the Agents, the Security Agent, the Registrar and the Custodian shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses (including the properly incurred charges and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration and shall be paid to the extent allowed under any Bankruptcy Law.

The provisions of this Section shall survive the termination of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee.

Section 7.08                                 Replacement of Trustee. The Trustee may resign at any time for any reason or no reason by so notifying the Company in writing at least 30 days in advance. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee with the Company's consent. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only with the successor Trustee's acceptance of appointment as provided in this Section. The Company may remove the Trustee if:

(1)            the Trustee fails to comply with Section 7.10;

(2)            the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)            a receiver or other public officer takes charge of the Trustee or its property; or

(4)            the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07 being paid, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09                                 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is other-wise eligible hereunder, be the successor Trustee; provided,however, that such corporation shall be otherwise qualified and eligible under this Article Seven.

Section 7.10                                 Eligibility; Disqualification. The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall at all times have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.

Section 7.11                                 [Intentionally Omitted].

Section 7.12                                 Appointment of Co-Trustee.

(a)            It is intended that this Indenture shall result in no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee as herein granted or hold title to the properties, in trust, or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section 7.12 are adopted to these ends.

(b)            In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c)            Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company; provided that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within 15 days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company's name and stead. In case any separate or co-trustee or a successor to either shall become incapable of acting, resign or be re-moved, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

(d)            Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

(ii)            no trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder.

(e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article Seven.

(f)            Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, re-signed or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new trustee or successor.

Section 7.13                                 Collateral.

(a)            At any time that the Collateral granted pursuant to the Security Documents has become enforce-able and the Holders have given a direction to the Trustee to enforce such Collateral, the Trustee is not required to give any direction to the Security Agent with respect thereto unless it has been indemnified in accordance with Section 7.07 where the Trustee has grounds to believe it would incur any liability. In any event, in connection with any enforcement of such Collateral, the Trustee is not responsible for:

(1)            any failure of the Security Agent to enforce such security within a reasonable time or at all;

(2)            any failure of the Security Agent to pay over the proceeds of enforcement of the Collateral

(3)            any failure of the Security Agent to realize such security for the best price obtainable;

(4)            monitoring the activities of the Security Agent in relation to such enforcement;

(5)            taking any enforcement action itself in relation to such Collateral;

(6)            agreeing to any proposed course of action by the Security Agent which could result in the Trustee incurring any liability for its own account; or

(7)            paying any fees, costs or expenses of the Security Agent.

(b)            Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect, or consequential loss or damage of any kind whatsoever (including but not limited to loss of business, goodwill, opportunity or profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c)            Each Holder by accepting a Note authorizes and directs on his or her own behalf the Trustee to enter into and to take such actions and to make such acknowledgements as are set forth in this Indenture and the Inter-creditor Agreement or other documents entered into in connection therewith.

(d)            The Trustee shall not be responsible for the legality, validity, effectiveness, suitability, adequacy or enforceability of any of the Security Documents or any obligation or rights created or purported to be created thereby or pursuant thereto or any security or the priority thereof constituted or purported to be constituted thereby or pursuant thereto, nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court. The Trustee shall be under no obligation to monitor or supervise the functions of the Security Agent under the Security Documents and shall be entitled to assume that the Security Agent is properly performing its functions and obligations thereunder and the Trustee shall not be responsible for any diminution in the value of or loss occasioned to the assets subject thereto by reason of the act or omission by the Security Agent in relation to its functions thereunder. The Trustee shall have no responsibility whatsoever to the Company, any Guarantor or any Holder regarding any deficiency which might arise because the Trustee is subject to any tax in respect of the Security Documents, the Col-lateral created thereby or any part thereof or any income therefrom or any proceeds thereof.

ARTICLE EIGHT

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01                                 Termination of the Company's Obligations. As to either series of Notes this Indenture will be Discharged and will cease to be of further effect and the obligations of the Company and the Guarantors under the Notes of such series and the Guarantees and this Indenture shall terminate with respect to such series (except that the obligations under Sections 2.03 through 2.07, 7.01, 7.02, 7.07 and 7.08 and the rights, powers, trusts, duties and immunities of the Trustee hereunder shall survive the effect of this Article

Eight) when (a) either (i) all existing Notes with respect to such series, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes of such series not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year (including by way of irrevocable instructions delivered by the Company to the Trustee to effect the redemption of the Notes), and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Notes, cash in U.S. dollars, U.S. Government Obligations in the case of Dollar Notes and/or euro or Euro Obligations in the case of Euro Notes or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such Funds to the payment thereof at maturity or redemption, as the case may be; (b) the Company has paid all other sums payable under this Indenture by the Company with respect to the Notes of such series; and (c) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture with respect to the Notes of such series have been complied with. All funds that remain unclaimed for one year will be paid to the Company and there-after Holders must look to the Company for payment as general creditors.

In addition, at the Company's option, either (a) the Company shall be deemed to have been Discharged from any and all obligations with respect to the Notes and the Guarantees ("Legal Defeasance") after the applicable conditions set forth below have been satisfied (except for the obligations of the Company under Sections 2.03, 2.04, 2.06, 2.07, 7.01, 7.02, 7.07 and this Section 8.01) or (b) the Company and its Restricted Subsidiaries shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.03, 4.09 and 4.11 through 4.23 and Section 5.01 and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes ("Covenant Defeasance") after the applicable conditions set forth below have been satisfied:

(1)            the Company must irrevocably deposit with the Trustee in trust, for the benefit of the Holders (i) with respect to Dollar Notes, cash in U.S. Dollars or non-callable U.S. government obligations and (ii) with respect to Euro Notes, euro or Euro Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on an applicable redemption date;

(2)            in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that

(i)            the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(ii)            since the Issue Date, there has been a change in the applicable United States federal income tax law,

in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, however, such Opinion of Counsel shall not be required if all the Notes will become due and payable on the Maturity Date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee;

(3)            in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that the

Holders of the outstanding Notes will not recognize income, gain or loss for United States federal in-come tax purposes as a result of such Covenant Defeasance and will be subject to United States federal in-come tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Event of Default or Default shall have occurred and be continuing on the date of such deposit (other than any Default arising from the substantially contemporaneous incurrence of Indebtedness to fund the deposit described above in clause (1)) or insofar as Events of Default of the type described in Section 6.01(6) or (7) are concerned, at any time in the period ending on the 91st day after the date of de-posit;

(5)            such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than any Default arising from the substantially contemporaneous incurrence of Indebtedness to fund the deposit described above in clause (1)) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)            the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7)            the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(8)            the Company shall have delivered to the Trustee an Opinion of Counsel, to the effect that either (i) the Company has assigned all its ownership interest in the trust funds to the Trustee or (ii) the Trustee has a valid perfected security interest in the trust funds; and

(9)            the Company delivers to the Trustee all other documents or other information that the Trustee may reasonably require in connection with either defeasance option.

Section 8.02                                 Acknowledgment of Discharge by Trustee. Subject to Section 8.05, after (i) the conditions of Section 8.01, have been satisfied and (ii) the Company has delivered to the Trustee an Opinion of Counsel, stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request of the Company shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in this Article Eight.

Section 8.03                                 Application of Trust Money. The Trustee shall hold in trust Funds deposited with it pursuant to Section 8.01. It shall apply the Funds through the Paying Agent and in accordance with this Indenture to the payment of all the principal of, or premium, if any, and interest on the Notes.

Section 8.04                                 Repayment to the Company. The Trustee and the Paying Agent shall promptly pay to the Company any Funds held by them for the payment of all the principal of, or premium, if any, and interest that re-mains unclaimed for one year; provided,however, that the Trustee or such Paying Agent may, at the expense of the Company, cause to be published once in a newspaper of general circulation in the City of New York or mailed to each Holder, notice that such Funds remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such Funds then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the Funds must look to the Company for payment as general unsecured creditors unless an applicable abandoned property law designates another Person and all liability of the Trustee and Paying Agent with respect to such Funds shall cease. The Company and the Guarantors jointly and severally shall indemnify the Trustee to its satisfaction against any liabilities including any tax, fee or other charge imposed or assessed against such Funds or the principal and interest received on such Funds.

Section 8.05                                 Reinstatement. If the Trustee or Paying Agent is unable to apply any Funds by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, re-straining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such Funds in accordance with Section 8.01; provided,however, that if the Company has made any payment of principal, or premium, if any, and interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from Funds held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01                                 Without Consent of Holders. The Company, when authorized by a Board Resolution, the Guarantors and the Trustee, together, may amend or supplement this Indenture, the Notes, the Guarantees, the Inter-creditor Agreement or the Security Documents by written agreement without the consent of any Holders to:

(1)            to cure any ambiguity, omission, defect or inconsistency;

(2)            provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

(3)            provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)            to add any person as a Guarantor of the Notes or secure the Notes or the Guarantees or to provide for the release of any Guarantor of the Notes or any security for the benefit of the Notes or the Guarantees in accordance with this Indenture;

(5)            to conform the text of this Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Security Documents to any provision of the "Description of Notes" in the Offering Memorandum to the extent such provision of the "Description of Notes" in the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Security Documents;

(6)            to evidence and provide the acceptance of the appointment of a successor Trustee, Registrar, Paying Agent, Transfer Agent, Listing Agent or Security Agent under this Indenture;

(7)            to provide for the issuance of Additional Notes under this Indenture in accordance with the limitations set forth in this Indenture;

(8)            to mortgage, pledge, hypothecate or grant a security interest in favor of the Security Agent or Trustee, as the case may be, (i) for the benefit of the Holders of the Notes, as additional security for the payment and performance of the Company's or any Guarantor's obligations under the Notes and this Indenture or (ii) for the benefit of the holders of Designated Senior Debt or parties to Credit Facilities, the Australian Credit Facilities and the Hong Kong Facility, in each case in any property, or assets, pursuant to this Indenture or otherwise and not prohibited under this Indenture;

(9)            to the extent necessary to provide for the granting of a security interest for the benefit of any person, provided that the granting of such security interest is not prohibited under this Indenture;

(10)            to comply with the rules of any applicable securities depositary;

(11)            to amend the Intercreditor Agreement in accordance with clause 37 thereof, or

(12)            to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect in any material respect the legal rights of any Noteholders hereunder; provided,however, that the Company has delivered to the Trustee an Opinion of Counsel and an Officer's Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

Section 9.02                                 With Consent of Holders. Subject to Section 6.07, the Company, when authorized by a Board Resolution, the Guarantors and the Trustee, together, with the written consent (including any electronic communication thereof by a Depositary) of the Holder or Holders of at least a majority in principal amount of the then outstanding Notes (including the aggregate principal amount of any Additional Notes subsequently issued under this Indenture) of each series affected thereby (voting as a separate class) may make all other modifications, waivers and amendments of this Indenture, the Notes, the Guarantees, the Intercreditor Agreement or the Security Documents, except that, without the consent of Holders owning 90% of the aggregate principal amount of the Notes then out-standing of a series affected, no amendment and waiver may, directly or indirectly:

(1)            reduce the amount of such Notes whose Holders must consent to an amendment;

(2)            reduce the rate of or change the time for payment of interest, including defaulted interest, on such Notes;

(3)            reduce the principal of or change the fixed maturity of such Notes, or change the date on which such Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price thereof for such Notes;

(4)            make such Notes payable in money other than that stated in the Notes and this Indenture;

(5)            make any change in provisions of this Indenture or the Notes relating to the rights of each Holder of such Notes to receive payment of principal of and interest on the Notes or permitting Holders of a majority in principal amount of such Notes to waive Defaults or Events of Default;

(6)            amend, change or modify any provision of this Indenture that would amend, change or modify in any material respect the obligation of the Company to make and complete a Change of Control Offer in the event of a Change of Control that has occurred or make and complete a Net Proceeds Offer with respect to any Asset Sale that has been consummated;

(7)            modify or change any provision of this Indenture affecting the subordination or ranking of such Notes or any Guarantee in a manner which adversely affects the Holders; or

(8)            release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

Notwithstanding any provision to the contrary, if any amendment, waiver or other modification will only effect the Dollar Notes or the Euro Notes, only the consent of the holders of at least a majority in principal amount of the Dollar Notes or the Euro Notes, as the case may be, shall be required.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the sub-stance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective (as provided in Section 9.04), the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03                                 [Intentionally Omitted].

Section 9.04                                 Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective in accordance with this Indenture, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officer's Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver (at which time such amendment, supplement or waiver shall become effective).

The Company may, but shall not be obligated to, fix such record date as it may select for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as a consenting Holder's Note; provided,however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note without the consent of such Holder.

Section 9.05 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Section 9.06                                 Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to and adopted in accordance with this Article Nine; provided,however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties, liabilities or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officer's Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

ARTICLE TEN

[INTENTIONALLY OMITTED]

ARTICLE ELEVEN

GUARANTEE OF NOTES

Section 11.01                                 Unconditional Guarantee. Subject to the provisions of Articles Eleven and Twelve and the Intercreditor Agreement, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior subordinated basis (such guarantees to be referred to herein as the "Guarantee") to each Holder of a Note (including any Additional Notes upon issuance in accordance with Section 2.18) authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforce-ability of this Indenture, the Notes or the Obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes (and any interest accrued pursuant to Section 2.12 or Supplemental Interest accrued pursuant to Section 4.19(c) payable thereon) shall be duly and punctually paid in full when due, whether at maturity, upon redemption at the option of Holders pursuant to the provisions of the Notes relating thereto, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07) and all other payment obligations shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this In-denture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company subject to the Intercreditor Agreement.

Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes or any other Obligations with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to en-force the same, whether or not a Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Guarantee. This Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to Articles Eleven and Twelve and the Intercreditor Agreement, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six , such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP.

Section 11.02                                 Limitations on Guarantees. The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Section 11.03                                 Execution and Delivery of Additional Guarantees. Each Restricted Subsidiary that after the date hereof executes a Guarantee, substantially in the form of Exhibit D hereto, shall thereupon become a Guarantor for all purposes hereunder. Such Guarantee shall be executed on behalf of each Guarantor by either manual or facsimile signature of a duly authorized Officer of each Guarantor and written notice thereof shall be provided to the Trustee upon execution.

Each of the Guarantors hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect until released in accordance with Section 11.04.

If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

Section 11.04                                 Release of a Guarantor.

(a)            The obligations of any Guarantor under its Guarantee of the Notes will be automatically and unconditionally released and discharged when any of the following occurs:

(1)            upon the full and final payment and performance of all obligations of the Company under this Indenture and the Notes;

(2)            any issuance, sale, exchange, transfer or other disposition (including, without limitation, by way of merger, consolidation or otherwise), directly or indirectly, of Capital Stock of such Guarantor (or any parent of such Guarantor) to any Person that is not a Restricted Subsidiary of the Company that results in such Guarantor ceasing to be a Subsidiary of the Company; provided that such issuance, sale, exchange, transfer or other disposition is made in accordance with the provisions of this Indenture;

(3)            a sale of all the Capital Stock of the applicable Guarantor (or any parent of such Guarantor) pursuant to an Enforcement Sale in accordance with the Intercreditor Agreement;

(4)            so long as no Default or Event of Default has occurred and is continuing such Guarantor is unconditionally released and discharged from its liability with respect to Indebtedness (a) in connection with which such Guarantee was executed pursuant to Section 4.19 and (b) under the Senior Secured Credit Facilities, if such Guarantor is a Guarantor as of the date hereof or a Requisite Guarantor;

(5)            the designation of such Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture; or

(6)            the occurrence of Legal Defeasance or Covenant Defeasance in accordance with this In-denture; or

(7)            in the event that the continued obligation of such Guarantor under its Guarantee or the continued existence of such Guarantee will result in a violation of applicable law that cannot be avoided or other-wise prevented through measures reasonably available to the Company or such Guarantor; provided that all Guarantees, if any, of the Senior Secured Credit Facilities by such Guarantor are also released.

(b)            In connection with any transaction set forth in Section 11.04(a) above, the Trustee shall receive an Officer's Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.04; provided,however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer's Certificates of the Company or any Guarantor.

The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Eleven.

Section 11.05                                 Waiver of Subrogation. Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company's obligations under the Notes or this Indenture and such Guarantor's obligations under this Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under con-tract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.05 is knowingly made in contemplation of such benefits.

Section 11.06                                 Immediate Payment. Each Guarantor agrees to make immediate payment to the Trustee for the benefit of the Holders of all Obligations under this Indenture and the Notes owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

Section 11.07                                 No Set-Off. Each payment to be made by a Guarantor hereunder in respect of the Obligations hereunder shall be payable in the currency or currencies in which such Obligations are denominated, and shall be made without set-off, defense, counterclaim, reduction or diminution of any kind or nature.

Section 11.08                                 Obligations Absolute. The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

Section 11.09                                 Obligations Continuing. The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

Section 11.10                                 Obligations Not Reduced. The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.

Section 11.11                                 Obligations Reinstated. The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

Section 11.12                                 Obligations Not Affected. The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

(a)            any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;

(b)            any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Notes or any other document or instrument;

(c)            any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture or the Notes, or to give notice thereof to a Guarantor;

(d)            the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;

(e)            the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(f)            any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;

(g)            any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;

(h)            any merger or amalgamation of the Company or a Guarantor with any Person or Persons;

(i)            the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations or the obligations of a Guarantor under its Guarantee; and

(j)            any other circumstance, (other than release of the Guarantor pursuant to Section 11.04 and other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Guarantor in respect of its Guarantee hereunder.

Section 11.13                                 Waiver. Without in any way limiting the provisions of Section 11.01, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or non-payment of any of the Obligations hereunder, or other notice or formalities to the Company or any Guarantor of any kind whatsoever.

Section 11.14                                 No Obligation To Take Action Against the Company. Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the Obligations hereunder or against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

Section 11.15 Dealing with the Company and Others. The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

(a)            grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(b)            take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;

(c)            accept compromises or arrangements from the Company;

(d)            apply all monies at any time received from the Company or from any security upon such part of the Obligations hereunder as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

(e)            otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.

Section 11.16                                 Default and Enforcement. If any Guarantor fails to pay in accordance with Section 11.06, the Trustee may proceed in its name as the Trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's Obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor such Obligations.

Section 11.17                                 Amendment, Etc. No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such pro-vision will in any event be effective unless it is signed by such Guarantor and the Trustee.

Section 11.18                                 Acknowledgment. Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.

Section 11.19                                 Costs and Expenses. Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees) incurred by the Trustee and the Security Agent, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

Section 11.20                                 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

Section 11.21                                 Guarantee in Addition to Other Obligations. The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

Section 11.22                                 Severability. Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

Section 11.23                                 Successors and Assigns. Unless released in accordance with this Indenture, each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

ARTICLE TWELVE

SUBORDINATION OF GUARANTEE AND INTERCREDITOR AGREEMENT

Section 12.01                                 Agreement To Subordinate Guarantees and Notes Subject To Intercreditor Agreement. Each of the Guarantors agrees, and each Holder by accepting a Note and related Guarantees agrees, that the Obligations of such Guarantor hereunder are subordinated in right of payment, to the extent and in the manner provided in the Intercreditor Agreement, to the prior payment in full of all Designated Senior Debt of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Designated Senior Debt against such Guarantor. Each Holder, by accepting a Note, shall be deemed to have agreed to and accepted the terms and conditions of the Intercreditor Agreement (including the limitations on enforcement and the obligations to turnover contained therein). A copy of the Intercreditor Agreement shall be available on any Business Day upon prior written request at the offices of the Trustee. The obligations hereunder with respect to a Guarantor shall in all respects rank paripassu with all other Pari Passu Indebtedness of such Guarantor and shall rank senior to all existing and future Subordinated Indebtedness of such Guarantor.

Each Holder by purchasing or accepting a Note waives any and all notice of the creation, modification, renewal, extension or accrual of any Designated Senior Debt of the Guarantors and notice of or proof of reliance by any holder or owner of Designated Senior Debt of the Guarantors upon this Article Twelve and the Designated Senior Debt of the Guarantors shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Article Twelve, and all dealings between the Guarantors and the holders and owners of the Designated Senior Debt of the Guarantors shall be deemed to have been consummated in reliance upon this Article Twelve.

Section 12.02                                 Obligations of the Guarantors Unconditional. Subject to the Intercreditor Agreement, nothing contained in this Article Twelve or elsewhere in this Indenture or in the Guarantees is intended to or shall impair, as between the Guarantors and the Holders, the Obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders all amounts due and payable under the Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors other than the holders of the Designated Senior Debt, nor shall anything herein or therein prevent the Trustee, the Security Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to this Article Twelve and the Intercreditor Agreement. Upon any payment or distribution of assets of any Guarantor referred to in this Article Twelve, the Trustee, subject to the pro-visions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any liquidation, dissolution, winding up or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee or agent or other Person making any payment or distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Designated Senior Debt and other Indebtedness of any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve. Nothing in this Article Twelve shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.07. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Designated Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Designated Senior Debt or a trustee or representative on behalf of any such holder.

In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Designated Senior Debt to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amount of Designated Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 12.03                                 Intentionally Omitted.

Section 12.04                                 Application by Trustee of Assets Deposited with It. U.S. Legal Tender, U.S. Government Obligations, Euro or Euro Obligations deposited in trust with the Trustee pursuant to and in accordance with Sections 8.01 and 8.02 shall be for the sole benefit of Holders of the Notes and, to the extent allocated for the payment of Notes, shall not be subject to the subordination provisions of this Article Twelve. Otherwise, any deposit of assets or securities by or on behalf of a Guarantor with the Trustee or any Paying Agent for payment of the Guarantees shall be subject to the provisions of this Article Twelve. Nothing contained in this Section 12.04 shall limit the right of the holders of Designated Senior Debt to recover payments as contemplated by this Article Twelve.

Section 12.05                                 Holders Authorize Trustee To Effectuate Subordination of Guarantee and IntercreditorAgreement. Each Holder of a Note, by his acceptance thereof, authorizes and expressly directs the Trustee on his behalf to take such action, at all times subject to the Intercreditor Agreement, as may be necessary or appropriate to effect the subordination provisions contained in this Article Twelve and the Intercreditor Agreement, and appoints the Trustee as his attorney-in-fact for such purpose, including, in the event of any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of any Guarantor tending towards liquidation or reorganization of the business and assets of any Guarantor, the immediate filing of a claim for the unpaid balance under its or his Guarantee Obligations in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file or procure that the Security Agent files a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the Designated Senior Debt or their representative is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Guarantee Obligations.

Section 12.06                                 Right of Trustee To Hold Designated Senior Debt. The Trustee shall be entitled to all of the rights set forth in this Article Twelve in respect of any Designated Senior Debt at any time held by it to the same extent as any other holder of Designated Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 12.07                                 No Suspension of Remedies. The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.01.

Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies here-under or under applicable law, subject to the rights, if any, under this Article Twelve or the Intercreditor Agreement of the holders, from time to time, of Designated Senior Debt.

Section 12.08                                 No Fiduciary Duty of Trustee to Holders of Designated Senior Debt. The Trustee shall not, and shall not be deemed to, owe any fiduciary duty to the holders of Designated Senior Debt, and it undertakes to perform or observe such of its covenants and obligations as are specifically set forth in this Article Twelve and the Intercreditor Agreement, and no implied covenants or obligations with respect to the Designated Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall pay over or deliver to the Holders of Notes or the Company or any other Person, money or assets in compliance with the terms of this Indenture and the Intercreditor Agreement.

ARTICLE THIRTEEN

COLLATERAL SECURITY DOCUMENTS AND THE SECURITY AGENT

Section 13.01                                 Collateral and Security Documents.

(a)            The obligations of the Company under the Notes shall be secured on a second-priority basis, by a pledge of the High Yield Proceeds Loan and on a second-priority basis, by a pledge of 100% of the shares of Nell Funding S.à.r.l. (the "Nell Pledged Shares"). The share pledge in respect of the Nell Pledged Shares is referred to as the "Share Pledge". The pledge agreement in respect of the High Yield Proceeds Loan is referred to as the "HighYield Proceeds Loan Pledge Agreement" and, together with the Share Pledge, the "Security Documents".

(b)            Each of the Company, the Guarantors, the Trustee and the Holders agree that the Security Agent shall be the joint creditor (together with the Holders) of each and every obligation of the parties hereto under the Notes and this Indenture, and that accordingly the Security Agent shall have its own independent right to demand performance by the Company or the relevant Guarantor, as applicable, of those obligations, except that such demand shall only be made with the prior written consent of the Trustee or as otherwise permitted under the Intercreditor Agreement. However, any discharge of such obligation to the Security Agent, on the one hand, or to the Trustee or the Holders, as applicable, on the other hand, shall, to the same extent, discharge the corresponding obligation owing to the other.

(c)            The Security Agent agrees that it shall hold the security interests in Collateral created under any Security Documents to which it is a party as contemplated by this Indenture and the Intercreditor Agreement, and any and all proceeds thereof, for the benefit of, among others, the Trustee and the Holders, without limiting the Security Agent's rights including under Section 13.02, to act in preservation of the security interest in the Collateral. The Security Agent shall take action or refrain from taking action in connection therewith only as directed by the Trustee, subject to the terms of the Intercreditor Agreement.

(d)            Each Holder, by accepting a Note, shall be deemed (i) to have authorized the Security Agent to enter into the Security Documents and (ii) to have authorised the Trustee and the Security Agent to enter into the Inter-creditor Agreement and (iii) to be bound thereby. Each Holder of Notes, by accepting a Note, appoints the Security Agent as its agent under the Security Documents and the Intercreditor Agreement and the Trustee as trustee pursuant to the Intercreditor Agreement and authorizes it to act as such. The claims of Holders shall be subject to the Inter-creditor Agreement.

(e)            The Holders may only act to enforce the Security Documents through the Security Agent acting on the instructions of the Trustee. The Holders may only act to enforce the Intercreditor Agreement through the Trustee or the Security Agent as the case may be. The affirmative vote of a majority in principal amount of the then out-standing Notes of each series affected thereby shall be required in order for the Security Agent to enforce the Security Documents or the Trustee or the Security Agent to enforce or direct the enforcement, as the case may be, of the Intercreditor Agreement. The Trustee shall procure that the Security Agent agrees to any release of the security interest created by the Security Documents that is in accordance with this Indenture without requiring any consent of the Holders.

(f)            Any instructions received by the Security Agent hereunder shall be subject to the Intercreditor Agreement.

Section 13.02                                 Suits To Protect the Collateral.

Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Security Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture upon the instructions of the Trustee, and such suits and proceedings as the Security Agent is directed upon the instruction of the Trustee to preserve or protect the security interests in the Collateral created under the Security Documents (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee). Notwithstanding any other provision of this Indenture, neither the Trustee nor the Security Agent has any responsibility for the validity, perfection, priority or enforceability of the Lien on the Collateral or other security interest and the Trustee and the Security Agent shall have no obligation to take (or, in the case of the Trustee, direct the Security Agent to take) any action to procure or maintain such validity, perfection, priority or enforceability.

Section 13.03                                 Resignation and Replacement of Security Agent.

Any resignation or replacement of, the Security Agent shall be made in accordance with the Intercreditor Agreement.

Section 13.04                                 [Intentionally Omitted].

Section 13.05                                 Release of the Lien on the Collateral.

Subject to the terms of the Intercreditor Agreement, the Lien on the Collateral created by the Security Documents shall be released (a) so long as there is no Event of Default outstanding under this Indenture, in the event and for so long as all holders of Designated Senior Debt (including the lenders under the Senior Secured Credit Facilities) have released their Lien on the applicable Collateral or (b) following an Event of Default under this Indenture, pursuant to an Enforcement Sale in accordance with the Intercreditor Agreement. In addition, the Collateral shall be released in accordance with the Intercreditor Agreement or if the applicable Subsidiary of which such Capital Stock is pledged is redesignated as an Unrestricted Subsidiary in compliance with Section 4.06. The Security Agent shall agree to any release of the Collateral that is in accordance with this Indenture and the Intercreditor Agreement without requiring any Holder consent. In all cases the Company and such Guarantors that are to be re-leased from the Security Documents shall deliver to the Security Agent and the Trustee an Officer's Certificate and an Opinion of Counsel certifying compliance with this Section 13.05. At the request of the Company, the Security Agent shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company). The Collateral will also be released by the Security Agent upon the instruction of the Trustee upon the occurrence of Legal Defeasance or Covenant Defeasance in accordance with Article Eight or upon the full and final payment of all the obligations of the Company under the Notes.

Section 13.06                                 [Intentionally Omitted].

Section 13.07                                 Conflicts.

Each of the Company, the Guarantors, the Trustee and the Holders acknowledge and agree that the Security Agent is acting as security agent and trustee not just on their behalf but also on behalf of the creditors named in the Intercreditor Agreement and acknowledge and agree that pursuant to the terms of the Intercreditor Agreement, the Security Agent may be required by the terms thereof to act in a manner which may conflict with the interests of the Company, the Guarantors, the Trustee and the Holders (including the Holders' interests in the Collateral and the Guarantees) and that it shall be entitled to do so in accordance with the terms of the Intercreditor Agreement.

ARTICLE FOURTEEN

MISCELLANEOUS

Section 14.01                                 [Intentionally Omitted].

Section 14.02                                 Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company or any Guarantor:

Nell AF S.à.r.l. c/o Citadel Administration
15-17 Avenue Gaston Diderich
1420 Luxembourg
Attention: Simon Baker
e-mail: swb@citadel.lu

if to the Trustee:

The Bank of New York
One Canada Square
48'h Floor
London E14 5AL
England
Attention: Global Trust Services (Global Structured Finance)

The Company, the Guarantors and the Trustee by written notice to each other may designate additional or different addresses for notices. Any notice or communication to the Company, the Guarantors or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

As long as the Securities are listed on the Irish Stock Exchange and notice is required by the rules of the Irish Stock Exchange, such notice shall be sufficiently given by publication of such notice to Holders of the Securities in English in a leading newspaper having general circulation in Ireland or, if such publication is not practicable, in one other leading English language daily newspaper with general circulation in Europe, such newspaper being published on each business day in morning editions, whether or not it shall be published in Saturday, Sunday or holiday editions.

Any notice or communication mailed to a Holder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 14.03                                 [Intentionally Omitted].

Section 14.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or the Guarantors to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)            an Officer's Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 14.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer's Certificate required by Section 4.07, shall include:

(1)            condition;

a statement that the Person making such certificate or opinion has read such covenant or

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)            a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

Section 14.06                                 Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 14.07                                 Legal Holidays. If a payment date under this Indenture is not a Business Day, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

Section 14.08                                 Governing Law. THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto agrees to submit to the non-exclusive jurisdiction of the competent courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

Section 14.09                                 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. In the event of any inconsistency between the provisions of this Indenture and the Intercreditor Agreement, the Intercreditor Agreement shall prevail.

Section 14.10                                 No Recourse Against Others. A director, officer, employee, promoter, advisor, incorporator, or shareholder, as such, of the Company, the Trustee, Security Agent or any Guarantor, past, present or future, shall not have any liability in such capacity for any obligations of the Company under the Notes, this Indenture or the Security Documents or of such Guarantor under its Guarantee, this Indenture or the Security Documents for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 14.11                                 Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.12                                 Agent for Service; Submission to Jurisdiction; Waiver of Immunity.

(a)            By the execution and delivery of this Indenture, the Company and the Guarantors that are not incorporated or otherwise organized under the laws of any State (including the District of Columbia) of the United States (A) acknowledge that they will, by separate written instrument, designate and appoint Basell Finance USA, Inc. (and any successor entity) as their authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture that may be instituted in any Federal or state court in the State of New York, New York County or brought under Federal or state securities laws, and acknowledge that Basell Finance USA, Inc. will accept such designation, (B) submit for themselves and their property to the non exclusive jurisdiction of any such court in any such suit or proceeding, (C) consent that any such proceeding may be brought in any such court and waives trial by jury and any objection that any of them may now or hereafter have to the venue of any such proceeding in any such court or that such proceeding was brought in any inconvenient court and agrees not to plead or claim the same, (D) agree that service of process upon Basell Finance USA, Inc. and written notice of said service to the Company and such Guarantors in accordance with Section 14.02 shall be deemed in every respect effective service of process upon the Company and such Guarantors in any such suit or proceeding and (E) agree that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b)            To the extent that the Company or any Guarantor may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to or arising out of this Indenture, to claim for itself or its revenues, assets or properties immunity (whether by reason of sovereignty or otherwise)

from suit, from the jurisdiction of any court (including but not limited to any court of the United States of America or the State of New York), from attachment prior to judgment, from set-off, from execution of a judgment or from any other legal process, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Company or such Guarantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the extent permitted by law.

Section 14.13                                 Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 14.14                                 Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 14.15                                 Independence of Covenants. All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to he duly executed, all as of the date first written above.

NELL AF S.À.R.L.

By:          /s/ Alejandro Moreno
Name: Alejandro Moreno
Title: Attorney-in-Fact

NELL FUNDING S.À.R.L.

By:           /s/ Alejandro Moreno
Name: Alejandro Moreno
Title: Attorney-in-Fact

NELL BIDCO B.V.

By:          /s/ Alejandro Moreno
Name: Alejandro Moreno
Title: Attorney-in-Fact

NELL US ACQUISITION S.À.R.L.

By:          /s/ Alejandro Moreno
Name: Alejandro Moreno
Title: Attorney-in-Fact

NELL ACQUISITION (US) LLC

By:          /s/ Alejandro Moreno
Name: Alejandro Moreno
Title: Attorney-in-Fact

BASELL FINANCE USA INC.

By:          /s/ F. Svelto
Name: F. Svelto
Title: Attorney

BASELL NORTH AMERICA INC..

By:          /s/ F. Svelto
Name: F. Svelto
Title: Attorney

BASELL USA INC.

By:          /s/ F. Svelto
Name: F. Svelto
Title: Attorney

SIGNATURES

IN WITNESS WHEREOF. the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

NELL AF S.À.R.L.

By:
Name:
Title:

NELL FUNDING S.À.R.L.
NELL BIDCO B.V.
NELL US ACQUISITION S.À.R.L.
NELL ACQUISITION (US) LLC
BASELL FINANCE USA INC.
BASELL NORTH AMERICA INC..
BASELL USA INC.

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee, Registrar,
Paying Agent, Transfer Agent and Listing Agent

By:            /s/ Charlotte Fricker
Name: Charlotte Fricker
Title: Assistant Vice President

ABN AMRO BANK, N.V., as Security Agent

By:            /s/ (illegible)
Name:
Title:

AIB/BNY FUND MANAGEMENT (IRELAND)
LIMITED, as Irish Paying Agent

By:            /s/ Charlotte Fricker
Name: Charlotte Fricker
Title: Assistant Vice President

S-1

EXHIBIT A-1

[FORM OF RESTRICTED DOLLAR NOTE]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN-OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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NELL AF S.À.R.L.

8-3/8%% Senior Note due 2015

No. [  ]
$ [ ]                                                                                                 CUSIP No. L67302AA4
64016AAA3

NELL AF S.À.R.L., a Luxembourg entity (the "Company"), for value received, promises to pay to [ ] or registered assigns, the principal sum of $[  ], on August 15, 2015.

Interest Payment Dates:  August 15 and February 15

Record Dates:  August 1 and February 1

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:                       [ ]

NELL AF S.À.R.L.

By:
Name:
Title:

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CERTIFICATE OF AUTHENTICATION

This is one of the 8-3/8% Senior Notes due 2015 referred to in the within-mentioned Indenture.

Dated: [ ]

THE BANK OF NEW YORK, as authentication agent

By:
Authorized Signature

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(REVERSE OF DOLLAR NOTE)

8-3/8% Senior Note due 2015

1.            Interest. NELL AF S.À.R.L., a Luxembourg entity (the "Company"), promises to pay interest on the principal amount of this Dollar Note at the rate per annum shown above. Interest on the Dollar Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 10, 2005.1 The Company will pay interest semi-annually in arrears on each August 15 and February 15 (each, an "InterestPayment Date") and at stated maturity, commencing on February 15, 2006.2 Interest will be computed on the basis of a 360-day year comprized of twelve 30-day months.

The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Dollar Notes (without regard to any applicable grace periods) to the extent lawful.

2.            Method of Payment. The Company shall pay interest on the Dollar Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Dollar Notes are cancelled on registration of transfer or registration of ex-change after such Record Date. Holders must surrender Dollar Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S.Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.            Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.            Indenture. The Company issued the Dollar Notes under an Indenture, dated as of August 10, 2005 (the "Indenture"), among the Company, each of the Guarantors named therein, The Bank of New York as trustee, registrar, paying agent, transfer agent and listing agent (the "Trustee"), ABN AMRO Bank N.V., as security agent (the "Security Agent"), and AIBBNY Fund Management (Ireland) Limited. This Dollar Note is one of a duly authorized issue of Dollar Notes of the Company designated as its dollar denominated 8-3/8% Senior Notes due 2015 (the "Dollar Notes"), which may be issued under the Indenture. The Company shall be entitled to issue Additional Notes pursuant to Section 2.18 of the Indenture. The Dollar Notes and the Company's euro denominated 8-3/8% Senior Notes due 2015 (the "Euro Notes" and, together with the Dollar Notes, the "Notes") and any Additional Notes issued in accordance with the Indenture are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein.

The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are senior obligations of the Company.

_____________________

1            In the case of Initial Notes.
2            In the case of Initial Notes.

A-1-

5.            Optional Redemption. (a) The Dollar Notes will be redeemable, at the- Company's option, in whole at any time or in part from time to time, on and after August 15, 2010, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if re-deemed during the twelve-month period commencing on August 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage
2010	104.250%
2011	102.833%
2012	101.417%
2013 and thereafter	100.000%

(b)            At any time, or from time to time, prior to August 15, 2008, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of Dollar Notes originally issued (including the original principal amount of any Additional Dollar Notes) at a redemption price equal to 108.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided,however, that at least 65% of the aggregate principal amount of the Dollar Notes originally issued remain (including the principal amount of any Additional Dollar Notes) out-standing immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

(c)            At any time prior to August 15, 2010, the Dollar Notes may be redeemed, in whole or in part at the option of the Company, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100.000% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d)            The Notes are also redeemable for taxation reasons, as provided in Section 3.07 of the Indenture.

6.            Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Dollar Notes are to be redeemed at such Holder's registered address, except as provided in the Indenture. No Dollar Notes of $1,000 or less shall be redeemed in part; provided that no Dollar Notes shall be redeemed in part if the resulting Dollar Note would have a minimum denomination that is less than $75,000.

7.            Change of Control Offer. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

8.            Limitation on Asset Sales. Under certain circumstances set forth in Section 4.15 of the Indenture, the Company is required to apply the net proceeds from Asset Sales to offer to repurchase the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

9.            Denominations; Transfer; Exchange. The Dollar Notes are in fully registered form only, without coupons, in denominations of $75,000 and integral multiples of $1,000. A Holder shall register the transfer or ex-change of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

A-1-

10.            Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

11.            Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.            Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or non-callable U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Dollar Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Dollar Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Dollar Notes).

13.            Amendment; Supplement; Waiver. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

14.            Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or other-wise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.            Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

16.            Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (including any Additional Notes) may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not direct the Trustee to enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to direct the Security Agent to enforce the Indenture or the Notes unless it has been offered indemnity and/or security satisfactory to it. The Indenture permits, subject to certain limitations therein provided and in the Intercreditor Agreement, Holders of a majority in aggregate principal amount of the Notes (including any Additional Notes) then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may with-hold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

17.            Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.            No Recourse Against Others. A past, present or future director, officer, employee, promoter, advisor, incorporator, or shareholder, as such, of the Company, the Trustee, Security Agent or any Guarantor shall not have any liability in such capacity for any obligations of the Company under the Notes, the Indenture or the Security Documents or of such Guarantor under its Guarantee, the Indenture or the Security Documents for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.            Authentication. This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

20.            Governing Law. This Note shall be governed by, and construed in- accordance with, the laws of the State of New York.

A-1-

21.            Abbreviations and Defined Terms. Customary abbreviations may be- used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.            CUSIP/ISIN Numbers. The Company may cause CUSIP and/or ISIN numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23.            Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture and the Intercreditor Agreement, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture

24.            Guarantees. This Note will be entitled to the benefits of certain senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture and the Intercreditor Agreement for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: NELL AF S.À.R.L., c/o MeesPierson Intertrust B.V., Rokin 55, 1012, KK Amsterdam, The Netherlands, attention: Magali van Overbeke (e-mail: magali.van.overbeke@meespiersonintertrust.com).

A-1-

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints:

attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:                                                                 Signed:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that the sale is being made:

(1)	❑	to the Company or a subsidiary thereof; or

(2)	❑	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)	❑	outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(4)	❑	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(5)	❑	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(6)	❑	pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended,

and, unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

A-1-

❑	The transferee is an Affiliate of the Company.

Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided,however, that if item (3), (4) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:                                                                 Signed:
(Sign exactly as name appears
on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:                       __________
NOTICE: To be executed by an
   executive officer

A-1-

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.14 ❑                                            Section 4.15 ❑

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount: $

Date:                                 Your Signature:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

A-1-

EXHIBIT A-2
[FORM OF RESTRICTED EURO NOTE]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN-OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

A-2-

NELL AF S.À.R.L.

8-3/8%% Senior Note due 2015

No. [  ]
$ [ ]                                                                                                 ISIN No. XS0226285699
XS0226286317

NELL AF S.À.R.L., a Luxembourg entity (the "Company"), for value received, promises to pay to [ ] or registered assigns, the principal sum of August 15, 2015.

Interest Payment Dates:  August 15 and February 15

Record Dates:  August 1 and February 1

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:                       [ ]

NELL AF S.À.R.L.

By:
Name:
Title:

A-2-

CERTIFICATE OF AUTHENTICATION

This is one of the 8-3/8% Senior Notes due 2015 referred to in the within-mentioned Indenture.

Dated: [ ]

THE BANK OF NEW YORK, as Registrar

By:
Authorized Signature

A-2-

(REVERSE OF EURO NOTE)

8-3/8% Senior Note due 2015

1.            Interest. NELL AF S.À.R.L., a Luxembourg entity (the "Company"), promises to pay interest on the principal amount of this Euro Note at the rate per annum shown above. Interest on the Euro Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 10, 2005.1 The Company will pay interest semi-annually in arrears on each August 15 and February 15 (each, an "InterestPayment Date") and at stated maturity, commencing on February 15, 2006.2 Interest will be computed on the basis of a 360-day year comprized of twelve 30-day months.

The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Euro Notes (without regard to any applicable grace periods) to the extent lawful.

2.            Method of Payment. The Company shall pay interest on the Euro Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Euro Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Euro Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest on the Euro Notes in euro. However, the Company may pay principal, premium and interest by its check payable in euro. The Company may deliver any such interest payment to the Euro Paying Agent or to a Holder at the Holder's registered address.

3.            Paying Agent and Registrar. Initially, The Bank of New York, London Branch, will act as Paying Agent for the Euro Notes and Registrar for the Euro Notes. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.            Indenture. The Company issued the Euro Notes under an Indenture, dated as of August 10, 2005 (the "Indenture"), among the Company, each of the Guarantors named therein, The Bank of New York as trustee, registrar, paying agent, transfer agent and listing agent (the "Trustee"), ABN AMRO Bank N.V., as security agent (the "Security Agent"), and AIB/BNY Fund Management (Ireland) Limited. This Euro Note is one of a duly authorized issue of Euro Notes of the Company designated as its euro denominated 8-3/8% Senior Notes due 2015 (the "Euro Notes") which may be issued under the Indenture. The Company shall be entitled to issue Additional Notes pursuant to Section 2.18 of the Indenture. The Euro Notes and the Company's dollar denominated 8-3/8% Senior Notes due 2015 (the "Dollar Notes" and, together with the Euro Notes, the "Notes") and any Additional Notes is-sued in accordance with the Indenture are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein.

The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are senior obligations of the Company.

5.            Optional Redemption. (a) The Euro Notes will be redeemable at the Company's option, in whole at any time or in part from time to time, on and after August 15, 2010, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed

_____________________

1            In the case of Initial Notes.
2            In the case of Initial Notes.

A-2-

during the twelve-month period commencing on August 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage
2010	104.250%
2011	102.833%
2012	101.417%
2013 and thereafter	100.000%

(b)            At any time, or from time to time, prior to August 15, 2008, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of Euro Notes originally issued (including the original principal amount of any Additional Euro Notes) at a redemption price equal to 108.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided,however, that at least 65% of the aggregate principal amount of the Euro Notes originally issued remain (including the principal amount of any Additional Euro Notes) outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

(c)            At any time prior to August 15, 2010, the Euro Notes may be redeemed, in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100.000% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d)            The Notes are also redeemable for taxation reasons, as provided in Section 3.07 of the Indenture.

6.            Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Euro Notes are to be redeemed at such Holder's registered address, except as provided in the Indenture. No Euro Notes of €1,000 or less shall be redeemed in part; provided that no Euro Notes shall be redeemed in part if the resulting Euro Note would have a minimum denomination that is less than €50,000.

7.            Change of Control Offer. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

8.            Limitation on Asset Sales. Under certain circumstances set forth in Section 4.15 of the Indenture, the Company is required to apply the net proceeds from Asset Sales to offer to repurchase the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

9.            Denominations; Transfer; Exchange. The Euro Notes are in fully registered form only, without coupons, in denominations of €50,000 and integral multiples of €1,000. A Holder shall register the transfer or ex-change of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

10.            Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

11.            Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.            Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee euro or non-callable Euro Obligations sufficient to pay the principal of, premium and interest on the Euro Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Euro Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Euro Notes).

13.            Amendment; Supplement; Waiver. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

14.            Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or other-wise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.            Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

16.            Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (including any Additional Notes) may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture Holders of Notes may not direct the Trustee to enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to direct the Security Agent to enforce the Indenture or the Notes unless it has been offered indemnity and/or security satisfactory to it. The Indenture permits, subject to certain limitations therein provided and in the Intercreditor Agreement, Holders of a majority in aggregate principal amount of the Notes (including any Additional Notes) then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may with-hold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

17.            Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.            No Recourse Against Others. A past, present or future director, officer, employee, promoter, advisor, incorporator, or shareholder, as such, of the Company, the Trustee, Security Agent or any Guarantor shall not have any liability in such capacity for any obligations of the Company under the Notes, the Indenture or the Security Documents or of such Guarantor under its Guarantee, the Indenture or the Security Documents for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.            Authentication. This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

20.            Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

21.            Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), OUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.            CUSIP/ISIN Numbers. The Company may cause CUSIP and/or ISIN numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23.            Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture and the Intercreditor Agreement, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

24.            Guarantees. This Note will be entitled to the benefits of certain senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture and the Intercreditor Agreement for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: NELL AF S.À.R.L., c/o MeesPierson Intertrust B.V., Rokin 55, 1012, KK Amsterdam, The Netherlands, attention: Magali van Overbeke (e-mail: magali.van.overbeke@meespiersonintertrust.com).

A-2-

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints:

attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:                                                                 Signed:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that the sale is being made:

(1)	❑	to the Company or a subsidiary thereof; or

(2)	❑	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)	❑	outside the United States to a "foreign purchaser" in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(4)	❑	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(5)	❑	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(6)	❑	pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended,

and, unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

❑	The transferee is an Affiliate of the Company.

A-2-

Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided,however, that if item (3), (4) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:                                                                 Signed:
(Sign exactly as name appears
on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:                       __________
NOTICE: To be executed by an
   executive officer

A-2-

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.14 ❑                                            Section 4.15 ❑

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount: $

Date:                                 Your Signature:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

A-2-

EXHIBIT A-3

[FORM OF UNRESTRICTED DOLLAR NOTE]

NELL AF S.À.R.L.

8-3/8% Senior Note due 2015

No. [  ]
$ [ ]                                                                                                 ISIN No. L67302AA4
64016AAA3

NELL AF S.À.R.L., a Luxembourg entity (the "Company"), for value received, promises to pay to [ ] or registered assigns, the principal sum of August 15, 2015.

Interest Payment Dates:  August 15 and February 15

Record Dates:  August 1 and February 1

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:                       [ ]

NELL AF S.À.R.L.

By:
Name:
Title:

A-3-

CERTIFICATE OF AUTHENTICATION

This is one of the 8-2/8% Senior Notes due 2015 referred to in the within-mentioned Indenture.

Date: [  ]

THE BANK OF NEW YORK, as authentication agent

By:
Authorized Signature

A-3-

(REVERSE OF DOLLAR NOTE)

8-3/8% Senior Note due 2015

1.            Interest. NELL AF S.À.R.L., a Luxembourg entity (the "Company"), promises to pay interest on the principal amount of this Dollar Note at the rate per annum shown above. Interest on the Dollar Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 10, 2005.1 The Company will pay interest semi-annually in arrears on each August 15 and February 15 (each, an "Interest Payment Date")  and at stated maturity, commencing on February 15, 2006.2 Interest will be computed on the basis of a 360-day year comprized of twelve 30-day months.

The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Dollar Notes (without regard to any applicable grace periods) to the extent lawful.

2.            Method of Payment. The Company shall pay interest on the Dollar Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Dollar Notes are cancelled on registration of transfer or registration of ex-change after such Record Date. Holders must surrender Dollar Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S.Legal Tender"). However, the Company may pay principal, premium and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3.            Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.            Indenture. The Company issued the Dollar Notes under an Indenture, dated as of August 10, 2005 (the "Indenture"), among the Company, each of the Guarantors named therein, The Bank of New York as trustee, registrar, paying agent, transfer agent and listing agent (the "Trustee"), ABN AMRO Bank N.V., as security agent (the "Security Agent"), and AIBBNY Fund Management (Ireland) Limited. This Dollar Note is one of a duly authorized issue of Dollar Notes of the Company designated as its dollar denominated 8-3/8% Senior Notes due 2015 (the "Dollar Notes") which may be issued under the Indenture. The Company shall be entitled to issue Additional Notes pursuant to Section 2.18 of the Indenture. The Dollar Notes and the Company's euro denominated 8-3/8% Senior Notes due 2015 (the "Euro Notes" and, together with the Dollar Notes, the "Notes") and any Additional Notes issued in accordance with the Indenture are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein.

The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are senior obligations of the Company.

5.            Optional Redemption. (a) The Dollar Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after August 15, 2010, upon not less than 30 nor

_____________________

1            In the case of Initial Notes.
2            In the case of Initial Notes.

A-3-

more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if re-deemed during the twelve-month period commencing on August 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage
2010	104.250%
2011	102.833%
2012	101.417%
2013 and thereafter	100.000%

(b)            At any time, or from time to time, prior to August 15, 2008, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of Dollar Notes originally issued (including the original principal amount of any Additional Dollar Notes) at a redemption price equal to 108.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided,however, that at least 65% of the aggregate principal amount of the Euro Notes originally issued remain (including the principal amount of any Additional Euro Notes) outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

(c)            At any time prior to August 15, 2010, the Dollar Notes may be redeemed, in whole or in part at the option of the Company, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100.000% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d)            The Notes are also redeemable for taxation reasons, as provided in Section 3.07 of the Indenture.

6.            Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Dollar Notes are to be redeemed at such Holder's registered address, except as provided in the Indenture. No Dollar Notes of $1,000 or less shall be redeemed in part; provided that no Dollar Notes shall be redeemed in part if the resulting Dollar Note would have a minimum denomination that is less than $75,000.

7.            Change of Control Offer. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

8.            Limitation on Asset Sales. Under certain circumstances set forth in Section 4.15 of the Indenture, the Company is required to apply the net proceeds from Asset Sales to offer to repurchase the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

9.            Denominations; Transfer; Exchange. The Dollar Notes are in fully registered form only, without coupons, in denominations of $75,000 and integral multiples of $1,000. A Holder shall register the transfer or ex-change of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

10.            Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

11.            Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.            Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or non-callable U.S. Government Obligations sufficient to pay the principal of, premium and interest on the Dollar Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Dollar Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Dollar Notes).

13.            Amendment; Supplement; Waiver. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

14.            Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or other-wise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.            Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

16.            Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (including any Additional Notes) may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not direct the Trustee to enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to direct the Security Agent to enforce the Indenture or the Notes unless it has been offered indemnity and/or security satisfactory to it. The Indenture permits, subject to certain limitations therein provided and in the Intercreditor Agreement, Holders of a majority in aggregate principal amount of the Notes (including any Additional Notes) then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may with-hold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

17.            Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.            No Recourse Against Others. A past, present or future director, officer, employee, promoter, advisor, incorporator, or shareholder, as such, of the Company, the Trustee, Security Agent or any Guarantor shall not have any liability in such capacity for any obligations of the Company under the Notes, the Indenture or the Security Documents or of such Guarantor under its Guarantee, the Indenture or the Security Documents for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.            Authentication. This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

20.            Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

21.            Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.            CUSIP/ISIN Numbers. The Company may cause CUSIP and/or ISIN numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23.            Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture and the Intercreditor Agreement, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

24.            Guarantees. This Note will be entitled to the benefits of certain senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture and the Intercreditor Agreement for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: NELL AF S.À.R.L., c/o MeesPierson Intertrust B.V., Rokin 55, 1012, KK Amsterdam, The Netherlands, attention: Magali van Overbeke (e-mail: magali.van.overbeke@meespiersonintertrust.com).

A-3-

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints:

attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:                                                                 Signed:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Signature Guarantee:

A-3-

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.14 ❑                                            Section 4.15 ❑

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount: $

Date:                                 Your Signature:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

A-3-

EXHIBIT A-4

[FORM OF UNRESTRICTED DOLLAR NOTE]

NELL AF S.À.R.L.

8-3/8% Senior Note due 2015

No. [  ]
$ [ ]                                                                                                 ISIN No. XSO226285699
XSO226286317

NELL AF S.À.R.L., a Luxembourg entity (the "Company"), for value received, promises to pay to [ ] or registered assigns, the principal sum of August 15, 2015.

Interest Payment Dates:  August 15 and February 15

Record Dates:  August 1 and February 1

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated:                       [ ]

NELL AF S.À.R.L.

By:
Name:
Title:

A-4-

CERTIFICATE OF AUTHENTICATION

This is one of the 8-2/8% Senior Notes due 2015 referred to in the within-mentioned Indenture.

Date: [  ]

THE BANK OF NEW YORK, as authentication agent

By:
Authorized Signature

A-4-

(REVERSE OF EURO NOTE)

8-3/8% Senior Note due 2015

1.            Interest. NELL AF S.À.R.L., a Luxembourg entity (the "Company"), promises to pay interest on the principal amount of this Euro Note at the rate per annum shown above. Interest on the Euro Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from August 10, 2005.1 The Company will pay interest semi- annually in arrears on each August 15 and February 15 (each, an "InterestPayment Date") and at stated maturity, commencing on February 15, 2006.2 Interest will be computed on the basis of a 360-day year comprized of twelve 30-day months.

The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by the Euro Notes (without regard to any applicable grace periods) to the extent lawful.

2.            Method of Payment. The Company shall pay interest on the Euro Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Euro Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Euro Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest on the Euro Notes in euro. However, the Company may pay principal, premium and interest by its check payable in euro. The Company may deliver any such interest payment to the Euro Paying Agent or to a Holder at the Holder's registered address.

3.            Paying Agent and Registrar. Initially The Bank of New York, London Branch, will act as Paying Agent for the Euro Notes and as Registrar for the Euro Notes. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

4.            Indenture. The Company issued the Euro Notes under an Indenture, dated as of August 10, 2005 (the "Indenture"), among the Company, each of the Guarantors named therein, The Bank of New York as trustee, registrar, paying agent, transfer agent and listing agent (the "Trustee"), ABN AMRO Bank N.V., as security agent (the "Security Agent"), and AIB/BNY Fund Management (Ireland) Limited. This Euro Note is one of a duly authorized issue of Euro Notes of the Company designated as its euro denominated 8-3/8% Senior Notes due 2015 (the "Euro Notes") which may be issued under the Indenture. The Company shall be entitled to issue Additional Notes pursuant to Section 2.18 of the Indenture. The Euro Notes and the Company's dollar denominated 8-3/8% Senior Notes due 2015 (the "Dollar Notes" and, together with the Euro Notes, the "Notes") and any Additional Notes is-sued in accordance with the Indenture are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein.

The terms of the Notes include those stated in the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of them. The Notes are senior obligations of the Company.

5.            Optional Redemption. (a) The Euro Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after August 15, 2010, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount

_____________________

1            In the case of Initial Notes.
2            In the case of Initial Notes.

A-4-

thereof) if redeemed during the twelve-month period commencing on August 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

Year	Percentage
2010	104.250%
2011	102.833%
2012	101.417%
2013 and thereafter	100.000%

(b)            At any time, or from time to time, prior to August 15, 2008, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of Euro Notes originally issued (including the original principal amount of any Additional Euro Notes) at a redemption price equal to 108.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided,however, that at least 65% of the aggregate principal amount of the Euro Notes originally issued remain (including the principal amount of any Additional Euro Notes) outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Company shall make such redemption not more than 120 days after the consummation of any such Equity Offering.

(c)            At any time prior to August 15, 2010, the Euro Notes may be redeemed, in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100.000% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(d)            The Notes are also redeemable for taxation reasons, as provided in Section 3.07 of the Indenture.

6.            Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Euro Notes are to be redeemed at such Holder's registered address, except as provided in the Indenture. No Euro Notes of E1,000 or less shall be redeemed in part; provided that no Euro Notes shall be redeemed in part if the resulting Euro Note would have a minimum denomination that is less than E50,000.

7.            Change of Control Offer. In the event of a Change of Control, upon the satisfaction of the conditions set forth in the Indenture, the Company shall be required to offer to repurchase all of the then outstanding Notes pursuant to a Change of Control Offer at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase. Holders of Notes that are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Notes repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture.

8.            Limitation on Asset Sales. Under certain circumstances set forth in Section 4.15 of the Indenture, the Company is required to apply the net proceeds from Asset Sales to offer to repurchase the Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase.

9.            Denominations; Transfer; Exchange. The Euro Notes are in fully registered form only, without coupons, in denominations of E50,000 and integral multiples of E1,000. A Holder shall register the transfer or ex-change of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before the mailing of a redemption notice for any Notes or portions thereof selected for redemption.

10.            Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

A-4-

11.            Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.            Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee euro or non-callable Euro Obligations sufficient to pay the principal of, premium and interest on the Euro Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Euro Notes (including certain covenants, but excluding its obligation to pay the principal of, premium and interest on the Euro Notes).

13.            Amendment; Supplement; Waiver. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

14.            Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other restricted payments, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries and merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.            Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

16.            Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes (including any Additional Notes) may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not direct the Trustee to enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to direct the Security Agent to enforce the Indenture or the Notes unless it has been offered indemnity and/or security satisfactory to it. The Indenture permits, subject to certain limitations therein provided and in the Intercreditor Agreement, Holders of a majority in aggregate principal amount of the Notes (including any Additional Notes) then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may with-hold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines in good faith that withholding notice is in their interest.

17.            Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Restricted and Unrestricted Subsidiaries or their respective Affiliates as if it were not the Trustee.

18.            No Recourse Against Others. A director, officer, employee, promoter, advisor, incorporator, or shareholder, as such, of the Company, the Trustee, Security Agent or any Guarantor shall not have any liability in such capacity for any obligations of the Company under the Notes, the Indenture or the Security Documents or of such Guarantor under its Guarantee, the Indenture or the Security Documents for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19.            Authentication. This Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on this Note.

20.            Governing Law. This Note shall be governed by, and construed in- accordance with, the laws of the State of New York.

21.            Abbreviations and Defined Terms. Customary abbreviations may be- used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

22.            CUSIP/ISIN Numbers. The Company may cause CUSIP and/or ISIN numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

23.            Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture and the Intercreditor Agreement, as the same may be amended from time to time. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.

24.            Guarantees. This Note will be entitled to the benefits of certain senior subordinated Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture and the Intercreditor Agreement for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: NELL AF S.À.R.L. , c/o MeesPierson Intertrust B.V., Rokin 55, 1012, KK Amsterdam, The Netherlands, attention: Magali van Overbeke (e-mail: magali.van.overbeke'dmeespierson.intertrust.com).

A-4-

[FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints:

attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:                                                                 Signed:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.

Signature Guarantee:

A-4-

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, check the appropriate box:

Section 4.14 ❑                                            Section 4.15 ❑

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.15 of the Indenture, state the amount: $

Date:                                 Your Signature:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

A-4-

EXHIBIT D

GUARANTEE

For value received, the undersigned hereby unconditionally guarantees, on a senior subordinated basis, as principal obligor and not only as a surety, to the Holder of this Note the payments of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holders of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Articles Eleven and Twelve of the Indenture, the Intercreditor Agreement and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of August 10, 2005, among, NELL AF S.À.R.L. as issuer (the "Company"), each of the Guarantors named therein, The Bank of New York, as trustee, registrar, paying agent, transfer agent and listing agent, (the "Trustee"), ABN AMRO Bank N.V., as security agent, and AIB/BNY Fund Management (Ireland) Limited, as Irish paying agent, as amended or supplemented (the "Indenture").

The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Articles Eleven and Twelve of the Indenture (including, without limitation, the applicable limitations on this Guarantee as set forth in Section 11.02 of the Indenture [and as set forth be-low] and the provisions relating to the release of this Guarantee as set forth in Section 11.04 of the Indenture) and the Intercreditor Agreement and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

[INSERT RELEVANT LOCAL JURISDICTION GUARANTEE LIMITATION LANGUAGE, IF ANY]

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

This Guarantee is subject to release upon the terms set forth in the Indenture and the Intercreditor Agreement.

IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

as Guarantor

Date:

As Guarantor

_____________________

1            Include any necessary guarantee limitations language as deemed appropriate by local counsel.

D-

By:
Name:
Title:

D-